Exhibit 10

AMENDMENT AND RESTATEMENT AGREEMENT NO. 5

dated 11 December 2020

to a

NOK 478,962,040 + USD 65,895,226.58 TERM LOAN FACILITY AGREEMENT

originally dated 25 May 2012 and as later amended

for

Troms Offshore Supply AS

as Borrower

and

Tidewater Inc. and its Wholly Owned Domestic Subsidiaries

as Corporate Guarantors

and

Troms Offshore Fleet Holding AS
as Vessel Owner

and

Eksportkreditt Norge AS

Kommunal Landspensjonskasse Gjensidig Forsikringsselskap

Garantiinstituttet for Eksportkreditt
DNB Capital LLC

as Lenders

with

DNB Bank ASA, Grand Cayman Branch

as Bank Guarantor

and

DNB Bank ASA, New York Branch

as Agent

and

DNB Markets, Inc.

as Arranger and Bookrunner

www.bahr.no

Contents
Clause	Page

1.	DEFINITIONS AND INTERPRETATION	4

2.	Conditions precedent	5

3.	Amendment and Restatement	5

4.	Representations and warranties	5

5.	MISCELLANEOUS	6

6.	GOVERNING LAW	6

Schedule 1 Conditions Precedent

Schedule 2 Amended and Restated Facility Agreement

THIS AMENDMENT and restatement AGREEMENT (the “Amendment and Restatement Agreement”) is dated 11 December 2020 and made between:

(1)	TROMS OFFSHORE SUPPLY AS, Norwegian registration no. 995 541 467, with registered offices at Strandveien 106, N-9006 Tromsø, Norway as borrower (the “Borrower”);

(2)	TIDEWATER Inc. and its wholly owned domestic subsidiaries (as hereinafter defined) as corporate guarantors (the “Corporate Guarantors”, and each a “Corporate Guarantor”);

(3)	TROMS OFFSHORE FLEET HOLDING AS as vessel owner (the “Vessel Owner”);

(4)	JB Holding Company B.V., as security provider (the “Security Provider”);

(5)	Eksportkreditt Norge AS, Norwegian registration no. 998 544 696, with registered offices at Hieronymus Heyerdahls gate 1, N-0160 Oslo, Norway (“EKN”);

(6)	Kommunal Landspensjonskasse GjensidIg Forsikringsselskap, Norwegian registration no. 938 708 606, with registered offices at Dronning Eufemias gate 10, N-0191 Oslo, Norway (“KLP”);

(7)	GarantiInstituttet for Eksportkreditt, Norwegian registration no. 974 760 908, with registered offices at Støperigata 1, 0250 Oslo, Norway (“GIEK”);

(8)	DNB capital llc, acting through its offices at 200 Park Avenue, New York, NY 10166, USA (“DNB Capital”, and together with EKN, KLP and GIEK the “Lenders”);

(9)

DNB Bank ASA, Grand Cayman Branch, Norwegian registration no. 984 851 006, acting through its offices at c/o DNB Bank ASA, New York Branch, 200 Park Avenue, New York, NY 10166, USA as bank guarantor (the “Bank Guarantor”);

(10)	DNB Bank ASA, New York Branch, Norwegian registration no. 984 851 006, acting through its offices at 200 Park Avenue, New York, NY 10166, USA as agent (the “Agent”);

(11)	DNB Markets Inc., acting through its offices at 200 Park Avenue, New York, NY 10166, USA as arranger (in that capacity, the “Arranger”) and bookrunner (in that capacity, the “Bookrunner”).

WHEREAS:

(A)

Pursuant to a term loan facility agreement originally dated 25 May 2012 (as amended pursuant to the Amendment and Restatement Agreement no.1, the Amendment and Restatement Agreement no. 2, the Amendment and Restatement Agreement no. 3 and the Amendment and Restatement Agreement no. 4, the “Original Facility Agreement”), entered into by the Borrower, EKN, the Corporate Guarantors, the Bank Guarantor, the Agent, the Arranger and the Bookrunner. EKN agreed to make available to the Borrower an unsecured term loan facility for a maximum amount of NOK 478,920,000 for the purpose of financing, in part, of the vessels MV “Troms Sirius” and MV “Troms Arcturus” and GIEK and the Bank Guarantor agreed to issue guarantees in favour of EKN in the aggregate amount of NOK 478,920,000.

(B)

Pursuant to the Original Facility Agreement EKN further agreed to make available to the Borrower an unsecured term loan facility for a maximum amount of the lesser of (i) NOK 184,800,000 or USD 29,365,677 and (ii) 80% of the shipbuilding contract amount related to the vessel MV “Troms Mira” and 80% of possible additional orders acceptable to EKN (the “Troms Mira Tranche”) for the purpose of financing, in part, the acquisition of MV “Troms Mira” from Vard Vung Tau, Vietnam, pursuant to the terms of a shipbuilding contract dated 2 September 2013 (the “Troms Mira Contract”).

(C)

Pursuant to a side letter to the Original Facility Agreement dated 18 May 2015 and entered into between the Borrower and the Agent, the Borrower exercised its option to denominate the Troms Mira Tranche in USD. Consequently, the Troms Mira Tranche equals the maximum amount of USD 29,488,003.

(D)

Pursuant to the Original Facility Agreement KLP agreed to make available to the Borrower an unsecured term loan facility for a maximum amount of NOK 188,320,000 or USD 29,280,543 (the “Troms Hera Tranche”) for the purpose of financing, in part, the acquisition of the vessel MV “Troms Hera” from Vard Vung Tau, Vietnam, pursuant to the terms of a shipbuilding contract dated 10 February 2014 (the “Troms Hera Contract”).

(E)

Pursuant to a side letter to the Original Facility Agreement dated 18 May 2015 and entered into by, among others, the Borrower, KLP, EKN and the Agent, (i) the Troms Hera Tranche was increased up to USD 31,338,360, and (ii) the Borrower exercised its option to denominate the Troms Hera Tranche in USD. Consequently, the Troms Hera Tranche equals a maximum amount of USD 31,338,360.

(F)

Pursuant to the Original Facility Agreement GIEK and DNB Capital agreed to make available a term loan facility for a maximum amount of NOK 42,040,000 and USD 5,068,863.58 for the purpose of financing payment of fifty per cent. (50%) of the instalments of the Troms Sirius Tranche, the Troms Arcturus Tranche, the Troms Mira Tranche and the Troms Hera Tranche respectively that fell due in the course of the Borrower’s fiscal year of 2018 and 2019 starting 1 April 2017 and ending 31 March 2019.

(G)

The Parties have entered into this Agreement in order to incorporate into the Original Facility Agreement, amongst other things, (i) amendments of covenants to reflect the covenant amendments made in the New Secured Notes Indenture and (ii) the reflection of an internal reorganisation made by certain Troms Subsidiaries.

(H)	Subject to the terms and conditions of this Amendment and Restatement Agreement, the Lenders have consented to amending and restating the Original Facility Agreement as set out herein.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

“Amended and Restated Facility Agreement” means the Original Facility Agreement as amended by this Amendment and Restatement Agreement as set out in Schedule 2, subject to the terms of this Amendment and Restatement Agreement.

“Effective Date” has the meaning ascribed to such term pursuant to Clause 2 (Conditions Precedent).

4

1.2	Incorporation of defined terms and Clauses

In this Amendment and Restatement Agreement, unless the context otherwise requires:

(a)

a term defined in Clause 1.1 (Definitions) of the Amended and Restated Facility Agreement (for the avoidance of doubt, notwithstanding whether it has become effective pursuant to Clause 3 (Amendment and Restatement) has the same meaning when used in this Amendment and Restatement Agreement unless otherwise explicitly defined herein; and

(b)

the principles of construction set out in Clause 1.2 (Construction) of the Amended and Restated Facility Agreement (for the avoidance of doubt, notwithstanding whether it has become effective pursuant to Clause 3 (Amendment and Restatement) shall have the effect as if set out in this Amendment and Restatement Agreement.

2.	Conditions precedent

(a)	On or before the Effective Date, the Borrower shall, to the extent such payments have not already been made and confirmed by the Agent:

(i)	repay each of the Sub-Tranches in full, including any accrued Interests; and

(ii)	make one (1) semi-annual repayment instalment on each of the Tranches (other than the Sub-Tranches),

together with any Break Costs applicable to such prepayments. For the avoidance of doubt, each Finance Parties waives Clause 7.1 of the Facility Agreement for the purpose of the prepayments to be made pursuant to this Clause 2(a).

(b)

The provisions of Clause 3 (Amendment and Restatement) shall otherwise become effective (the “Effective Date”) from the time the Agent notifies the Borrower and the Finance Parties that the conditions listed in Schedule 1 (Conditions Precedent) of this Amendment and Restatement Agreement have been satisfied (or waived by the Agent and the Finance Parties in writing) and (2) the Agent has received all the documents and other evidence listed in Schedule 1 (Conditions Precedent) of this Amendment and Restatement Agreement, each in a form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Finance Parties promptly upon the satisfaction (or written waiver) of such conditions precedent.

(c)

To the extent the conditions listed in Clause (b) above and Schedule 1 (Conditions Precedent) of this Amendment and Restatement Agreement have not been met on or prior to 15 December 2020, this Amendment and Restatement Agreement shall terminate as of such date unless extended with the consent of the Agent, the other Finance Parties and the Borrower in writing.

3.	Amendment and Restatement

With effect from the Effective Date the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended and Restated Facility Agreement) hereto.

4.	Representations and warranties

The Borrower, the Corporate Guarantors, the Vessel Owner and the Security Provider, in each case, to the extent applicable to such party, make the representations and warranties set out in Clause 20 (Representations and Warranties) of the Amended and Restated Facility Agreement to each Finance Party by reference to the facts and circumstances then existing:

5

(a)	on the date of this Amendment and Restatement Agreement; and

(b)	on the Effective Date.

5.	MISCELLANEOUS

(a)

)Each Obligor confirms that any security or guarantee created or given by it under any Finance Document will continue in full force and effect, subject to the amendments contemplated by this Amendment and Restatement Agreement and shall continue to secure the obligations of the Obligors under the Amended and Restated Facility Agreement.

(b)

)GIEK and the Bank Guarantor confirm that the GIEK Guarantees and the Bank Guarantees will remain in full force and effect and shall continue to secure the obligations of the Original Lenders under the Amended and Restated Facility Agreement.

(c)

)Each Finance Party confirms for the benefit of the Obligors that the amendments to the Original Facility Agreement made hereunder for the purpose implementing the financing made available by way of the Additional Loans, and any other amendments of the Original Facility Agreement made as a consequence thereof, shall not have any adverse consequences on the Obligors or result in any increased obligation for any of the Obligors or the requirement for any of the Obligors to take any action.

(d)	)This Amendment and Restatement Agreement shall constitute a “Finance Document” for the purposes of the Amended and Restated Facility Agreement.

(e)

)This Amendment and Restatement Agreement may be executed in any number of counterparts, with the same effect as if the signatures on the counterparts were on a single copy of this Amendment and Restatement Agreement.

6.	GOVERNING LAW

The provisions of Clause 36 (Governing law and enforcement) of the Amended and Restated Facility Agreement shall be incorporated into this Amendment and Restatement Agreement as if set out in full in this Amendment and Restatement Agreement and as if references in those clauses to “this Agreement” are references to this Amendment and Restatement Agreement.

* * *

6

SIGNATORIES:

The Borrower:

TROMS OFFSHORE SUPPLY AS

By: /s/ Leif Tarberg
Name: Leif Tarberg
Title: General Manager / Board Member

The Corporate Guarantors:	The Wholly Owned Domestic Subsidiaries / Corporate Guarantors:

TIDEWATER INC.	GULF FLEET SUPPLY VESSELS, L.L.C.
HILLIARD OIL & GAS, INC.
By: /s/ Daniel A. Hudson	JAVA BOAT CORPORATION
Name: Daniel A. Hudson Title: Vice President, General Counsel	PAN MARINE INTERNATIONAL DUTCH HOLDINGS, L.L.C.
and Corporate Secretary	POINT MARINE, L.L.C.
QUALITY SHIPYARDS, L.L.C.
TIDEWATER CORPORATE SERVICES, L.L.C.	S.O.P., INC.
TIDEWATER GOM, INC.
By: /s/ Daniel A. Hudson	TIDEWATER MARINE, L.L.C.
Name: Daniel A. Hudson	TIDEWATER MARINE FLEET, L.L.C.
Title: Director	TIDEWATER MARINE HULLS, L.L.C.
TIDEWATER MARINE INTERNATIONAL DUTCH HOLDINGS, L.L.C.
TIDEWATER MEXICO HOLDING, L.L.C By: /s/ Daniel A. Hudson Name: Daniel A. Hudson Title: Vice President and Secretary	TIDEWATER MARINE SAKHALIN, L.L.C. TIDEWATER MARINE SHIPS, L.L.C. TIDEWATER MARINE VESSELS, L.L.C. TIDEWATER MARINE WESTERN, LLC TIDEWATER SUBSEA, L.L.C.
TIDEWATER SUBSEA ROV, L.L.C. TIDEWATER VENTURE, INC.
TWENTY GRAND (BRAZIL), L.L.C. TWENTY GRAND MARINE SERVICE, L.L.C. ZAPATA GULF MARINE, L.L.C.
By: /s/ Daniel A. Hudson
Name: Daniel A. Hudson Title: Director / Manager

The Vessel Owner:	TIDE STATES, L.L.C.
By: Tidewater Marine, L.L.C.
TROMS OFFSHORE FLEET HOLDING AS	Its: Manager
By: /s/ Leif Tarberg	By: /s/ Daniel A. Hudson
Name: Leif Tarberg	Name: Daniel A. Hudson
Title: Chairman	Title: Director / Manager
TIDE STATES VESSELS, L.L.C.
By: Tidewater Marine, L.L.C. Its: Manager By: /s/ Daniel A. Hudson
The Security Provider:	Name: Daniel A. Hudson
Title: Director / Manager
JB HOLDING COMPANY BV
By: /s/ Ewan Geddes	GULFMARK MANAGEMENT, INC. GORGON NEWCO, LLC
Name: Ewan Geddes	GOMI HOLDINGS. INC.
Title: Director	GULFMARK CAPITAL, LLC
GULFMARK FOREIGN INVESTMENTS LLC
GM OFFSHORE, INC. GULFMARK AMERICAS, INC. GULFMARK THAILAND, LLC
By: /s/ Daniel A. Hudson
Name: Daniel A. Hudson
Title: Director / Manager

The Lenders:

EKSPORTKREDITT NORGE AS	KOMMUNAL LANDSPENSJONSKASSE
GJENSIDIGE FORSIKRINGSSELSKAP
By: /s/ Lisen Kjekshus	By: /s/ Aage Schaanning
Name: Lisen Kjekshus	Name: Aage Schaanning
Title: Attorney at law	Title: CFO
By: /s/ Jørgen Hauge
Name: Jørgen Hauge
Title: Senior Transactions Manager
DNB CAPITAL LLC	GARANTIINSTITUTTET FOR EKSPORTKREDITT

By: /s/ Ahelia Singh	By: /s/ Britt Skåtun
Name: Ahelia Singh	Name: Britt Skåtun
Title: Assistant Vice President	Title: Director, Offshore

By: /s/ Mita Zalavadia	By: /s/ Siri Schøyen Boasson
Name: Mita Zalavadia	Name: Siri Schøyen Boasson
Title: Assistant Vice President	Title: Lawyer

The Agent:	Bank Guarantor:

DNB BANK ASA, NEW YORK BRANCH	DNB BANK ASA, GRAND CAYMAN BRANCH
By: /s/ Ahelia Singh	By: /s/ Ahelia Singh
Name: Ahelia Singh	Name: Ahelia Singh
Title: Assistant Vice President	Title: Assistant Vice President
By: /s/ Mita Zalavadia	By: /s/ Mita Zalavadia
Name: Mita Zalavadia	Name: Mita Zalavadia
Title: Assistant Vice President	Title: Assistant Vice President
DNB MARKETS, INC.
By: /s/ Ted Jadick Jr.
Name: Ted Jadick Jr. Title: Executive Vice President
By: /s/ Tor Ivar Hansen
Name: Tor Ivar Hansen
Title: Managing Director

Schedule 1
Conditions Precedent

1.	The Borrower, each Corporate Guarantor, the Vessel Owner and the Security Provider

(a)	Certificate of Registration or similar;

(b)	articles of Association or similar;

(c)	resolutions passed at a board meeting evidencing:

(i)

the approval of the terms of, and the transactions contemplated by, this Amendment and Restatement Agreement, the consent letter dated 30 October 2020, in respect of the Borrower only, the consent letter dated [●] 2020, and any other relevant Finance Document; and

(ii)

the authorisation of its appropriate officer or officers or other representatives to execute this Amendment and Restatement Agreement, the Finance Documents to which it is a party and any other documents necessary for the transactions contemplated by this Amendment and Restatement Agreement on its behalf.

(d)	in respect of the Borrower, the Vessel Owner and Tidewater Inc. (on behalf of itself and each of the Corporate Guarantors), a certificate of an authorised signatory:

(i)

certifying that each copy document relating to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Amendment and Restatement Agreement;

(ii)	confirming that borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; and

(iii)	confirming that the statements made in the consent letter dated 30 October 2020 remain in full force and effect.

(e)	specimen signatures of the designated representatives set out in paragraph (c)(ii) above;

(f)	copy of Power of Attorney (to the extent not included in the resolutions in (c) above); and

(g)	any other documents as requested by a Finance Party as a part of its internal KYC-procedures.

2.	Finance Documents

Each of the following Finance Documents:

(i)

this Amendment and Restatement Agreement duly signed by the Borrower, the Corporate Guarantors, the Vessel Owner, the Security Provider, each Finance Party (including the Additional Lenders in their capacity as such) and the Agent;

(ii)	the subordination undertaking provided by Tidewater Marine International, Inc. for the subordination of any Tidewater Loans; and

(iii)	any other Finance Document (duly signed by the appropriate parties thereto) required to be delivered pursuant to the Amended and Restated Facility Agreement.

3.	Security Documents

(a)	Norwegian law restated security agreement in respect of the Assignment of Insurances, the Assignment of Earnings and the Mortgages over the Security Vessels;

(b)	2nd priority mortgage to secure account current and collateral deed of covenants granted by the Vessel Owner in favour of the Security Agent in respect of MV Troms Lyra;

(c)	2nd priority mortgage to secure account current and collateral deed of covenants granted by the Vessel Owner in favour of the Security Agent in respect of MV Troms Capella; and

(d)	such other amendments to any Security Documents or filings of this Agreement as will be necessary in order to verify that the Security Documents remain in full force and effect.

4.	Miscellaneous

(a)

Evidence that the Borrower has paid to the Agent all Guarantee Premium, fees, costs and expenses due and payable on or before the Effective Date pursuant to the terms of the Amended and Restated Facility Agreement and this Amendment and Restatement Agreement;

(b)

evidence that the borrower has repaid each of the Sub-Tranches in full, including any accrued Interests, and made one (1) semi-annual repayment instalment on each of the Tranches (other than the Sub-Tranches), together with any Break Costs applicable to such prepayments, pursuant to Clause 2(a);

(c)

satisfactory searches in maritime registries, including, but not limited to evidence (by way of transcript of registry) that the relevant Security Vessel is registered in the name of the Vessel Owner in the relevant Ship Registry, that the Mortgage is recorded with its intended first priority against the Security Vessel and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the relevant Security Vessel;

(d)

the most recent class certificate for each Security Vessel from the relevant Classification Society, confirming that the Security Vessel is classed with the highest class in accordance with Clause 24.4 (Trading, classification and repairs) of the Amended and Restated Facility Agreement;

(e)

certificates from insurers and/or insurance brokers confirming compliance with the insurance requirements under this Agreement, including, but not limited to copies of insurance and re-insurance policies/cover notes documenting that insurance and re-insurance cover has been taken out in respect of each Security Vessel in accordance with Clause 24.1 (Insurance) of the Amended and Restated Facility Agreement;

(f)

evidence and certified copies of (i) any technical management agreement (if applicable), (ii) the ISM Code Document of Compliance (if applicable) (iii) the ISM Code Safety Management Certificate (if applicable), (iv) its ISPS Code Ship Security Certificate (if applicable), (v) any charter contract as well as other charter agreements for the Security Vessel and service contracts relating thereto (if applicable) whereby the Vessel Owner receives charter hire or other payments for services provided by such Security Vessel, and (vi) all kinds of guarantees related to such charter contracts, service contracts or other agreement;

(g)	post-merger pro-forma balance sheet for each of the Borrower and the Vessel Owner;

(h)

a transcript from the Norwegian corporate registry showing that the contemplated mergers have been completed, and that the surviving entities, Troms Offshore Fleet Holding AS, and Troms Offshore Management AS, respectively, have assumed all rights and obligations of the non-surviving entities;

(i)

satisfactory documentation of all such other steps required to reflect the internal reorganisation of the Troms Subsidiaries in the Amended and Restated Facility Agreement, including any waivers and/or requisite approvals that may be required under the New Secured Notes Indenture; and

(j)	any other documents as reasonably requested by the Agent.

5.	Legal opinions

(a)	Advokatfirmaet BAHR AS in respect of Norwegian law issues;

(b)	Jones Walker LLP in respect of US law issues;

(c)	De Brauw Blackstone Westbroek N.V. in respect of Dutch law issues;

(d)	Appleby (Isle of Man) LLC in respect of Isle of Man law issues; and

(e)	Maples Group in respect of Cayman Islands law issues.

Schedule 2
Amended and Restated Facility Agreement

NOK 478,920,000 + USD 60,826,363

amended and restated term loan facility agreement

originally dated 25 May 2012 and last amended and restated on the Amendment and

Restatement Agreement no. 5 Amendment Date

for

Troms Offshore Supply AS
as Borrower

Troms Offshore Fleet Holding AS
as Vessel Owner

and

Tidewater Inc. and its Wholly Owned Domestic Subsidiaries

As Corporate Guarantors

and

Eksportkreditt Norge AS
Kommunal Landspensjonskasse Gjensidige Forsikringsselskap
as Lenders

With

Garantiinstituttet for Eksportkreditt
as GIEK

DNB Bank ASA, Grand Cayman Branch
as Bank Guarantor

and

DNB Bank ASA, New York Branch
as Agent

and

DNB Markets, Inc.
as Arranger and Bookrunner

MV “Troms Sirius”
MV “Troms Arcturus”
MV “Troms Mira”
MV “Troms Hera”

www.bahr.no

Schedule 1 Part I – The original finance parties

Schedule 2 Conditions Precedent

Schedule 3 (Request) Part I – Form of drawdown request

Schedule 4 Form of Compliance Certificate

Schedule 5 Form of Troms Mira bank guarantee

Schedule 6 Form of Notice of Assignment of the Loan and the Guarantees

Schedule 7 Repayment Schedule

THIS TERM LOAN FACILITY AGREEMENT is originally dated 25 May 2012 and last amended and restated on the Amendment and Restatement Agreement no. 5 Amendment Date and made between:

(12)	TROMS OFFSHORE SUPPLY AS, Norwegian registration no. 995 541 467, with registered offices at Strandveien 106, N-9006 Tromsø, Norway, as borrower (the “Borrower”);

(13)	TIDEWATER INC. and its Wholly Owned Domestic Subsidiaries (as hereinafter defined) as corporate guarantors (the “Corporate Guarantors”, and each a “Corporate Guarantor”);

(14)	EKSPORTKREDITT NORGE AS, Norwegian registration no. 998 544 696, with registered offices at Hieronymus Heyerdahls gate 1, N-0160 Oslo, Norway (“EKN”);

(15)	KOMMUNAL LANDSPENSJONSKASSE GJENSIDIG FORSIKRINGSSELSKAP, Norwegian registration no. 938 708 606, with registered offices at Dronning Eufemias gate 10, N-0191 Oslo, Norway (“KLP”);

as lenders (the “Lenders”, each a “Lender”);

(16)	TROMS OFFSHORE FLEET HOLDING AS, Norwegian registration number 912 669 165, with registered offices at Strandveien 106, N-9006 Tromsø, Norway as vessel owner(the “Vessel Owner”);

(17)	JB HOLDING COMPANY B.V., as security provider (the “Security Provider”);

(18)	GARANTIINSTITUTTET FOR EKSPORTKREDITT, Norwegian registration no. 974 760 908, with registered offices at Støperigata 1, 0250 Oslo, Norway (“GIEK”);

(19)

DNB BANK ASA, GRAND CAYMAN BRANCH, Norwegian registration no. 984 851 006, acting through its offices at c/o DNB Bank ASA, New York Branch, 200 Park Avenue, New York, NY 10166, USA as bank guarantor (the “Bank Guarantor”);

(20)	DNB BANK ASA, NEW YORK BRANCH, Norwegian registration no. 984 851 006, acting through its offices at 200 Park Avenue, New York, NY 10166, USA as agent (the “Agent”); and

(21)	DNB MARKETS, INC., acting through its offices at 200 Park Avenue, New York, NY 10166, USA as arranger (in that capacity, the “Arranger”) and bookrunner (in that capacity, the “Bookrunner”).

IT IS AGREED as follows:

7.	DEFINITIONS AND INTERPRETATION

7.1	Definitions

In this Agreement:

“Acceptable Flag Jurisdiction” means each of Canada, the Isle of Man, the Kingdom of Norway, Gibraltar, the Republic of Vanuatu and such other jurisdictions as approved by the Agent (on behalf of the Finance Parties).

“Additional Covenant” means any financial covenant which requires any Obligor to achieve or maintain any financial ratio or metric, including any minimum liquidity or net worth test, minimum EBITDA, net income or other earnings test and any leverage, interest coverage or debt service ratio tests (regardless of whether such provision is labeled or otherwise characterized as a financial covenant) contained in any Financing Facility that is not set forth in this Agreement or, if it is set forth therein, is different from the corresponding covenant set forth therein (other than in respect of differences that are de minimis in nature or differences that Tidewater Inc. in good faith has determined would not reasonably be expected to result in the relevant ratio or metric being calculated in a manner that is less likely to be satisfied by Tidewater Inc. than the corresponding covenant set forth in this Agreement).

“Additional Obligor” means any Person becoming a Troms Subsidiary that shall accede to this Agreement pursuant to Clause 21.6 (Additional Obligors or Corporate Guarantors).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this term loan facility agreement, as it may be amended, supplemented and varied in writing from time to time, including its Schedules.

“Amendment and Restatement Agreement no. 1” means an agreement dated 19 December 2013 for the amendment and restatement of this Agreement, entered into between Clean Design Sirius AS as original borrower, Troms Offshore Fleet 1 AS as new borrower, the Borrower as corporate guarantor, the Norwegian Government represented by the Norwegian Ministry of Trade and Industry as lender, Sparebank 1 Nord-Norge and Sparebank 1 SMN as original bank guarantors, the Bank Guarantor as new bank guarantor, Sparebank 1 SMN as original agent and the Agent as new agent.

“Amendment and Restatement Agreement no. 2” means an agreement dated 24 January 2014 for the amendment and restatement of this Agreement, entered into between Troms Offshore Fleet 1 AS as original borrower, the Borrower as new borrower and as original corporate guarantor, the Corporate Guarantors as new corporate guarantors, the Norwegian Government represented by the Norwegian Ministry of Trade and Industry as original lender, EKN as new lender, the Bank Guarantor as bank guarantor, the Agent as agent, the Arranger as arranger and the Bookrunner as bookrunner.

“Amendment and Restatement Agreement no. 3” means an agreement dated 17 December 2014 for the amendment and restatement of this Agreement, entered into between the Borrower, the Corporate Guarantors, the Lenders, the Guarantors, the Agent, the Arranger and the Bookrunner.

“Amendment and Restatement Agreement no. 4” means an agreement dated 11 May 2017 for the amendment and restatement of this Agreement, entered into between the Borrower, the Corporate Guarantors, the Vessel Owner, Troms Offshore Fleet 1 AS, Troms Offshore Fleet 2 AS, Troms Offshore Fleet 3 AS, Troms Offshore Fleet 4 AS as additional obligors, the Security Provider, the Lenders, GIEK, the Bank Guarantor, the Agent, the Arranger and the Bookrunner.

“Amendment and Restatement Agreement no. 5” means an agreement dated 11 December 2020 for the amendment and restatement of this Agreement, entered into between the Borrower, the Corporate Guarantors, the Vessel Owner, the Security Provider, the Lenders, DNB Capital LLC, GIEK, the Bank Guarantor, the Agent, the Arranger and the Bookrunner.

“Amendment and Restatement Agreement no. 3 Amendment Date” means the “Amendment Date” as defined in the Amendment and Restatement Agreement no. 3.

“Amendment and Restatement Agreement no. 4 Amendment Date” means the Effective Date as such term is defined in the Amendment and Restatement Agreement no. 4.

“Amendment and Restatement Agreement no. 5 Amendment Date” means the Effective Date as such term is defined in the Amendment and Restatement Agreement no. 5.

“Amendment Prepayments” means the prepayments on or before the Amendment and Restatement Agreement no. 5 Amendment Date, contemplating prepayment of one (1) semi-annual instalment on each of the Tranches and repayment of each of the sub-tranches provided by DNB Capital LLC and GIEK.

“Anti-Money Laundering Laws” has the meaning specified in Clause 20.16 (Foreign Assets Control Regulations, etc.).

“Approved Brokers” means any of (a) Clarkson Valuations Limited, (b) Fearnley Offshore Supply Pte. Ltd., (c) IHS Petrodata, (d) any successor company to those listed in (a) – (c), and (e) any other similarly qualified independent ship broker selected by Tidewater Inc. and acceptable to Agent, whose acceptance shall not be unreasonably withheld or delayed.

“Assignment of Earnings” means each assignment agreement, collateral to this Agreement, for the first priority perfected assignment of the Earnings (as such term is defined therein), to be made between the relevant Security Vessel owner and the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Assignment of Insurances” means each assignment agreement collateral to this Agreement for the first priority perfected assignment of the Insurances (including for the avoidance of doubt any re-insurances) to be made between the relevant Security Vessel owner and/or any captive vehicle as assignor(s) and the Agent (on behalf of the Finance Parties) as assignee as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Assignment of Monetary Claims” means each assignment agreement collateral to this Agreement for the first priority assignment of all monetary claims, whether or not evidenced by promissory notes, in respect of any Borrower Loans, in accordance with Clause 21.9 (Subordination and assignment of Intra-Group Balances).

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a capital lease.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)	in relation to the Troms Sirius Tranche and the Troms Sirius Guarantees the period from and including the Closing Date up to and including 28 August 2012;

(b)	in relation to the Troms Arcturus Tranche and the Troms Arcturus Guarantees the period from and including the date of the Amendment and Restatement Agreement no. 2 up to and including 30 June 2014;

(c)

in relation to the Troms Mira Tranche and the Troms Mira Guarantees the period from and including the Amendment and Restatement Agreement no. 3 Amendment Date up to and including the earlier of (i) the date falling three (3) months after the Delivery Date of MV “Troms Mira” and (ii) 30 June 2015; and

(d)

in relation to the Troms Hera Tranche and the Troms Hera Guarantees the period from and including the Amendment and Restatement Agreement no. 3 Amendment Date up to and including the earlier of (i) the date falling three (3) months after the Delivery Date of MV “Troms Hera” and (ii) 30 June 2015.

“Available Commitment” means a Lender’s Commitment less:

(a)	the amount of the outstanding Loan; and

(b)	in relation to any proposed Drawdown, the amount of the Loan that is due to be made on or before the proposed Drawdown Date.

“Available Facility” means the aggregate for the time being of the Available Commitment.

“Bank Guarantee” means either the Troms Sirius Bank Guarantee, the Troms Arcturus Bank Guarantee, the Troms Mira Bank Guarantee or the Troms Hera Bank Guarantee.

“Bank Guarantee Expiry Date” means:

(a)	in respect of the Troms Sirius Bank Guarantee, 29 August 2024;

(b)	in respect of the Troms Arcturus Bank Guarantee, 28 April 2026;

(c)	in respect of the Troms Mira Bank Guarantee, 7 April 2023; and

(d)	in respect of the Troms Hera Bank Guarantee, 15 July 2023.

“Bank Guarantee Request” means a notice substantially in the form of Schedule 3Part II (Form of Bank Guarantee Request).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (other than a right conditioned on the occurrence of events or circumstances outside such person’s control). The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Blocked Person” has the meaning specified in Clause 20.16 (Foreign Assets Control Regulations, etc.).

“Borrower Loans” mean any intercompany balances from time to time owed by the Vessel Owner or any other Troms Subsidiary to the Borrower.

“Break Costs” means any of; (i) Break Costs for CIRR and/or (ii), Break Cost for the relevant interbank offered rate (IBOR) as the case may be, which a Lender is entitled to receive pursuant to Clause 10.6 (Break Costs).

“Break Costs for CIRR” means the amount (if any) determined by EKN by which;

(a)         the value of the interest amount which EKN should have received by applying the CIRR Interest Rate on a Tranche or part thereof for the period from the date of receipt of that Tranche or part thereof to (and including) the Final Maturity Date (calculation of such amount to take into account the agreed repayment schedule of that Tranche, as if that Tranche had been repaid on all of the scheduled Instalment Repayment Dates to (and including) the Final Maturity Date);

exceeds

(b)

the value of the interest amount EKN would be able to obtain if placing an amount equal to that Tranche or part thereof at the Prepayment Swap Rate for a period starting on the Business Day following receipt or recovery of that Tranche or part thereof to (and including) the Final Maturity Date (calculation of such amount to take into account the agreed repayment schedule of that Tranche, as if that Tranche had been repaid on all of the scheduled Instalment Repayment Dates to (and including) Final Maturity Date), and for the purpose of this paragraph; “Prepayment Swap Rate” means the fixed interbank interest swap rate quoted by a reputable capital market information provider (i.e. Bloomberg, Thomson Reuters etc.) for a period starting on the Business Day following receipt of a Tranche or a part thereof and ending on the Final Maturity Date for that Tranche, such rate to take into account all of the scheduled Instalment Repayment Dates to (and including) the Final Maturity Date for that Tranche.

The Prepayment Swap Rate will also be used as discount factor to calculate the net present value of any positive difference between a) and b) above. The calculation shall be determined by EKN.

“Break Cost for the relevant interbank offered rate (IBOR)” means the amount (if any) determined by a Lender by which:

(a)

the value of the interest amount (excluding the Margin) which that Lender should have received for the period from the date of receipt of a Tranche or part thereof or Unpaid Sum to the last day of the current Interest Period in respect of that Tranche or part thereof or Unpaid Sum, had that Tranche or part thereof or Unpaid Sum been paid on the last day of that Interest Period;

exceeds

(b)

the value of the interest amount that Lender would be able to obtain if placing an amount equal to that Tranche or part thereof or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Builder” means the Builder 1 or the Builder 2, as the case may be.

“Builder 1” means Vard Group AS, Norwegian registration no. 980 100 820, of Moloveien 6, N-6004 Alesund, Norway.

“Builder 2” means Vard Vung Tau, Vietnam, represented by VARD Singapore Pte. Ltd, a Singapore company with company number 200603256G.

“Business Day” means a day on which banks are open for business in Oslo and New York, and such other places as may be deemed necessary by the Agent for transactions under this Agreement.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, or any other ownership interest, whether voting or non-voting, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and in effect from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means an event or series of events by which:

(a)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Tidewater Inc. and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are defined in Section 13(d) of the Exchange Act);

(b)	the adoption of a plan relating to the liquidation or dissolution of Tidewater Inc.;

(c)

the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50 % of the Voting Stock of Tidewater Inc., or any of its direct or indirect parent companies, measured by voting power rather than number of shares; or

(d)

Tidewater Inc. ceases to own or Control, either directly or indirectly, 100% of the Equity Interests of any of its Wholly Owned Domestic Subsidiaries (except as permitted under the New Secured Notes Indenture), the Borrower, the Vessel Owner or the Security Provider or the Borrower ceases to own or Control, directly 100% of the Equity Interest of the Vessel Owner or any Person that has become an Additional Obligor, except as otherwise permitted hereunder.

“Chapter 11 Plan” means a chapter 11 plan of reorganization filed pursuant to Chapter 11 of Title 11 of the United States Code, in accordance with the RSA.

“Chapter 11 Plan Effective Date” means such date on which the Chapter 11 Plan has become effective in accordance with the terms thereof.

“CIRR Interest Rate” means:

(a)	3.88% p.a. fixed for twelve (12) years being the official supported interest rate (CIRR) in respect of the Troms Sirius Tranche;

(b)	2.31% p.a. fixed for twelve (12) years being the official supported interest rate (CIRR) in respect of the Troms Arcturus Tranche; and

(c)	2.91% p.a. fixed for a period until the Final Maturity Date in respect of the Troms Mira Tranche being the official supported interest rate (CIRR) in respect of the Troms Mira Tranche.

“Classification Society” means, in respect of any Security Vessel, (a) the American Bureau of Shipping, (b) Bureau Veritas, (c) Det Norske Veritas Germanischer Lloyd, (d) Lloyd’s Register, and (e) such other classification society as is selected by the Security Vessel owner or the Borrower with the prior written consent of the Agent.

“Closing Date” means the date of this Agreement.

“Commitment” means in respect of a Lender, the amount set opposite its name under the heading “Total Commitment” in Part I of Schedule 1 (The Original Finance Parties) and the amount of any other Commitment transferred to it under this Agreement and/or in respect of any other Lender the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Companies Act” means the Norwegian Limited Liability Companies Act of 13 June 1997 No. 44 (aksjeloven).

“Compliance Certificate” means a certificate signed by a Responsible Officer of Tidewater Inc. substantially in the form set out in Schedule 4 (Form of Compliance Certificate).

“Consolidated Funded Indebtedness” means, as of any date of determination, for Tidewater Inc. and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Outstanding Indebtedness and the aggregate principal amount of all Notes outstanding under the New Secured Notes Indenture) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) Attributable Indebtedness in respect of capital leases, and (d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Tidewater Inc. or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made nonrecourse to Tidewater Inc. or such Subsidiary.

“Consolidated Funded Indebtedness to Capitalization Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of the last day of the fiscal quarter ending on such date to (b) the sum of (i) Consolidated Funded Indebtedness as of the last day of such fiscal quarter plus (ii) Consolidated Stockholders’ Equity as of the last day of such fiscal quarter.

“Consolidated Stockholders’ Equity” means total stockholders’ equity of Tidewater Inc., on a consolidated basis, as shown on Tidewater Inc.’s most recently delivered financial statements prepared in accordance with GAAP.

“Contract” means the Troms Sirius Contract, the Troms Arcturus Contract, the Troms Mira Contract or the Troms Hera Contract.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Coordination Agreement” means a coordination agreement entered or to be entered into between the Guarantors.

“Corporate Guarantee” means each corporate guarantee set out in Clause 17 (Corporate Guarantee and Indemnity) or as executed and provided in accordance with Clause 21.6 (Additional Obligors or Corporate Guarantors).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delivery Date” means:

(a)	in respect of MV “Troms Mira”, the actual delivery date for MV “Troms Mira” pursuant to the Troms Mira Contract, which occurred on 7 January 2015; and

(b)	in respect of MV “Troms Hera”, the actual delivery date for MV “Troms Hera” pursuant to the Troms Hera Contract, which occurred on 15 April 2015.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property or asset by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, scrapping, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of any political subdivision of the United States.

“Downstream Loans” means Tidewater Loans and Borrower Loans.

“Drawdown” means the amount of each borrowing made by the Borrower under this Agreement.

“Drawdown Date” means:

(a)	29 May 2012 in respect of the Troms Sirius Tranche;

(b)	28 January 2014 in respect of the Troms Arcturus Tranche;

(c)

in respect of the Troms Mira Tranche, the date, being a Business Day, specified in a Drawdown Request, on which the Borrower requests the Troms Mira Tranche to be disbursed and the Troms Mira Guarantees to be issued;

(d)

in respect of the Troms Hera Tranche, the date, being a Business Day, specified in a Drawdown Request, on which the Borrower requests the Troms Hera Tranche to be disbursed and the Troms Hera Guarantees to be issued.

“Drawdown Request” means a notice substantially in the form of Part I of Schedule 3 (Form of Drawdown Request).

“EKN Account” means EKN’s account no. 7694.05.17008 (IBAN: NO8776940517008, Swift: DNBANOKK) with DNB Bank ASA or such other account with a bank in Norway as EKN may notify to the Agent by not less than five (5) Business Days’ notice, any payment hereunder to which shall be identified as relating to Troms Offshore Supply AS, in each case identified as relating to the [enter name of Tranche] Tranche - Troms Offshore Supply AS.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Permits” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants (including under the Warrant Agreement as defined in the New Secured Notes Indenture), options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes.

“FA Act” means the Norwegian Financial Agreements Act of 25 June 1999 No. 46 (as amended).

“Facility” means together the Loan Facility and the Guarantees.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Responsible Officer of Tidewater Inc. Notwithstanding the foregoing, the Fair Market Value of any cash Investment shall be its face amount.

“Final Maturity Date” means:

(a)	in respect of the Troms Sirius Tranche, 29 May 2024;

(b)	in respect of the Troms Arcturus Tranche, 28 January 2026;

(c)	in respect of the Troms Mira Tranche, 7 January 2027; and

(d)	in respect of the Troms Hera Tranche, 15 April 2027.

“Finance Document” means this Agreement, the Guarantees, the Security Documents, the Subordination Undertaking and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Arranger, the Bookrunner, the Guarantors and the Lenders.

“Financing Facility” means each agreement creating or evidencing Indebtedness for borrowed money in a principal amount outstanding or available for borrowing equal to or greater than USD 10,000,000, entered into on or after the Amendment and Restatement Agreement no. 4 Amendment Date by an Obligor, or in respect of which such Obligor is an obligor or otherwise provides a guarantee or other credit support.

“Flag Jurisdiction Transfer” means the transfer of the registration and flag of a Security Vessel from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction; provided that the following conditions are satisfied with respect to such transfer:

(a)

on each Flag Jurisdiction Transfer Date with respect to a Security Vessel, the Vessel Owner shall have duly authorized, executed and delivered, and caused to be recorded (or made arrangements satisfactory to the Agent for the prompt recording thereof) in the appropriate vessel registry a Mortgage, with respect to the Security Vessel being transferred (the “Transferred Vessel”) and the Mortgage shall be effective to create in favour of the Agent for the benefit of the Finance Parties a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Vessel, subject only to Liens permitted by Clause 23.1 (Liens). All filings, deliveries of instruments and other actions necessary under the governing law of the applicable Mortgage or reasonably requested by the Agent to perfect and preserve such security interests, shall have been duly effected (or arrangements satisfactory to the Agent for the prompt effectiveness thereof shall have been made) and the Agent shall have received reasonably detailed customary evidence thereof, including favourable legal opinions in form and substance satisfactory to the Finance Parties from lawyers appointed by the Agent on matters concerning all relevant jurisdictions; and

(b)

on or prior to each Flag Jurisdiction Transfer Date with respect to a Security Vessel, a certificate, dated as of a recent date, signed by a Responsible Officer of Vessel Owner, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect and (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer.

“Flag Jurisdiction Transfer Date” means the date on which a Flag Jurisdiction Transfer occurs.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in (i) Norway or (ii) in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GIEK” means Garantiinstituttet for Eksportkreditt (in English: The Norwegian Export Credit Guarantee Agency), Norwegian registration no. 974 760 908, with registered offices at Støperigata 1, 0250 Oslo, Norway.

“GIEK Guarantee” means the Troms Sirius GIEK Guarantee, the Troms Arcturus GIEK Guarantee, the Troms Mira GIEK Guarantee or the Troms Hera GIEK Guarantee.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Premium” means the premium payable by the Borrower to the Guarantors as provided for in Clause 11.4 (Guarantee premium).

“Guarantees” means the Bank Guarantees and the GIEK Guarantees.

“Guarantors” mean together the Bank Guarantor and GIEK.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any master agreement (as amended at any time) and/or any swap transaction, schedule or hedging agreement pursuant to such master agreement for the purpose of regulating any exchange trades, including bunker derivatives, interest rate swaps or other financial hedging contracts entered or to be entered into between the Hedging Bank and Tidewater Inc. and/or between the Hedging Bank and the Borrower.

“Hedging Bank” means DNB Bank ASA, New York Branch, Norwegian registration no. 984 851 006, acting through its offices at 200 Park Avenue, New York, NY 10166, USA.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)	commodity swap agreements, commodity cap agreements, commodity collar agreements, foreign exchange contracts and currency swap agreements;

(c)	other agreements or arrangements designed to manage interest rates or interest rate risk either generally or under specific contingencies; and

(d)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices either generally or under specific contingencies.

“IBOR” means:

(a)	in relation to the Loan in NOK, NIBOR; and

(b)	in relation to the Loan in USD, LIBOR.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)	in respect of banker’s acceptances;

(d)	representing Capital Lease Obligations;

(e)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(f)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person, which amount shall be calculated as the lesser of (1) the Fair Market Value of the assets securing such Indebtedness and (2) the amount of such Indebtedness.

“Information” has the meaning specified in Clause 34.3 (Disclosure of information and confidentiality).

“Instalment Repayment Dates” means the dates determined in accordance with Clause 6.1 (Repayment of the Troms Sirius Tranche) paragraph a), Clause 6.2 (Repayment of the Troms Arcturus Tranche) paragraph a), Clause 6.3 (Repayment of the Troms Mira Tranche) paragraph a) or Clause 6.4 (Repayment of the Troms Hera Tranche) paragraph a).

“Insurances” means all the insurance and re-insurance policies and contracts of insurance and re-insurance including (without limitation) those entered into in order to comply with the terms of Clause 24.1 (Insurance) which are from time to time in place or taken out or entered into by or for the benefit of any Security Vessel owner (whether in the sole name of one or both of the Security Vessel owners or in the joint names of one or both of the Security Vessel owners and any other person (including any captive vehicle) in respect of the Security Vessels or otherwise in connection with the Security Vessels and all benefits thereunder (including claims of whatsoever nature and return of premiums).

“Interest” means the interest as further described in Clause 8.1 (Calculation of interest).

“Interest Payment Date” means the last Business Day of each Interest Period.

“Interest Period” means each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.4 (Default interest).

“Interpolated Screen Rate” means, in relation to the Loan, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan,

each for the currency of a Loan and each of which is as of a day which is no more than two (2) Business Days before the Quotation Day.

“Intra-group Balances” means Downstream Loans and Upstream Loans.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers and commission, travel and similar advances to directors, officers, employees and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of cash, cash equivalents, Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet (excluding the footnotes) prepared in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment (other than cash) will be the Fair Market Value on the date of the Investment of the asset(s) or securities proposed to be transferred or issued by Tidewater Inc. or its Subsidiary, as the case may be, pursuant to such Investment. For the avoidance of doubt, the term “Investment” shall not include any funds maintained in rabbi trusts established by Tidewater Inc. or any of its Subsidiaries for supplemental executive retirement plans and early retirement incentive programs.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of Law.

“LIBOR” means, in relation to the amount of the Loan denominated in USD:

(a)	The applicable Screen Rate at or about, but not before, 12:00 noon Oslo time two (2) Business Days prior to the start of a new Interest Period; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, the rate is less than zero, LIBOR shall be deemed to be zero.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, assignment, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Listed Person” has the meaning specified in Clause 20.16 (Foreign Assets Control Regulations, etc.).

“Loan” means up to NOK 478,920,000 and USD 60,826,363, consisting of the Troms Sirius Tranche, the Troms Arcturus Tranche, the Troms Mira Tranche, the Troms Hera Tranche and as the same may be reduced from time to time by repayments or prepayments.

“Loan Facility” means the term loan facility made available to the Borrower under this Agreement by way of the Loan and as described in Clause 2 (The Facility).

“London Reference Banks” means banks to be appointed by the Lenders in consultation with the Borrower.

“Margin” means:

(a)

in respect of the Troms Mira Tranche, for a period until the Final Maturity Date in respect of the Troms Mira Tranche, the margin as set forth in and documented by a side letter to this Agreement dated 18 May 2015, as drawn in USD; and

(b)

in respect of the Troms Hera Tranche, for a period until the Final Maturity Date in respect of the Troms Hera Tranche, the margin as set forth in and documented by a side letter to this Agreement dated 18 May 2015, as drawn in USD.

(c)

in respect of the Troms Hera Tranche, with a Fixed Margin Period of seventy two (72) months from the Delivery Date of MV “Troms Hera”, a margin to be determined by KLP prior to Drawdown, and documented by a side letter to this Agreement, if drawn in NOK;

(d)	in respect of the Troms Hera Tranche, with a Fixed Margin Period of seventy two (72) months from the Delivery Date of MV “Troms Hera”, sixty five (65) basis points per annum if drawn in USD;

(e)

in respect of the Troms Hera Tranche, with a Fixed Margin Period for a period until the Final Maturity Date in respect of the Troms Hera Tranche, a margin to be determined by KLP prior to Drawdown, and documented by a side letter to this Agreement, if drawn in NOK;

(f)

in respect of the Troms Hera Tranche, with a Fixed Margin Period for a period until the Final Maturity Date in respect of the Troms Hera Tranche, eighty five (85) basis points per annum if drawn in USD;

or, in respect of the Troms Hera Tranche, such Margin as will be determined by Clause 8.3 (Fixing of the Margin).

“Market Value” means the fair market value of each of the Security Vessels, obtained from an Approved Broker (elected by the Borrower), with or without physical inspection of Security Vessels (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm’s length and on normal commercial terms as between a willing buyer and a willing seller, on an “as is, where is” basis, free of any existing contract of employment and/or similar arrangement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets or condition (financial or otherwise) of the Obligors and their Subsidiaries taken as a whole; (b) a material adverse effect on the rights and remedies of the Agent or any Finance Party under any Finance Document, or on the ability of any Obligor or the Security Provider to perform its obligations under any Finance Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor or the Security Provider of any Finance Document to which it is a party.

“Mortgage” or “Mortgages” means each of the first priority perfected mortgages and any deed of covenants collateral thereto, to be executed by each of the Security Vessel owners against each respective Security Vessel in the appropriate ship registries of their respective Acceptable Flag Jurisdiction in favour of the Agent (on behalf of the Finance Parties) as security for the Obligors’ obligations under the Finance Documents, in form and substance satisfactory to the Agent (on behalf of the Finance Parties), each to cover an amount of up to NOK 1,300,000,000 (to the extent any limitation is required).

“New Fixed Margin Offer” shall have the meaning ascribed to it in Clause 8.3 (Fixing of the Margin).

“New Fixed Margin Period” shall have the meaning ascribed to it in Clause 8.3 (Fixing of the Margin).

“New Secured Notes” means those new secured notes due 2022 issued/or to be issued by Tidewater Inc. in an aggregate principal amount up to USD 350,000,000.

“New Secured Notes Indenture” means that certain Indenture dated on or about the Chapter 11 Plan Effective Date, as amended, supplemented, restated, refinanced or replaced from time to time, among Tidewater Inc., as issuer, the guarantors party thereto, and the Trustee (as defined therein) as trustee and collateral agent, governing the New Secured Notes.

“NIBOR” means, in relation to any Loan in NOK:

(a)	The applicable Screen Rate at or about, but not before, 12:00 noon Oslo time two (2) Business Days prior to the first day of an Interest Period; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if, in either case, the rate is less than zero, NIBOR shall be deemed to be zero.

“NOK” means the at any time lawful currency in the Kingdom of Norway.

“Obligations” means all advances to, and debts, liabilities, obligations and covenants of, any Obligor arising under any Finance Document or otherwise with respect to any Loan or Guarantee, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligors” means the Borrower, each Corporate Guarantor and the Vessel Owner.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Listed Person” has the meaning specified in Clause 20.16 (Foreign Assets Control Regulations, etc.).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Oslo Reference Banks” means the principal Oslo offices of DNB Bank ASA and Nordea Bank AB (publ), filial i Norge.

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Loan or Finance Document).

“Outstanding Indebtedness” means the aggregate of all sums of money at any time and from time to time owing to the Finance Parties under or pursuant to the Finance Documents.

“Party” means a party to this Agreement.

“Permitted Liens” means (capitalised terms used in this definition shall have the meanings as set forth in the New Secured Notes Indenture as of the Amendment and Restatement Agreement no. 5 Amendment Date):

(a)	Liens created on or after the Issue Date to secure the Secured Obligations;

(b)

Liens existing on the Issue Date and listed on Schedule 4.06 to the New Secured Notes Indenture and any replacements, renewals or extensions thereof (including if an early buy-out option is exercised in connection with a Sale-Leaseback Arrangement listed on Schedule 1.01A to the New Secured Notes Indenture, then the subsequent sale-leaseback of such Vessel shall be considered a renewal), provided that (i) the property covered thereby is not changed, (ii) the original principal amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c)

Liens for taxes, assessments and other governmental charges or levies not yet delinquent, or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or secure amounts that are not material to the value of the properties to which such Liens attach;

(d)

Liens (other than Liens on Vessels) imposed by Law including, without limitation, landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, operator’s, vendor’s, supplier’s, worker’s, construction or other like Liens, in each case, arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or secure amounts that are not material to the value of the properties to which such Liens attach;

(e)	Permitted Maritime Liens (as defined in this Agreement);

(f)

pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security Laws or similar legislation, other than any Lien imposed by ERISA;

(g)

deposits, or cash or other property pledged to secure reimbursement obligations with respect to letters of credit, to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds, temporary importation bonds, foreign exchange transactions, and other obligations of a like nature incurred in the ordinary course of business;

(h)

Liens (other than Liens on Vessels) incidental to the conduct of business and the ownership of property and assets including, without limitation, ground leases, leases of office space, easements, rights-of-way, restrictions and other similar encumbrances affecting real property which do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use of such property in the ordinary operation of the business of the applicable Person;

(i)	Liens (other than Liens on Vessels) securing judgments for the payment of money not constituting an Event of Default under Section 7.01(a)(vi) of the New Secured Notes Indenture;

(j)

Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Issuer or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into any Subsidiary); provided, that such Liens (i) are not created, incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); and (ii) do not extend to any assets other than the specific property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) encumbered by such Liens on the date that such property, other assets or stock is acquired or such Person is merged into or consolidated with the Issuer or any of its Subsidiaries or otherwise becomes a Subsidiary of the Issuer;

(k)

Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of Law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(l)	Liens in respect of any Synthetic Lease Obligations;

(m)	Liens in respect of the Sale-Leaseback Arrangements;

(n)	Liens on assets or property of any Subsidiary (other than any Notes Party) securing Indebtedness or other obligations of such Subsidiary owing to the Issuer or another Subsidiary;

(o)

Liens resulting from extensions, renewals or replacements of the Liens permitted by clause (j) provided that (i) there is no increase in the original principal amount of the debt secured thereby and (ii) any new Lien attaches only to the same property that was subject to the earlier Lien;

(p)	construction or inchoate Liens securing progress payments on vessels under construction;

(q)

Liens securing Indebtedness permitted under Section 4.03(b)(v) of the New Secured Notes Indenture; provided that (i) such Liens and the Indebtedness secured thereby are incurred within 180 days prior to or within 180 days after such acquisition or the completion of such acquisition, construction or improvement, (ii) the Indebtedness secured thereby does not exceed by more than a de minimis amount the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other property or assets of the Issuer or any Subsidiary;

(r)

Liens (other than Liens on Vessels) securing obligations and other liabilities arising in the ordinary course of business; provided that such obligations and liabilities do not constitute Indebtedness; and provided further that the aggregate book value of the assets that are subject to such Liens shall not exceed USD 10,000,000 at any time;

(s)

Liens securing Indebtedness permitted under Section 4.03(b)(ix) of the New Secured Notes Indenture; provided that such Liens rank junior in priority to those securing the Secured Obligations and are subject to an intercreditor agreement containing terms substantially consistent with the terms in the intercreditor term sheet attached as an Exhibit to the New Secured Notes Indenture;

(t)	Liens on accounts receivable sold or to be sold pursuant to Permitted Financing Arrangements;

(u)	cash collateral posted to support Hedging Obligations permitted under Section 4.03(b)(xi) of the New Secured Notes Indenture;

(v)

Liens securing Indebtedness permitted under Section 4.03(b)(xii) of the New Secured Notes Indenture; provided that such Liens rank pari passu or junior in priority to Liens on Collateral securing the Notes and are subject to an intercreditor agreement and/or collateral agency agreement, as applicable, among the Issuer, the Collateral Agent and the representatives of the lenders extending such Indebtedness permitted under Section 4.03(b)(xii) of the New Secured Notes Indenture which (i) in the case of any such obligations secured on a pari passu basis shall be subject to an intercreditor agreement containing reasonable and customary terms and establish that the Liens on any Collateral securing the Notes also securing such pari passu obligations shall rank pari passu to the Liens on such Collateral securing any obligations under the New Secured Notes Indenture, the New Secured Notes and the Guarantees and (ii) in the case of any such obligations that rank junior in priority shall be subject to an intercreditor agreement containing terms substantially consistent with the terms in the term sheet attached as Exhibit F to the New Secured Notes Indenture;

(w)

Liens on property or assets of or Equity Interests in a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with or, or in contemplation of, such Person becoming a Subsidiary; provided, further, that such Liens are limited to all or part of the same property or assets (plus improvements on such property) that secured the obligations to which such Liens relate; and

(x)

Liens securing Indebtedness permitted under Section 4.03(b)(xv) of the New Secured Notes Indenture; provided that such Liens are junior in priority to the Liens securing the New Secured Notes, and any replacements, renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the original principal amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed.

For purposes of determining compliance with Clause 23.12 (Corporate Guarantor Liens) of this Agreement, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category (or portion thereof) of Permitted Liens described in clauses (a) through (u) above but may be permitted in part under any combination thereof, and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in clauses (a) through (u) above, the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with such covenant.

“Permitted Maritime Liens” means (capitalised terms used in this definition shall have the meanings as set forth in the New Secured Notes Indenture as of the Amendment and Restatement Agreement no. 5 Amendment Date) at any time with respect to a Vessel:

(a)

Liens for crews’ wages (including the wages of the master of such Vessel) that are incurred and are outstanding in the ordinary course of business and (i) are not yet overdue for more than thirty (30) days or (ii) are being contested in good faith by appropriate proceedings provided that the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and (A) if the subject Vessel is a Mortgaged Vessel, such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss and (B) if the subject Vessel is not a Mortgaged Vessel, such Lien would not reasonably be expected to have a Material Adverse Effect;

(b)

Liens for salvage (including contract salvage) or general average, and Liens for wages of stevedores employed by the owner of such Vessel, the master of such Vessel or a charterer or lessee of such Vessel, which in each case have existed for not more than sixty (60) days unless (i) such Lien is being contested in good faith by appropriate proceedings, (ii) the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and (iii) if the subject Vessel is a Mortgaged Vessel, such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss, or if the subject Vessel is not a Mortgaged Vessel, such Lien would not reasonably be expected to have a Material Adverse Effect;

(c)

shipyard Liens, Liens for necessaries and other Liens arising by operation of law arising in the ordinary course of business in operating, maintaining and repairing such Vessel (other than those referred to in (1) and (2) above), which in each case have existed for not more than sixty (60) days unless (i) any such Lien is being contested in good faith by appropriate proceedings, (ii) the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and (iii) if the subject Vessel is a Mortgaged Vessel, such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss, or if the subject Vessel is not a Mortgaged Vessel, such Lien would not reasonably be expected to have a Material Adverse Effect;

(d)

Liens for damages arising from maritime torts which are (i) unclaimed, (ii) in respect of which a bond or other security has been posted on behalf of the relevant Notes Party with the appropriate court to prevent the arrest or secure the release of such Vessel from arrest within fifteen (15) days of seizure, (iii) if the subject Vessel is a Mortgaged Vessel, are being contested in good faith by appropriate proceedings, the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and such cash reserves are included in the Collateral and such Vessel has not been scheduled by the court in such proceedings for judicial sale or otherwise rendered a forfeiture or Total Loss or (iv) if the subject Vessel is not a Mortgaged Vessel, are being contested in good faith by appropriate proceedings, the Issuer and/or its relevant Subsidiary has set aside on its books adequate cash reserves with respect to such contested amount and such proceedings would not reasonably be expected to have a Material Adverse Effect;

(e)	Liens (other than Liens referred to in clause (b)) that are covered by insurance (subject to reasonable deductibles); and

(f)

Liens for charters or sub-charters or leases or subleases permitted under this Indenture or the Security Documents; provided that any such Lien shall be permitted only to the extent it is subordinate to the Lien of the Vessel Mortgage (if any) in respect of such Vessel.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Properties” means all real property owned, leased or otherwise used or occupied by any Obligor or any Subsidiary, wherever located.

“Quotation Day” means two (2) Business Days before the first day of any period for which an interest rate is to be determined.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks in relation to NIBOR or LIBOR as either if:

(a)	the Reference Bank is a contributor to the applicable Screen Rate; and

(b)	it consists of a single figure,

the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means the London Reference Banks and the Oslo Reference Banks, as applicable, or such other banks as may be appointed by the Agent in consultation with the Borrower.

“Relevant Interbank Market” means in relation to NOK, the Norwegian interbank market and in relation to USD and any other currency, the London interbank market.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Repayment Date” means a date on which a repayment instalment is required to be made pursuant to Clause 6 (Repayment of the Loan Facility).

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of an Obligor. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor.

“Required Finance Parties” means “Required Finance Parties” as determined by the Coordination Agreement.

“RSA” means that certain Restructuring Support Agreement dated on or about 11 May 2017.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Documents” means all or any security documents as may be entered into from time to time pursuant to Clause 18 (Security) all to be in a form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Security Vessels” means the following vessels:

Troms Castor with IMO number 9422213 flying the flag of Norway and owned by Troms Offshore Fleet Holding AS;

Troms Pollux with IMO number 9439022 flying the flag of Norway and owned by Troms Offshore Fleet Holding AS;

Troms Sirius with IMO number 9628386 flying the flag of Norway and owned by Troms Offshore Fleet Holding AS;

Troms Capella with IMO number 9480722 flying the flag of Isle of Man and owned by Troms Offshore Fleet Holding AS;

Troms Lyra with IMO number 9649184 flying the flag of Isle of Man and owned by Troms Offshore Fleet Holding AS; and

Troms Arcturus with IMO number 9694000 flying the flag of Norway and owned by Troms Offshore Fleet Holding AS.

“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and the relevant period (before any correction, recalculation or republication by the administrator) on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)

in relation to NIBOR, the Norwegian interbank offered rate administered by Norske Finansielle Referanser AS and calculated in cooperation with Global Rate Set Systems (GRSS) acting as calculation agent (or any other person which takes over the administration and/or calculation of that rate) for the relevant period (before any correction, recalculation or republication by the administrator) on page OIBOR of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), in each case, displayed on the appropriate page of the Thomson Reuters screen (or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Share Charges” means the first priority perfected share charges over all the shares, equity interest or membership interest (as applicable) of each of the Borrower, the Vessel Owner, and, to the extent reasonably requested by the Agent following accession of an Additional Obligor to this Agreement pursuant to Clause 21.6 (Additional Obligors or Corporate Guarantors), any share charges granted over the shares of any Person becoming an Additional Obligor, collateral to this Agreement as security for the Obligors’ obligations under the Finance Documents in a form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Shipowning Company” means any wholly owned Subsidiary of Tidewater Inc. acceptable to the Finance Parties.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Amendment and Restatement Agreement no. 5 Amendment Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Amendment and Restatement Agreement no. 5 Amendment Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordination Undertaking” means the Subordination Undertaking provided by Tidewater Marine International, Inc. for the subordination of any Tidewater Loans.

“Subsidiary” of a Person means (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Tidewater Inc. unless otherwise indicated.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale-leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tidewater Loans” means any intercompany balances from time to time owed by the Borrower to Tidewater Marine International, Inc.

“Total Commitments” means the aggregate of the Commitments.

“Total Loss” means, in relation to a Security Vessel:

(a)	the actual, constructive, compromised, agreed, arranged or other total loss of such Security Vessel;

(b)

any hijacking, theft, condemnation, capture, seizure, destruction, abandonment or arrest of such Security Vessel, if any such event is not cured within one-hundred twenty (120) days from the date of occurrence of such event; and/or

(c)

any expropriation, confiscation, requisition or acquisition of such Security Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless it is within one (1) month from the Total Loss Date redelivered to the full control of the Borrower.

“Total Loss Date” means:

(a)	in the case of an actual total loss of a Security Vessel, the date on which it occurred or, if that is unknown, the date when such Security Vessel was last heard of;

(b)

in the case of a constructive, compromised, agreed or arranged total loss of a Security Vessel, the earlier of: (i) the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of such Security Vessel was given to the insurers; and (ii) the date of compromise, arrangement or agreement made by or on behalf of the Borrower or the Security Vessel owner with the Security Vessel’s insurers in which the insurers agree to treat the Security Vessel as a total loss; or

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Tranche” means the Troms Sirius Tranche, the Troms Arcturus Tranche, the Troms Mira Tranche and the Troms Hera Tranche, as the context requires.

“Troms Arcturus Bank Guarantee” means an unconditional, irrevocable on demand guarantee in the amount of NOK 150,000,000 executed or to be executed by the Bank Guarantor in favour of EKN securing 50% of the Troms Arcturus Tranche and 50% of interest and other sums due and payable to EKN in respect of the Troms Arcturus Tranche, substantially in the form set out in Schedule 5 (Form of Bank Guarantee).

“Troms Arcturus Contract” means the shipbuilding contract entered into between Troms Offshore Fleet 2 AS and Builder 1 for the construction and purchase of MV “Troms Arcturus”.

“Troms Arcturus GIEK Guarantee” means a guarantee policy no. 300425 in the amount of NOK 150,000,000 executed or to be executed by GIEK in favour of EKN securing 50% of the Troms Arcturus Tranche and 50% of interest and other sums due and payable to EKN in respect of the Troms Arcturus Tranche on terms and conditions as set out therein.

“Troms Arcturus Guarantees” means together the Troms Arcturus Bank Guarantee and the Troms Arcturus GIEK Guarantee.

“Troms Arcturus Tranche” means a tranche of the Loan in the amount of up to NOK 225,000,000 (the Troms Arcturus Tranche was originally in the amount of NOK 300,000,000, but has since its Drawdown Date been repaid by six (6) scheduled repayment instalments), as the same may be reduced from time to time by repayments and or prepayments, related to the part-financing of MV “Troms Arcturus”.

“Troms Hera Bank Guarantee” means an unconditional, irrevocable on demand guarantee in the maximum amount of USD 4,816,657 executed or to be executed by the Bank Guarantor in favour of KLP securing 15.369844% of the Troms Hera Tranche and 15.369844% of interest and other sums due and payable to KLP in respect of the Troms Hera Tranche, substantially in the form set out in Schedule 5 (Form of Bank Guarantee).

“Troms Hera Contract” means the shipbuilding contract entered into between Carlotta Offshore Ltd. and Builder 2 for the construction and purchase of MV “Troms Hera”.

“Troms Hera GIEK Guarantee” means a guarantee policy no. 300725 in the maximum amount of USD 26,521,703 executed or to be executed by GIEK in favour of KLP securing 84.630156% of the Troms Hera Tranche and 84.630156% of interest and other sums due and payable to KLP in respect of the Troms Hera Tranche on terms and conditions as set out therein.

“Troms Hera Guarantees” means together the Troms Hera Bank Guarantee and the Troms Hera GIEK Guarantee.

“Troms Hera Tranche” means a tranche of the Loan in the amount of up to USD 27,421,065 (the Troms Hera Tranche was originally in the amount of USD 31,338,360, but has since its Drawdown Date been repaid by three (3) scheduled repayment instalments), as the same may be reduced from time to time by repayments and or prepayments, related to the part- financing of MV “Troms Hera”.

“Troms Mira Bank Guarantee” means an unconditional, irrevocable on demand guarantee in the maximum amount of USD 2,948,800.30 executed or to be executed by the Bank Guarantor in favour of EKN securing 10% of the Troms Mira Tranche and 10% of interest and other sums due and payable to EKN in respect of the Troms Mira Tranche, substantially in the form set out in Schedule 5 (Form of Bank Guarantee).

“Troms Mira Contract” means the shipbuilding contract entered into between Carlotta Offshore Ltd. and Builder 2 for the construction and purchase of MV “Troms Mira”.

“Troms Mira GIEK Guarantee” means a guarantee policy no. 300724 in the maximum amount of USD 26,539,202.70 executed or to be executed by GIEK in favour of EKN securing 90% of the Troms Mira Tranche and 90% of interest and other sums due and payable to EKN in respect of the Troms Mira Tranche on terms and conditions as set out therein.

“Troms Mira Guarantees” means together the Troms Mira Bank Guarantee and the Troms Mira GIEK Guarantee.

“Troms Mira Tranche” means a tranche of the Loan in the amount of up to USD 24,573,335.00 (the Troms Mira Tranche was originally in the amount of USD 29,488,003, but has since its Drawdown Date been repaid by four (4) scheduled repayment instalments) reduced from time to time by repayments and or prepayments, related to the part- financing of MV “Troms Mira”.

“Troms Sirius Bank Guarantee” means an unconditional, irrevocable on demand guarantee in the amount of NOK 89,460,000 executed or to be executed by the Bank Guarantor in favour of EKN securing 50% of the Troms Sirius Tranche and 50% of interest and other sums due and payable to EKN in respect of the Troms Sirius Tranche, substantially in the form set out in Schedule 5 (Form of Bank Guarantee).

“Troms Sirius Contract” means the shipbuilding contract entered into between Troms Offshore Fleet 1 AS and Builder 1 for the construction and purchase of MV “Troms Sirius”.

“Troms Sirius GIEK Guarantee” means a guarantee policy no. 101679 in the amount of NOK 89,460,000 executed or to be executed by GIEK in favour of EKN securing 50% of the Troms Sirius Tranche and 50% of interest and other sums due and payable to EKN in respect of the Troms Sirius Tranche on terms and conditions as set out therein.

“Troms Sirius Guarantees” means together the Troms Sirius Bank Guarantee and the Troms Sirius GIEK Guarantee.

“Troms Sirius Tranche” means a tranche of the Loan in the amount of NOK 127,800,000 (the Troms Sirius Tranche was originally in the amount of NOK 204,480,000, but has since its Drawdown Date been repaid by nine (9) scheduled repayment instalments), as the same may be reduced from time to time by repayments and or prepayments, related to the part-financing of MV “Troms Sirius”.

“Troms Subsidiary” or “Troms Subsidiaries” means (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by the Borrower, or one or more of the other Subsidiaries of the Borrower (or a combination thereof), and (ii) any partnership (a) the sole general partner or the managing general partner of which is the Borrower or a Subsidiary of the Borrower or (b) the only general partners of which are the Borrower or one or more Subsidiaries of the Borrower (or any combination thereof).

“United States” and “U.S.” mean the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“Upstream Loans” means any intercompany balances from time to time owed by any Obligor (other than the Borrower, the Vessel Owner or any Person becoming an Additional Obligor) or Tidewater Marine International, Inc. to the Borrower, the Vessel Owner or any Person becoming an Additional Obligor.

“USD” means United States Dollars, being the lawful currency in the United States of America.

“VAT” means value added tax as provided for in the Value Added Tax Act 2009 (merverdiavgiftsloven) (as amended) and any other tax of a similar nature.

“Vessels” means:

(a)	MV “Troms Sirius”, a STX PSV 09 L CD design platform supply vessel (PSV) with IMO no. 9628386, owned by and registered in the name of Troms Offshore Fleet Holding AS;

(b)	MV “Troms Arcturus”, a STX PSV 07 CD design platform supply vessel (PSV) with IMO no. 9694000, owned by and registered in the name of Troms Offshore Fleet Holding AS;

(c)	MV “Troms Mira”, a Vard 108 design multifunctional platform supply vessel (PSV) with IMO no. 9709116, owned by and registered in the name of Tidewater Marine Fleet, L.L.C.; and

(d)	MV “Troms Hera”, a Vard 108 design multifunctional platform supply vessel (PSV) owned by and registered in the name of Tidewater Marine Vessels, L.L.C.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Domestic Subsidiary” means any Domestic Subsidiary of which all of the Equity Interests are held by one or more Obligors (other than the Borrower, the Vessel Owner or any Person becoming an Additional Obligor).

7.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the “Agent”, the “Arranger”, the “Bookrunner”, any “Finance Party”, any “Lender”, any “Guarantor”, the “Borrower”, the “Corporate Guarantor”, the “Hedging Bank” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(vi)

(a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to Oslo time unless specified otherwise.

(b)	Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)

If at any time any change in GAAP (including any change in the interpretation of GAAP or the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Finance Document, and either the Borrower or the Finance Parties shall so request, the Agent, the Finance Parties and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Finance Parties); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Finance Parties financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

8.	THE FACILITY

8.1	The Facility

Subject to the terms of this Agreement;

(a)	the Lenders make available to the Borrower a term loan facility in a maximum aggregate amount as set opposite their respective names under the heading “Commitment; Loan” in Schedule 1, Part I;

(b)

the Guarantors agree to issue the Guarantees in favour of the Lenders, in amounts set opposite their respective names under the heading “Commitment; Guarantees” in Schedule 1Part II (The Original Guarantors), in an aggregate amount equal to the Loan disbursed by the Lenders.

8.2	Finance Parties’ obligations

The obligations of each Finance Party under this Agreement are several and neither the Agent nor any Finance Party shall be responsible for the obligations of any other Finance Party under the Finance Documents.

9.	PURPOSE

The Borrower shall apply all amounts borrowed by it under the Loan towards part-financing the purchase price for the Vessels.

10.	CONDITIONS OF DRAWDOWN

10.1	Initial conditions precedent

The Borrower may not deliver a Drawdown Request in respect of a Tranche unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) under the heading of the relevant Tranche, in original or as certified true copies (in the opinion of the Agent), except those documents which specifically will be available only on the relevant Drawdown Date or within another specified date, each in form and substance satisfactory to the Agent. The Agent shall notify the Borrower, the relevant Lender and the Guarantors promptly upon being so satisfied.

10.2	Further conditions precedent

The Lenders and the Guarantors will only be obliged to comply with Clause 5.2 (Lenders’ and Guarantors’ participation) if on the date of a Drawdown Request and on the proposed Drawdown Date:

(a)	no Default is continuing or would result from the proposed Tranche;

(b)	no Disruption Event is continuing; and

(c)

the representations listed in Clause 20 (Representations and Warranties) to be made by the Obligors, the Vessel Owner, any Person that has become an Additional Obligor and the Security Provider are true in all material respects.

10.3	Maximum number of Drawdowns

Each Tranche may be drawn in one (1) Drawdown within the Availability Period of that Tranche.

10.4	Currency

The Borrower shall in a notice to the relevant Lender no later than ten (10) Business Days prior to scheduled Drawdown Date for the relevant Tranche, specify if the relevant Tranche shall be drawn in NOK or USD (if applicable). Once the Borrower has selected either NOK or USD the choice is done for the whole loan period in respect of the relevant Tranche.

10.5	Waiver of conditions precedent

The conditions specified in this Clause 4 (Conditions of Drawdown) are solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on behalf of the Finance Parties (as the case may be)).

11.	DRAWDOWN

11.1	Delivery of a Drawdown Request and a Guarantee Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed and irrevocable Drawdown Request and a duly completed and irrevocable Guarantee Request not later than 10:00 hrs five (5) Business Days (New York time) prior to the proposed Drawdown Date of a Tranche.

11.2	Lenders’ and Guarantors’ participation

Upon receipt of a Drawdown Request, the Agent shall notify the Lenders and the Guarantors of such Drawdown Request. If the conditions set out in this Agreement have been met, and provided that the proposed Drawdown Date for the relevant Tranche is a date within the relevant Availability Period for that Tranche:

(a)

the relevant Lender shall no later than on the relevant Drawdown Date make available to the Borrower by way of direct payment from that Lender to the relevant Builder an amount equal to that Tranche; and

(b)	the Guarantors shall no later than on the Drawdown Date of that Tranche issue the relevant Guarantees in favour of the relevant Lender, in an aggregate amount equal to that Tranche.

11.3	Cancellation of Commitment

The Commitments in respect of a Tranche shall be immediately cancelled at the end of the Availability Period for that Tranche.

12.	REPAYMENT OF THE LOAN FACILITY

12.1	Repayment of the Troms Sirius Tranche

(a)

The Borrower shall repay the Troms Sirius Tranche by twenty four (24) consecutive semi-annual repayment instalments each in the amount of 1/24 of NOK 204,480,000, the first of which was due and paid by the Obligors on 27 November 2012, and as subsequently reduced, as set forth on Schedule 7 attached hereto.

(b)	Any other Outstanding Indebtedness in relation the Troms Sirius Tranche is due and payable on the Final Maturity Date of the Troms Sirius Tranche.

(c)	The Borrower may not re-borrow any part of the Troms Sirius Tranche which is repaid.

12.2	Repayment of the Troms Arcturus Tranche

(a)

The Borrower shall repay the Troms Arcturus Tranche by twenty four (24) consecutive semi-annual repayment instalments each in the amount of 1/24 of NOK 300,000,000, the first of which was due and paid by the Obligors on 31 July 2014, and as subsequently reduced, as set forth on Schedule 7 attached hereto.

(b)	Any other Outstanding Indebtedness in relation the Troms Arcturus Tranche is due and payable on the Final Maturity Date of the Troms Arcturus Tranche.

(c)	The Borrower may not re-borrow any part of the Troms Arcturus Tranche which is repaid.

12.3	Repayment of the Troms Mira Tranche

(a)

The Borrower shall repay the Troms Mira Tranche by twenty four (24) consecutive semi-annual repayment instalments each in the amount of 1/24 of USD 29,488,003, the first of which was due and paid by the Obligors on 7 July 2015, and as subsequently reduced, as set forth on Schedule 7 attached hereto.

(b)	Any other Outstanding Indebtedness in relation the Troms Mira Tranche is due and payable on the Final Maturity Date of the Troms Mira Tranche.

(c)	The Borrower may not re-borrow any part of the Troms Mira Tranche which is repaid.

12.4	Repayment of the Troms Hera Tranche

(a)

The Borrower shall repay the Troms Hera Tranche by twenty-four (24) consecutive semi-annual repayment instalments each in the amount of 1/24 of USD 31,338,360, the first of which was due and paid by the Obligors on 14 October 2015, and as subsequently reduced, as set forth on Schedule 7 attached hereto.

(b)	Any other Outstanding Indebtedness in relation the Troms Hera Tranche is due and payable on the Final Maturity Date of the Troms Hera Tranche.

(c)	The Borrower may not re-borrow any part of the Troms Hera Tranche which is repaid.

12.5	Scheduled reductions of the Guarantees

To the extent a Tranche is repaid and/or prepaid by the Borrower, the relevant Guarantees securing that Tranche shall be reduced by amounts corresponding with the scheduled repayments of that Tranche as set out in Clause 6.1 (Repayment of the Troms Sirius Tranche), Clause 6.2 (Repayment of the Troms Arcturus Tranche), Clause 6.3 (Repayment of the Troms Mira Tranche) or Clause 6.4 (Repayment of the Troms Hera Tranche), such reductions to reduce the liabilities of the Guarantors under those Guarantees pro rata in accordance with each Guarantor’s participation in those Guarantees. Notwithstanding the foregoing, the GIEK Guarantees and the Bank Guarantees shall not be reduced until there is no significant risk that any payment or transaction made to EKN or KLP under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document (for the avoidance of doubt, Guarantee Premium shall be paid for the duration of any such extended period).

13.	PREPAYMENT

13.1	Voluntary prepayment

The Borrower shall be entitled to prepay a Tranche (of its choice), in full or in part by a minimum amount of NOK 5,000,000 or USD 1,000,000 (as applicable) or multiples thereof on each Interest Payment Date by giving at least ten (10) Business Days prior written irrevocable notice to the Agent.

13.2	Mandatory prepayment - Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain a Tranche, that Lender shall in its sole discretion be entitled to cancel its Commitment in respect of that Tranche, and, if it has been advanced, the Borrower shall repay that Tranche immediately together with all accrued Outstanding Indebtedness.

13.3	Mandatory prepayment - non-renewal of a Bank Guarantee

If by the date falling sixty (60) days prior to a Bank Guarantee Expiry Date, that Bank Guarantee (i) has not been extended or (ii) has not been replaced by another bank guarantee in form and substance, and with a bank guarantor, acceptable to the relevant Lender and GIEK, the Borrower shall prepay the whole of any Tranche secured by that Bank Guarantee together with all other accrued Outstanding Indebtedness relating to such Tranche on the Bank Guarantee Expiring Date (it being understood that it is the Borrower’s right to have the Bank Guarantor replaced by another bank guarantor, acceptable to that Lender and GIEK).

13.4	Mandatory prepayment - Cessation of a Guarantee

(a)

If the Bank Guarantor becomes subject to any winding-up process or similar administrative process due to its financial standing, the Lenders may cancel their Commitment and declare the outstanding amounts under the Loan, together with all accrued Outstanding Indebtedness, immediately due and payable.

(b)

If a Guarantee ceases to be legally valid and binding or have full force and effect, the Lender to whom that Guarantee is issued may cancel its Commitment in respect of the Tranche to which that Guarantee relates and declare the outstanding amounts under that Tranche, together with all accrued Outstanding Indebtedness related to that Tranche, immediately due and payable.

13.5	Mandatory Prepayment – Insolvency or rating downgrade of the Bank Guarantor

If at any time the credit rating of the Bank Guarantor falls below Baa2 by Moody’s and/or BBB by Standard and Poor’s and/or BBB by Fitch respectively (as applicable), each Lender is entitled to demand that the Borrower substitutes the Bank Guarantor with a guarantor acceptable to that Lender within sixty (60) days after a demand by that Lender. If the Borrower fails to replace the Bank Guarantor, that Lender may cancel its Commitment and declare the outstanding amounts under the relevant Tranches, together with all accrued Outstanding Indebtedness related to those Tranches, immediately due and payable.

13.6	Terms and conditions of prepayment (both voluntary and mandatory)

(a)

Any notice of prepayment by the Borrower under this Clause 7 (Prepayment) shall be irrevocable and shall specify the date or dates upon which the prepayment is to be made and the amount of that prepayment.

(b)	Any partial prepayment under this Agreement shall be applied in inverse order of maturity against the remaining repayments instalments.

(c)

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid. Any prepayment under this Agreement is subject to Break Costs, and is without premium or penalty.

(d)

Any prepayment of the Loan shall be paid together with a handling fee of NOK 25,000 on each prepayment, payable to the Agent (for the account of the Lenders, on a pro rata basis) on the prepayment date.

(e)	The Borrower may not re-borrow any part of the Loan which is prepaid.

(f)	If the Agent receives a notice under this Clause 7 (Prepayment) it shall promptly forward a copy of that notice to the Lenders and the Guarantors.

(g)	The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

(h)

To the extent the Loan is prepaid by the Borrower, the Guarantees shall be reduced by amounts corresponding with the relevant prepayment, pro rata in accordance with each Guarantor’s participation in the Guarantees.

13.7	Unwinding of any Hedging Agreement

In case the Loan is prepaid in full in accordance with this Clause 7 (Prepayment) any Hedging Agreement shall be un-wound and any Break Costs in relation to such unwinding shall be for the cost of the Borrower. In case the Loan is prepaid in part in accordance with this Clause 7 (Prepayment), any Hedging Agreement shall be un-wound in the corresponding amount and any Break Costs in relation to such unwinding shall be for the cost of the Borrower.

13.8	Mandatory Prepayment – Total Loss or Sale

(a)

If any Security Vessel is sold or otherwise is disposed of in whole or in part (other than bareboat charters or time charters in the ordinary course of business or a permitted transfer of ownership of a Security Vessel to any Person who has become an Additional Obligor), or suffers a Total Loss, the full amount of the Disposal Reduction Amount shall be paid to the Lenders, on a pro rata basis of the relevant Lenders outstanding loans, on the Disposal Reduction Date. Following receipt by the Agent of the prepayment amount, and subject to closing procedure to be agreed between the Borrower and the Agent (in its sole discretion), the Agent shall be entitled to, and shall release (including taking any steps necessary to giving effect to such release) any Security Documents relating to the relevant Security Vessel and release any relevant guarantors.

(b)	For the purpose of this Clause 7.8 (Mandatory Prepayment - Total Loss or sale) the following definitions shall apply:

“Disposal Reduction Amount” means (i) (A) the higher amount of (1) the net proceeds received attributable to the sale of the Security Vessel sold or (2) 1/6 of the outstanding Obligations under this Agreement (net proceeds received attributable to the sale of the Security Vessel sold plus additional funds to “top up” such amount to equal 1/6 of the outstanding Obligations under this Agreement) or (B) such other amount of net proceeds attributable to the sale of the Security Vessel sold that is consented to by the Agent (on behalf of the Finance Parties) or (ii) the amount of any insurance proceeds as a result of a Total Loss of such Security Vessel, as applicable.

“Disposal Reduction Date” means, in relation to a Security Vessel:

(i)

where such Security Vessel has become a Total Loss, the date which is the earlier of the date the insurance proceeds are available and one hundred and twenty (120) days after such Security Vessel became a Total Loss; or

(ii)	where such Security Vessel is sold or otherwise disposed of, the date upon which the sale or disposal of such Security Vessel is completed.

13.9	Mandatory Prepayment – Repurchase or prepayment of New Secured Notes

In the event of any repurchase or prepayment of the New Secured Notes, the Borrower shall prepay a proportionate amount of the Loan based on a ratio of 1.00:3.44 to the amount repurchased or prepaid under the New Secured Notes, on a pro rata basis between the Tranches, provided that all prepayments made pursuant to this Clause (a) as a result of any repurchase or prepayment of the New Secured Notes after the Amendment and Restatement Agreement no. 5 Amendment Date and (b) which together with all prior prepayments made pursuant to this Clause 7.9 and the Amendment Prepayments would exceed an aggregate principal amount of USD 35,000,000, shall be applied pro rata between the Troms Sirius Tranche and the Troms Hera Tranche. The amount to be prepaid shall be (i) calculated in 6-month intervals, with the first calculation date being 31 December 2020 (each date a “Calculation Date”), and (ii) payable from the Calculation Date on which the prepayment amount was determined, to and including the following Calculation Date, provided that the prepayment is made on the applicable Repayment Date of each Tranche. Any Break Costs applicable to prepayments made subject to this Clause 7.9 shall be due and payable by the Borrower on the relevant Repayment Dates. In the event of any conflict between this Clause 7.9 and the provisions of the New Secured Notes Indenture incorporated in Clause 22 (Covenants – Tidewater Inc.) below, this Clause 7.9 shall prevail. For the avoidance of doubt, the aggregate of the prepayments made pursuant to this Clause 7.9 shall not exceed an aggregate principal amount of USD 45,000,000, minus the aggregate principal amount of the Amendment Prepayments, excluding any Break Costs applicable to each prepayment. In the event of any prepayments made pursuant to this Clause 7.9, the scheduled amortisation shall be reduced pro rata between the Tranches to which the prepayments were applied, and the Agent shall provide updated repayment schedules substantially in the form set out in Schedule 7 (Repayment Schedule) hereto.

14.	INTEREST

14.1	Calculation of interest

(a)	The rate of interest of each of the Troms Sirius Tranche and the Troms Arcturus Tranche for each Interest Period is the relevant CIRR Interest Rate for that Tranche.

(b)	The rate of interest of the Troms Mira Tranche for each Interest Period is the relevant CIRR Interest Rate.

(c)	The rate of interest of the Troms Hera Tranche for each Interest Period is the fixed interest rate of 2.92 % p.a.

(d)	Effective interest pursuant to Section 46 of the FA Act has been calculated by the Agent as set out in a separate notice from the Agent to the Borrower.

(e)	Interest for each Tranche with CIRR Interest Rate shall be calculated on the basis of a three hundred and sixty (360) day year and a thirty (30) day month.

14.2	Payment of interest

The Borrower shall pay accrued interest on each Tranche on the last day of each Interest Period for that Tranche, first time:

(a)	in respect of the Troms Sirius Tranche, six (6) months after the Drawdown Date for the Troms Sirius Tranche;

(b)	in respect of the Troms Arcturus Tranche, six (6) months after the Drawdown Date for the Troms Arcturus Tranche;

(c)	in respect of the Troms Mira Tranche, six (6) months after the Delivery Date of MV “Troms Mira”; and

(d)	in respect of the Troms Hera Tranche, six (6) months after the Delivery Date of MV “Troms Hera”.

14.3	Fixing of the Margin

(a)	The Margin shall on the Troms Hera Tranche be fixed for a period of ninety six (96) months or one hundred and forty four (144) months from the 15 April 2015 (the “Fixed Margin Period”).

(b)

If the Borrower chooses a Fixed Margin Period of ninety six (96) months for the Troms Hera Tranche, the Borrower may from the date falling sixty (60) Business Days prior to the Interest Payment Date falling nearest to the expiry of the Fixed Margin Period (the “Margin Review Date”), but no later than forty (40) Business Days prior to the Margin Review Date, request that KLP gives an offer to the Borrower for a fixed Margin (the “New Fixed Margin Offer”) for an additional period to be agreed between KLP and the Borrower and so on (the “New Fixed Margin Period”). KLP shall, within ten (10) Business Days of receipt of such request give a New Fixed Margin Offer to the Borrower. No later than ten (10) Business Days of receipt of the New Fixed Margin Offer, the Borrower may accept or reject the New Fixed Margin Offer. If the Borrower does not request KLP to give a New Fixed Margin Offer or does not accept the New Fixed Margin Offer in accordance with the conditions of this Clause 8.3 (Fixing of the Margin), KLP’s Commitment shall terminate and any amount outstanding under the Troms Hera Tranche together with KLP’s proportionate part of all Outstanding Indebtedness shall be due and payable by the Borrower on the last day of the relevant Fixed Margin Period.

14.4	Default interest

(a)

In the event, for any reason, the Borrower fails to pay any amount payable by it under any Finance Document in respect of the Loan on its due date, the Borrower shall pay interest on any such overdue amount at the rate of:

(i)

in case of CIRR Interest Rate, the rate being the higher of (a) CIRR Interest Rate plus 200 (two hundred) basis points per annum and (b) six (6) months NIBOR on the relevant due date plus 200 (two hundred) basis points per annum, from the due date to the actual date of payment;

(ii)

in case of the fixed rate of interest of the Troms Hera Tranche under Clause 8.1 (Calculation of Interest) (e) and (f), the rate being the higher of (a) such fixed rate of interest plus 200 (two hundred) basis points per annum and (b) six (6) months LIBOR or NIBOR (as the case may be) plus 200 (two hundred) basis points per annum from the due date to the actual date of payment.

(b)

If any other Event of Default has occurred and is continuing and notice thereof has been sent from the Agent to the Borrower, all Outstanding Indebtedness shall be deemed overdue and default interest will be calculated on the total amount of Outstanding Indebtedness.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded monthly with the overdue amount at the end of each monthly period applicable to that overdue amount but will remain immediately due and payable. Interest on delayed payments shall be calculated on the basis of actual days elapsed and a year of three hundred and sixty (360) days and shall be paid together with the overdue amount or upon the Agent’s written demand.

14.5	Notification of rates of interest

The Agent shall promptly notify the Lenders, the Guarantors and the Borrower of the determination of the applicable rates of interests under this Agreement on the relevant Quotation Day.

15.	INTEREST PERIODS

15.1	Selection of Interest Periods

Each Interest Period in respect of each Tranche shall have a duration of six (6) months or such other duration as mutually agreed between the Borrower and the Lender financing a Tranche.

15.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not), provided however that an Interest Period shall not extend beyond the Final Maturity Date.

16.	CHANGES TO THE CALCULATION OF INTEREST

16.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for the applicable IBOR for the Interest Period of the Loan, the applicable IBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of the Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for the applicable IBOR for:

(i)	the currency of the Loan; or

(ii)	the Interest Period of the Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable IBOR shall be the Reference Bank Rate as of as of 12:00 noon (Oslo time) on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of the Loan.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no IBOR for the Loan and Clause 10.4 (Cost of funds) shall apply to the Loan for that Interest Period.

16.2	Absence of quotations

Subject to Clause 10.3 (Market disruption), if LIBOR or NIBOR (as the case may be) is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by 11:00 hours (London or Oslo time, as the case may be) on the Quotation Day, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

16.3	Market disruption

(a)

If a Market Disruption Event (as defined below) occurs in relation to the Loan for any Interest Period and/or at the Quotation Day prior to the Margin Review Date (as defined in Clause 8.3 (Fixing of the Margin)), then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be a percentage rate per annum as reasonably determined by that Lender.

(b)	In this Agreement, “Market Disruption Event” means:

(i)

at or about noon on the Quotation Day for the relevant Interest Period LIBOR or NIBOR (as the case may be) is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or NIBOR (as the case may be) for the relevant currency and Interest Period; or

(ii)

a Lender determines (which determination shall be final and conclusive and binding on the Borrower) that the cost to it of obtaining matching deposits or funds in the Relevant Interbank Market or other relevant markets would be in excess of LIBOR or NIBOR (as the case may be) and informs the Agent of this before close of business in London or Oslo (as the case may be) on the Quotation Day for the relevant Interest Period.

16.4	Cost of funds

(a)

If this Clause 10.4 applies in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	If this Clause 10.4 applies, the Agent shall, as soon as is practicable, notify the Borrower.

16.5	Alternative basis of interest or funding

(a)

If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Lenders, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph a) above shall, with the prior consent of the Lenders and the Borrower, be binding on all Parties.

16.6	Break Costs

(a)

The Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Tranche or Unpaid Sum being paid by the Borrower on a day other than an agreed day, or in another than agreed amount, for that Tranche or Unpaid Sum.

(b)	The Lenders shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs.

17.	FEES

17.1	Commitment fee

The Borrower shall pay:

(a)

to the Agent (for further distribution to the Bank Guarantor) a non-refundable commitment fee of 40% of the Guarantee Premium per annum calculated on 10% of any unutilized portion of any Tranche accruing from the date of the Amendment and Restatement Agreement no. 3;

(b)

to the Agent (for further distribution to GIEK) a non-refundable commitment fee of 40% of the Guarantee Premium per annum calculated on 90% of any unutilized portion of any Tranche accruing from the date of the Amendment and Restatement Agreement no. 3; and

in each case until the Drawdown Date or the last day of the Availability Period of that Tranche (whichever is the earlier) and payable on the Drawdown Date or the last day of the Availability Period of that Tranche (as relevant).

It is understood that no commitment fee is payable under Amendment and Restatement Agreement no. 5.

17.2	Upfront fee

The Borrower shall pay to the Agent (for further distribution to the Guarantors on a pro rata basis) a non- refundable up-front fee of NOK 1,865,600 (equal to 50 basis points calculated on the nominal NOK amount of each of the Troms Mira Tranche and the Troms Hera Tranche), which fee is due and payable on the date of the Amendment and Restatement Agreement no. 3. It is understood that no upfront fee is payable under Amendment and Restatement Agreement no. 5.

17.3	Agency fee

The Borrower shall pay to the Agent a non-refundable Agency Fee in the amount of NOK 110,000 per year which fee is due first time on the date of the Amendment and Restatement Agreement no. 2 and thereafter on 31 January of each following year until the termination of the Troms Sirius Tranche or Troms Arcturus Tranche (whichever comes later) plus NOK 202,500 per year which fee is due first time on 31 January 2015 and thereafter on 31 January of each following year until the termination of the Troms Mira Tranche or Troms Hera Tranche. It is hereby acknowledged that the Agency Fee due 31 January 2017 has been paid.

17.4	Guarantee premium

(a)	The Borrower shall pay to the Agent (for further distribution to GIEK) a Guarantee Premium of:

Pricing level	Tidewater Inc.’s Consolidated Funded Indebtedness to Total Capitalization Ratio	Guarantee premium
1	<25%	125.0 bps
2	>/=25% and <35%	137.5 bps
3	>/=35% and <45%	150.0 bps
4	>/=45%	200.0 bps

Per annum of the effective amount of each of the Troms Sirius GIEK Guarantee and the Troms Arcturus GIEK Guarantee at any time, and of

Pricing level	Tidewater Inc.’s Consolidated Funded Indebtedness to Total Capitalization Ratio	Guarantee premium
1	<25%	100.0 bps
2	>/=25% and <35%	110.0 bps
3	>/=35% and <45%	130.0 bps
4	>/=45%	150.0 bps

per annum of the effective amount of each of the Troms Mira GIEK Guarantee and the Troms Hera GIEK Guarantee at any time, in each event payable semi-annually in arrears on the same dates as the Borrower shall pay interest and principal on the relevant Tranche pursuant to Clause 6.1 (Repayment of the Troms Sirius Tranche) and Clause 6.2 (Repayment of the Troms Arcturus Tranche) (as the case may be). If the Guarantee Premium payable to the Bank Guarantor at any time is increased or decreased, the Guarantee Premium payable to GIEK can be adjusted correspondingly at GIEKs discretion.

Notwithstanding the above, the Guarantee Premium set out above shall be increased with 100 bps p.a. of the effective amount of each of the Troms Sirius GIEK Guarantee, the Troms Arcturus GIEK Guarantee, the Troms Mira GIEK Guarantee and the Troms Hera GIEK Guarantee, as applicable, from and including the Chapter 11 Plan Effective Date up to and including 14 April 2023.

(b)	The Borrower shall pay to the Agent (for further distribution to the Bank Guarantor) a Guarantee Premium of:

Pricing level	Tidewater Inc.’s Consolidated Funded Indebtedness to Total Capitalization Ratio	Guarantee premium
1	<25%	125.0 bps
2	>/=25% and <35%	137.5 bps
3	>/=35% and <45%	150.0 bps
4	>/=45%	200.0 bps

Per annum of the effective amount of each of the Troms Sirius Bank Guarantee and the Troms Arcturus Bank Guarantee at any time, and of

Pricing level	Tidewater Inc.’s Consolidated Funded Indebtedness to Total Capitalization Ratio	Guarantee premium
1	<25%	100.0 bps
2	>/=25% and <35%	110.0 bps
3	>/=35% and <45%	130.0 bps
4	>/=45%	150.0 bps

per annum of the effective amount of each of the Troms Mira Bank Guarantee and the Troms Hera Bank Guarantee at any time, in each event payable semi-annually in arrears on the same dates as the Borrower shall pay interest and principal on the relevant Tranche pursuant to Clause 6.3 (Repayment of the Troms Mira Tranche) and Clause 6.4 (Repayment of the Troms Hera Tranche) (as the case may be). If the Guarantee Premium payable to the Bank Guarantor at any time is increased or decreased, the Guarantee Premium payable to GIEK can be adjusted correspondingly at GIEKs discretion.

Notwithstanding the above, the Guarantee Premium set out above shall be increased with 100 bps p.a. of the effective amount of each of the Troms Sirius Bank Guarantee, the Troms Arcturus Bank Guarantee, the Troms Mira Bank Guarantee and the Troms Hera Bank Guarantee, as applicable, from and including the Chapter 11 Plan Effective Date up to and including 14 April 2023.

18.	TAX GROSS UP AND INDEMNITIES

18.1	Tax gross-up

All payments to be made by the Borrower hereunder shall be made free and clear of and without deduction for or on account of any present or future Taxes (other than Excluded Taxes) of any nature now or hereafter imposed on the Borrower unless the Borrower is compelled by law to make payment subject to any such Taxes. In that event the Borrower shall (i) pay to the Agent (on behalf of the Finance Parties) such additional amounts as may be necessary to ensure that the Finance Parties receive a net amount equal to that which they would have received had such payment not been made subject to any Taxes, and (ii) deliver to the Agent (on behalf of the Finance Parties) within ten (10) Business Days of any request by it an official receipt in respect of the payment of any Taxes so deducted.

18.2	Stamp taxes

The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

18.3	Value added tax

All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

19.	INCREASED COSTS

19.1	Increased costs

(a)

Subject to Clause 13.3 (Exceptions) the Borrower shall, within ten (10) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any applicable law or regulation made after the Closing Date.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

19.2	Increased cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

19.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a deduction or withholding for or on account of Tax from a payment under a Finance Document required by law to be made by the Borrower; or

(b)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

19.4	Delay in Requests

Failure or delay on the part of any Finance Party to demand compensation pursuant to the foregoing provisions of this Clause shall not constitute a waiver of such Finance Party’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Finance Party pursuant to the foregoing provisions of this Clause for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Finance Party notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Finance Party’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

20.	OTHER INDEMNITIES

20.1	Currency indemnity

(a)

If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

20.2	Other indemnities

The Borrower shall within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss, or liability, including liability for Break Costs, incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by the Borrower to pay any amount due under a Finance Document on its due date;

(c)

funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in a Drawdown Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(e)

any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by the Agent or any Finance Party as a result of the conduct of the Borrower or any of their directors, officers or employees, that violates any Laws.

The indemnity in paragraph e) above shall cover any cost, loss or liability incurred by each Finance Party in any jurisdiction, arising or asserted under or in connection with any Laws (including any Laws relating to sanctions).

20.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction in relation to any of the Finance Documents which it reasonably believes to be genuine, correct and appropriately authorised.

21.	COSTS AND EXPENSES

21.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent for distribution to the Finance Parties the amount of all costs and expenses (including but not limited to external documented legal and collateral fees and costs related to operating a secure website for communicating with the Lenders and the Guarantors and VAT) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution syndication, perfection, amendment, enforcement and preservation of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed before or after the Closing Date.

21.2	Amendment and enforcement costs

The Borrower shall, within three (3) Business Days of demand, reimburse the Agent or another Finance Party for the amount of all costs and expenses (including but not limited to external documented legal and collateral fees and administration fees) reasonably incurred by it in connection with:

(a)	the granting of any release, waiver or consent under the Finance Documents at the request of the Borrower;

(b)	any amendment or variation of any of the Finance Documents at the request of the Borrower; and

(c)

the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents whether or not any Finance Party has exercised any default remedies.

For the avoidance of doubt, costs payable by the Borrower under Clause 15.1 (Transaction expenses) and this Clause 15.2 (Amendment and enforcement costs) remain payable whether or not any portion of the Loan is ever advanced or the Guarantees are ever issued.

22.	GUARANTEE

22.1	Troms Sirius Tranche

The Borrower’s obligations and liabilities under the Troms Sirius Tranche shall at any time until all amounts due to the Finance Parties thereunder have been paid and/or repaid in full be guaranteed by:

(a)	the Corporate Guarantees;

(b)	the Troms Sirius Bank Guarantee; and

(c)	the Troms Sirius GIEK Guarantee,

each of them pursuant to the respective terms and conditions thereof, and any other document that may have been or shall from time to time hereafter be executed as a guarantee for an Obligor’s obligations under or pursuant to the Finance Documents.

22.2	Troms Arcturus Tranche

The Borrower’s obligations and liabilities under the Troms Arcturus Tranche shall at any time until all amounts due to the Finance Parties thereunder have been paid and/or repaid in full, be guaranteed by:

(a)	the Corporate Guarantees;

(b)	the Troms Arcturus Bank Guarantee; and

(c)	the Troms Arcturus GIEK Guarantee,

each of them pursuant to the respective terms and conditions thereof, and any other document that may have been or shall from time to time hereafter be executed as a guarantee for an Obligor’s obligations under or pursuant to the Finance Documents.

22.3	Troms Mira Tranche

The Borrower’s obligations and liabilities under the Troms Mira Tranche shall at any time until all amounts due to the Finance Parties thereunder have been paid and/or repaid in full, be guaranteed by:

(a)	the Corporate Guarantees;

(b)	the Troms Mira Bank Guarantee; and

(c)	the Troms Mira GIEK Guarantee,

each of them pursuant to the respective terms and conditions thereof, and any other document that may have been or shall from time to time hereafter be executed as a guarantee for an Obligor’s obligations under or pursuant to the Finance Documents.

22.4	Troms Hera Tranche

The Borrower’s obligations and liabilities under the Troms Hera Tranche shall at any time until all amounts due to the Finance Parties thereunder have been paid and/or repaid in full, be guaranteed by:

(a)	the Corporate Guarantees;

(b)	the Troms Hera Bank Guarantee; and

(c)	the Troms Hera GIEK Guarantee,

each of them pursuant to the respective terms and conditions thereof, and any other document that may have been or shall from time to time hereafter be executed as a guarantee for an Obligor’s obligations under or pursuant to the Finance Documents.

23.	CORPORATE GUARANTEE AND INDEMNITY

23.1	Corporate Guarantee and indemnity

Each Corporate Guarantor, the Vessel Owner and any Person becoming an Additional Obligor irrevocably and unconditionally:

(a)	guarantees to each Finance Party the punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)

undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, each Corporate Guarantor, the Vessel Owner and each Additional Obligor shall immediately on demand (in Norwegian “påkravsgaranti”) pay that amount, and each Corporate Guarantor, the Vessel Owner and each Additional Obligor shall have no right of reservation or objection to such demand for payment by the Agent and no conflict or dispute of whatsoever nature between the Agent and the Borrower shall have an impact on any Corporate Guarantor’s, the Vessel Owner’s or Additional Obligor’s (as applicable) obligations to pay under the guarantee set out in this Clause 17 (Corporate Guarantee and indemnity); and

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Corporate Guarantors or the Additional Guarantors (as applicable) under this indemnity will not exceed the amount they would have had to pay under this Clause 17 (Corporate Guarantee and indemnity) if the amount claimed had been recoverable on the basis of a guarantee;

subject however, to Clause 17.2 (Corporate Guarantee limitations) below.

23.2	Corporate Guarantee limitations

Notwithstanding the obligations of each Corporate Guarantor, the Vessel Owner and any Person becoming an Additional Obligor pursuant to the guarantee set out in this Clause 17 (Corporate Guarantee and indemnity):

(a)

the maximum guarantee liability of each Corporate Guarantor, the Vessel Owner and each Additional Obligor hereunder shall always be limited to NOK 1,300,000,000 plus (i) any interest, default interest, Break Cost or other costs, fees and expenses related to the Borrower’s obligations under the Finance Documents and (ii) any default interest or other costs, fees and expenses related to the liability of that Corporate Guarantor, the Vessel Owner or that Additional Obligor hereunder;

(b)

the corporate guarantee set out in this Clause 17 (Corporate Guarantee and indemnity) does not apply to any liability if and to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Chapter 8 of the Companies Act or any equivalent and applicable provisions under the laws of the relevant jurisdiction of that Corporate Guarantor, the Vessel Owner or that Additional Obligor.

23.3	Continuing guarantee

This Corporate Guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.4	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor, any Additional Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Corporate Guarantor, the Vessel Owner and any Person becoming an Additional Obligor under this Clause 17 (Corporate Guarantee and indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

23.5	Waiver of defences

The obligations of each Corporate Guarantor, the Vessel Owner and any Person becoming an Additional Obligor under this Clause 17 (Corporate Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (Corporate Guarantee and indemnity) (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document, guarantee or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document, guarantee or security; or

(g)	any insolvency or similar proceedings.

23.6	Immediate recourse

Each Corporate Guarantor, the Vessel Owner and any Person becoming an Additional Obligor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Corporate Guarantor, the Vessel Owner or that Additional Obligor under this Clause 17 (Corporate Guarantee and indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

23.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and neither any Corporate Guarantor or Additional Obligor, nor the Vessel Owner shall be entitled to the benefit of the same; and

(b)

hold in an interest-bearing suspense account any moneys received from any Corporate Guarantor, the Vessel Owner or any Additional Obligor or on account of any Corporate Guarantor, the Vessel Owner or any Additional Obligor’s liability under this Clause 17 (Corporate Guarantee and indemnity).

23.8	Deferral of the Corporate Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, neither any Corporate Guarantor or Additional Obligor, nor the Vessel Owner will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Corporate Guarantee and indemnity):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which that Corporate Guarantor, the Vessel Owner or that Additional Obligor has given a guarantee, undertaking or indemnity under Clause 17.1 (Corporate Guarantee and Indemnity), however, so that the relevant Corporate Guarantor, the Vessel Owner or the relevant Additional Obligor in case of bankruptcy of an Obligor shall be entitled to file claims against the bankruptcy estate of such Obligor (provided however that the rights of that Corporate Guarantor, the Vessel Owner or that Additional Obligor shall always be fully subordinated to the rights of the Finance Parties hereunder);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If any Corporate Guarantor, the Vessel Owner or any Additional Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 30 (Payment mechanics).

23.9	Additional security

This Corporate Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

23.10	Norwegian Financial Agreements Act

Each Corporate Guarantor, the Vessel Owner and each Additional Obligor, to the extent it is deemed to be a guarantor pursuant to the FA Act, specifically waives all rights under the provisions of the FA Act not being mandatory provisions, including (but not limited to) the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

(a)

§ 29 (as the Agent shall be entitled to exercise all its rights under this Agreement and applicable law in order to secure payment. Such rights shall include the right to set-off any credit balance in any currency, on any bank account a Corporate Guarantor might have with each of the Finance Parties individually against the amount due);

(b)	§ 63 (1) – (2) (to be notified of an Event of Default hereunder and to be kept informed thereof);

(c)	§ 63 (3) (to be notified of any extension granted to the Borrower in payment of principal and/or interest);

(d)	§ 63 (4) (to be notified of the Borrower’s bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

(e)	§ 65 (3) (that its consent is required for it to be bound by amendments to the Finance Documents that may be detrimental to its interest);

(f)	§ 67 (2) (about any reduction of its liabilities hereunder, since no such reduction shall apply as long as any amount is outstanding under the Finance Documents);

(g)	§ 67 (4) (that its liabilities hereunder shall lapse after ten (10) years, as it shall remain liable hereunder as long as any amount is outstanding under any of the Finance Documents);

(h)

§ 70 (as it shall not have any right of subrogation into the rights of the Finance Parties under the Finance Documents until and unless the Finance Parties shall have received all amounts due or to become due to them under the Finance Documents);

(i)

§ 71 (as the Finance Parties shall have no liability first to make demand upon or seek to enforce remedies against the Borrower or any other security provided in respect of the Borrower’s liabilities under the Finance Documents before demanding payment under or seeking to enforce its guarantee obligations hereunder);

(j)	§ 72 (as all interest and default interest due under any of the Finance Documents shall be secured by its guarantee obligations hereunder);

(k)	§ 73 (1) – (2) (as all costs and expenses related to a termination event or an Event of Default under this Agreement shall be secured by its guarantee obligations hereunder); and

(l)

§ 74 (1) – (2) (as it shall not make any claim against the Borrower for payment by reason of performance by it of its obligations under the Finance Documents until and unless the Finance Parties first shall have received all amounts due or to become due to them under the Finance Documents).

24.	SECURITY

(a)

The Obligations shall at any time be secured (in addition to the guarantee provided in Clause 17 (Corporate Guarantee and indemnity) by the following Security Documents (to the extent such security cannot be provided due to existing contractual arrangements, such security shall be provided as soon as possible after the termination of such contractual restriction):

(i)	the Mortgages over the Security Vessels;

(ii)	the Assignment of Insurances;

(iii)	the Assignment of Monetary Claims;

(iv)	the Assignment of Earnings; and

(v)	the Share Charges.

(b)	The Security Documents shall rank with first priority.

(c)

In relation to the obligation to provide the Assignment of Earnings it is understood that the Lenders agree only to require that “reasonable efforts” are applied by the relevant Additional Obligor in obtaining (a) a first priority security interest over all earnings in respect of charter contracts with independent third parties and (b) any acknowledgement from any independent third parties.

25.	GUARANTEES

25.1	Pro rata demands under the Guarantees

If a Lender wishes to make any demand for payment under a Guarantee, such demand must be made pro rata under each of the Guarantees securing the relevant Tranche, in accordance with the outstanding amount under each such Guarantee.

25.2	Claims under the GIEK Guarantees and the Bank Guarantees

(a)

The Borrower irrevocably and unconditionally authorises the Guarantors to pay any claim made or purported to be made under the respective Guarantees and which appears on its face to be in order (a “claim”).

(b)	The Borrower shall immediately on demand pay to the Agent (for further distribution to the Guarantors) an amount equal to the amount of any claim.

(c)	The Borrower acknowledges that the Guarantors:

(i)	are not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deal in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of the Borrower under this clause will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

25.3	Indemnities

(a)

The Borrower shall immediately on demand indemnify the Guarantors against any cost, loss or liability incurred by the Guarantors (otherwise than by reason of the Guarantors’ gross negligence or wilful misconduct) in acting as guarantors under the Guarantees requested by or on behalf of the Borrower.

(b)

The obligations of the Borrower under this clause will not be affected by any act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or any other person) including:

(i)	(any time, waiver or consent granted to, or composition with, the Borrower, any beneficiary under the Guarantees or any other person;

(ii)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Borrower, any beneficiary under the Guarantees or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower, any beneficiary under the Guarantees or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

(c)

The obligations of the Borrower under this clause are continuing obligations and will extend to the ultimate balance of sums payable by the Borrower in respect of the Guarantees, regardless of any intermediate payment or discharge in whole or in part.

25.4	Subrogation

(a)

The Guarantors shall when all or a part of the amounts have been paid under the Guarantees, automatically without any notice or formalities of any kind, have the right of subrogation, corresponding to the amounts paid under the respective Guarantees, into the rights of the Lenders under the Finance Documents. The Borrower waives any right to dispute or delay a subrogation of the rights of the Lenders under this Agreement to the Guarantors, and the Borrower undertakes to sign and execute any document reasonably required by the Guarantors in connection with a subrogation as aforesaid.

(b)

In the event that a subrogation right should occur and the Loan and all amounts outstanding under this Agreement have been paid to the Lenders, the Lenders shall assign their rights pursuant to the Finance Documents to the Guarantors (or whomsoever they choose to nominate), who shall become party to the Finance Documents and thereby replacing the Lenders in all respects, and any settlement in case of realization of the assets of the Borrower shall be made between the Guarantors (or whomsoever they choose to nominate) on a pari passu basis based on such parties’ proportionate shares subject always to Clause 30.5 (Partial payments).

26.	REPRESENTATIONS AND WARRANTIES

Each Obligor and the Security Provider makes the representations and warranties set out in this Clause 20 (applicable to it) to each Finance Party on the Amendment and Restatement Agreement no. 5 Amendment Date:

26.1	Existence, Qualification and Power

Each Obligor and the Security Provider (a) is duly organized, formed or incorporated and validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Finance Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in (b) and (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

26.2	Authorization; No Contravention

The execution, delivery and performance by each Obligor and the Security Provider of each Finance Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

26.3	Governmental Authorization; Other Consents

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Obligor or the Security Provider of this Agreement or any other Finance Document.

26.4	Binding Effect

This Agreement has been, and each other Finance Document, when delivered hereunder, will have been, duly executed and delivered by each Obligor and the Security Provider that is party thereto. This Agreement constitutes, and each other Finance Document when so delivered will constitute, a legal, valid and binding obligation of such Obligor or Security Provider, enforceable against each Obligor and Security Provider that is party thereto in accordance with its terms, subject to (a) the effects of any Debtor Relief Laws, (b) implied covenants of good faith and fair dealing, and (c) general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

26.5	Litigation

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Responsible Officers of Tidewater Inc., threatened, at Law, in equity, in arbitration or before any Governmental Authority, by or against any Obligor or the Security Provider or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Finance Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

26.6	No Default

No Obligor nor the Security Provider is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Finance Document.

26.7	Ownership of Property; Liens

Each Obligor and the Security Provider has good title to, or valid leasehold interests in, all assets and real property material to its business or subject to any Security Document, except to the extent any failure to do so would not reasonably be expected to have a Material Adverse Effect. The property of the Borrower, the Vessel Owner and each person that has become an Additional Obligor is subject to no Liens, other than Liens permitted by Clause 23.1 (Liens) and other than the security created under Clause 18 (Security).

26.8	Environmental Compliance

(a)

Each Obligor and each of its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations, properties and vessels, and as a result thereof the each Obligor and such Subsidiaries have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

No Obligor or any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties or Security Vessels have been identified on any current or proposed National Priorities List under 40 C.F.R. §300 or any list arising from a state statute similar to CERCLA. None of the Properties or Security Vessels have been identified on any CERCLIS list.

(c)

No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, released, managed at or shipped or transported to or from the Properties, the Security Vessels or are otherwise present at, on, in or under the Properties, the Security Vessels or, to the knowledge of any Obligor, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released and managed, shipped or transported in the ordinary course of business in compliance with all applicable Environmental Laws, except where failure to comply could not reasonably be expected to have a Material Adverse Effect.

(d)

Each Obligor and each of its Subsidiaries has procured all permits, licenses or authorizations (or any variances or waivers) necessary under Environmental Laws for the conduct of its business except to the extent any failure to do so could not reasonably be expected to have a Material Adverse Effect.

26.9	Taxes

Each Obligor and each of its Subsidiaries has filed all Federal, state and other material tax returns and reports, which, to the knowledge of the Responsible Officers of Tidewater Inc., are required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and (ii) returns and reports the non-filing of which, and Taxes the non-payment of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither any Obligor nor any Subsidiary thereof is party to any tax sharing agreement.

26.10	Margin Regulations; Investment Company Act

(a)

No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose which entails a violation (including on the part of any Finance Party) of Regulation U or X of the FRB.

(b)	No Obligor is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

26.11	Disclosure

No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Obligor to the Agent or any Finance Party in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Finance Document (in each case as modified or supplemented by other information so furnished) taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projected financial information was delivered (it being recognized by the Agent and the Finance Parties that such projected financial information is not to be viewed as fact and is subject to significant uncertainties and contingencies many of which are beyond the Obligors’ control, that no assurance can be given that any particular financial projections will be realized, and that actual results may vary materially from such projected financial information).

26.12	Compliance with Laws

Each Obligor and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

26.13	Solvency

(a)	Tidewater Inc. and its Subsidiaries, taken as a whole on a consolidated basis, is Solvent.

(b)

The representation in paragraph (a) of this Clause shall not be made in the period from and including the Amendment and Restatement Agreement no. 4 Amendment Date and up to but not including the Chapter 11 Plan Effective Date.

26.14	Use of Proceeds

The proceeds of the Loans will be used in accordance with Clause 3 (Purpose).

26.15	Pari passu ranking

Each Obligor’s payment obligations under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

26.16	Foreign Assets Control Regulations, etc.

(a)

No Obligor nor any of its Subsidiaries is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”) or, to the extent applicable to the Borrower and its Subsidiaries, any similar list published by the relevant authorities of the United Nations, the European Union, the United Kingdom or the Kingdom of Norway (each OFAC Listed Person and each other entity described in clause (i), a “Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any Listed Person or (y) the government of a country subject to (A) comprehensive U.S. economic sanctions administered by OFAC (currently Iran, Sudan, Cuba, Syria and North Korea), or (B) to the extent applicable to the Obligors and their Subsidiaries, comprehensive economic sanctions, regulations or embargoes administered by the United Nations, the European Union, the United Kingdom or the Kingdom of Norway, in the case of clauses (x) and (y), in violation of any Law or regulation (each Listed Person and each other entity described in clause (ii), a “Blocked Person”).

(b)

No part of the proceeds of the Loan constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by any Obligor or indirectly through any of its Subsidiaries, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)

To each Obligor’s actual knowledge after making due inquiry, no Obligor nor any of its Subsidiaries (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable Law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. Each Obligor has taken reasonable measures appropriate, in the judgment of such Obligor, to the circumstances (in any event as required by applicable Law), to ensure that such Obligor and each of its Subsidiaries is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)

No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Obligors.

26.17	The Security Vessels

(a)

Each Security Vessel is in the absolute ownership of the relevant Security Vessel owner, free and clear of all encumbrances (other than security created pursuant to the Security Documents and Liens otherwise permitted under Clause 23.1 (Liens)) and, the respective Security Vessel owner is and will remain the sole, legal and beneficial owner of such Security Vessel which is registered in the name of the relevant Security Vessel owner with an Acceptable Flag Jurisdiction;

(b)

Except while such Security Vessel is undergoing repairs or maintenance or is in lay up or stacked, each Security Vessel is kept in a good, safe and efficient condition and state of repair (reasonable wear and tear excepted) consistent with prudent ownership and management practice and operated in accordance with good internationally recognized standards, complying with the ISM Code (to the extent applicable) and the ISPS Code (to the extent applicable) and all other marine safety and other regulations and requirements from time to time applicable to vessels registered in the relevant Acceptable Flag Jurisdiction and applicable to vessels trading in any jurisdiction in which the Security Vessel may operate from time to time; provided that the relevant owner of such Security Vessel shall (i) at all times exercise due diligence to ensure preventative maintenance is performed on the Security Vessel’s integral equipment, (ii) ensure that such Security Vessel which is laid-up or stacked is capable of maintaining operational capabilities upon being re-entered in a Classification Society upon removal from lay up or stacking and (iii) ensure that any lay up or stacking is carried out in accordance with prudent industry standards; and

(c)

Except (i) while such Security Vessel is undergoing repairs or maintenance or is in lay up or stacked each Security Vessels is maintained with a Classification Society reasonably acceptable to the Lenders, free of all material overdue recommendations and adverse notations; provided that the relevant owner of such Security Vessel shall (i) at all times exercise due diligence to ensure preventative maintenance is performed on the Security Vessel’s integral equipment, (ii) ensure that such Security Vessel which is laid-up or stacked is capable of maintaining operational capabilities upon being re-entered in a Classification Society upon removal from lay up or stacking and (iii) ensure that any lay up or stacking is carried out in accordance with prudent industry standards.

26.18	Shares

The shares of the Borrower, the Vessel Owner and each person that has become an Additional Obligor which are subject to security created or intended to be created under the Security Documents are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to such security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the security. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of the Borrower, the Vessel Owner or each person that has become an Additional Obligor (including any option or right of pre-emption or conversion).

26.19	No winding-up

No Obligor or Security Provider has taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against them for its reorganisation, winding-up, dissolution or administration or other similar process in any relevant jurisdiction or for the appointment of a receiver, business rescue practitioner, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets.

26.20	Repetition

All the representations and warranties in this Clause 20 are made by each Obligor (as applicable) and the Security Provider (as applicable) on the date of this Agreement and are deemed to be repeated (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are made and shall be true and correct as of such earlier date):

(a)	on the date of each Drawdown Request;

(b)	on each Drawdown Date;

(c)	on the first day of each Interest Period; and

(d)

in each Compliance Certificate forwarded to the Agent (or, if no such Compliance Certificate is forwarded as required, on each day such certificate should have been forwarded to the Agent at the latest).

27.	AFFIRMATIVE COVENANTS

The undertakings set out in this Clause 21 (Affirmative Covenants) shall remain in force from the date of this Agreement and for as long as any Finance Party shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Guarantee shall remain outstanding:

27.1	Reports and Compliance Certificate

(a)	So long as any Obligations are outstanding, whether or not Tidewater Inc. is subject to the reporting requirements of the Exchange Act, Tidewater Inc. will furnish to the Agent:

(i)

within the time period specified in the SEC’s rules and regulations, annual reports of Tidewater Inc. for such fiscal year containing the information required to be contained in an annual report on Form 10-K (or any successor form), except to the extent permitted to be excluded by the SEC;

(ii)

within the time period specified in the SEC’s rules and regulations, quarterly reports of Tidewater Inc. for such fiscal quarter containing the information required to be contained in a quarterly report on Form 10-Q (or any successor), except to the extent permitted to be excluded by the SEC; and

(iii)	within the time period specified in the SEC’s rules and regulations, such other reports on Form 8-K (or any successor) required.

(b)

So long as any Obligations are outstanding, Tidewater Inc. will furnish to the Agent, within ten (10) Business Days after the release of Tidewater Inc.’s quarterly earnings report, a copy of the report supplementing Schedule 5.06(b) to the New Secured Notes Indenture.

(c)

Tidewater Inc. will (a) post information required to be made available under the New Secured Notes Indenture and this Agreement (other than reports filed with the SEC via the EDGAR system), on its website or Intralinks or a comparable password protected online data system (which will require a confidentiality acknowledgment), and (b) arrange and participate in quarterly conference calls to discuss its results of operations no later than ten (10) Business Days following the date on which each of the quarterly and annual reports are made available as provided above; provided however, that, at the sole option of Tidewater Inc., the requirement for such quarterly conference calls can be satisfied by any public quarterly earnings call of the Tidewater Inc. for such quarter. Access to any such reports on the Tidewater Inc.’s website and to such quarterly conference calls may be password protected.

(d)

Delivery of the reports required by this Clause 21.1 to the Agent is for informational purposes only and the Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Tidewater Inc.’s compliance with any of its covenants hereunder (as to which the Agent is entitled to rely exclusively on Compliance Certificates). Reports filed by Tidewater Inc. with the SEC via the EDGAR system will be deemed to be furnished to the Agent as of the time such reports are filed via EDGAR.

(e)

Tidewater Inc. shall deliver to the Agent, within 90 days after the end of each fiscal year, a Compliance Certificate signed by a Responsible Officer stating that, in the course of the performance by the signer of his or her duties as an officer of Tidewater Inc., he or she would normally have knowledge of any default by Tidewater Inc. in the performance of any of its obligations contained in this Agreement and stating, as to such Responsible Officer signing such certificate, that to his or her knowledge Tidewater Inc. and the Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Tidewater Inc. is taking or proposes to take with respect thereto).

(f)

Tidewater Inc. shall deliver to the Agent, within ten (10) Business Days after delivery of the reports required by sub-paragraph (a)(i) and (a)(ii), a Compliance Certificate signed by a Responsible Officer stating that the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Clauses 21 (Affirmative Covenants), 22 (Covenants – Tidewater Inc.), 23 (Negative Covenants) and 24 (Security Vessel Covenants) of this Agreement, during the quarterly or annual period covered by the earnings reports most recently released (including with respect to each Clause, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Clauses, and the calculation of the amount, ratio or percentage then in existence).

(g)

In addition, Tidewater Inc. shall notify the Agent, as soon as possible, and in any event within five (5) Business Days after a Responsible Officer of Tidewater Inc. becomes aware of the occurrence of any Event of Default or Default (both terms as defined in the New Secured Notes Indenture) under the New Secured Notes Indenture.

(h)

Notice pursuant to sub-paragraph (g) shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Tidewater Inc. has taken and proposes to take with respect thereto. Notice pursuant to sub-paragraph (g) shall describe with particularity any and all provisions of the New Secured Notes Indenture and any other Notes Document (as defined in the New Secured Notes Indenture) that have been breached.

27.2	Notices

Additionally, Tidewater Inc. (in relation to sub-paragraph (c) below), the Borrower, the Vessel Owner and any Person becoming an Additional Obligor shall promptly notify the Agent and each Finance Party:

(a)	of the occurrence of any Default;

(b)

of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower, the Vessel Owner or any Person becoming an Additional Obligor; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Borrower, the Vessel Owner or any Person becoming an Additional Obligor and any Governmental Authority; or (iii) the commencement of, or any material development in, any material litigation or proceeding affecting the Borrower, the Vessel Owner or any Person becoming an Additional Obligor, including pursuant to any applicable Environmental Laws; and

(c)	of any amendment, change or alteration made to or waiver of any undertaking and/or covenant under the New Secured Notes Indenture.

Each notice pursuant to this Clause 21.2 (Notices) shall be accompanied by a statement of a Responsible Officer of Tidewater Inc. setting forth details of the occurrence referred to therein and stating what action the applicable Obligor has taken and proposes to take with respect thereto. Each notice pursuant to sub-paragraph (a) above shall describe with particularity any and all provisions of this Agreement and any other Finance Document that have been breached.

27.3	Compliance with Laws

Each Obligor shall and shall procure that each Subsidiary will:

(a)

comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b)	observe and abide with, including but not limited any law, official requirement or other regulatory measure or procedure implemented to combat:

(i)

money laundering (as defined in Article 1 of the Directive 2005/60/EF (Directive 2005/60/EC of the European Parliament and of the Council of 26 October 2005 on the prevention of the use of the financial system for the purpose of money laundering and terrorist financing) amending Council Directive 91/308, as amended from time to time) or similar legislation in any relevant jurisdiction; and

(ii)

bribery and corrupt practices, and it further confirms that it is aware of the Norwegian Penal Code § 387 though § 389 cf § 15 (Norwegian: straffeloven) pursuant to which bribery and participation in bribery may be charged with penalties of fines or up to three years of imprisonment or up to ten years of imprisonment in severe cases and that the Penal Code criminalises bribery in the public as well as the private sector, as amended from time to time, and all applicable laws and regulations in any relevant jurisdiction.

27.4	Inspection Rights

Each Obligor shall permit representatives and independent contractors of the Agent, as directed by the Finance Parties, to visit and inspect its chief executive office, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Finance Parties and at such reasonable times during normal business hours and with no interference with business operations (including calling or bringing any Security Vessel into port) and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, (i) that the Agent, any such Finance Party, their representative and independent contractors agrees to keep confidential all information obtained from such records and discussions with the Borrower, except for any legally required disclosure and (ii) that, excluding any such visits and inspections during the continuation of an Event of Default, (a) any visit of a Finance Party shall occur at the same time as a visit by the Agent, (b) the Agent and the Finance Parties shall not exercise such rights more than two times during any calendar year and (c) the Obligors will not be obligated to reimburse the Agent or the Finance Parties for more than one such visit per calendar year; provided, further, that when an Event of Default exists the Agent or any Finance Party (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Obligors at any time during normal business hours and without advance notice.

27.5	Appraisals of Security Vessels

Each Obligor shall:

(a)

deliver to the Agent, or cooperate with the Agent or the Finance Parties in connection with the preparation of, two appraisals of the Security Vessels, with the first such appraisal to be delivered to the Agent within six (6) months after the Amendment and Restatement Agreement no. 4 Amendment Date and such other appraisal to be conducted in 2020 and delivered to the Agent no later than 30 June 2020. Each such appraisal shall (i) be at the expense of the Obligors, (ii) be conducted by an Approved Broker and (iii) include Market Value of each Security Vessel and shall otherwise be consistent with previous, similar appraisals conducted for the Obligors. It is understood and agreed that the appraiser performing such appraisals may, at such appraiser’s election, perform a review (at the Obligors’ expense) of the class records of select Security Vessels (the identity and actual number of such select Security Vessels shall be at the discretion of such appraiser);

(b)

cooperate with the Agent, the Finance Parties and the Approved Broker in connection with two inspections of not less than 50% of the Security Vessels, with the first such inspection to be conducted within six (6) months after the Amendment and Restatement Agreement no. 4 Amendment Date and one additional inspection to be conducted in 2020 and to be delivered to the Agent no later than June 30, 2020. Each inspection shall be at the expense of the Obligors. Such inspections shall be conducted by an Approved Broker. Such inspections shall be on terms and conditions consistent with previous, similar inspections conducted for the Obligors, with no interference with business operations (including calling or bringing any Security Vessel into port). The Obligors shall permit, and shall cause each charterer of each Security Vessel to permit, the appraiser, the inspector and their respective agents and employees to board and inspect each Security Vessel in connection with each such inspection at the risk and as the sole expense of the Obligors;

(c)

deliver desktop appraisals to the Agent in each year appraisals under clause (a) are not required to be delivered on the Security Vessels. Each such desktop appraisal shall (i) be conducted by an Approved Broker, (ii) include the Market Value of each Security Vessel appraised and (iii) be at the expense of the Obligors; provided that the Obligors (A) shall not be required to expend more than USD 25,000 in any one year on such desktop appraisals and (B) notwithstanding anything herein to the contrary, shall be in compliance with this clause (c) by delivering only those appraisals which can be obtained by expending no more than USD 25,000 in any one year; provided further that the Obligors shall cooperate with the Finance Parties to obtain additional appraisals that would require expending more than USD 25,000 in any one year to the extent such Finance Parties agree to pay for the excess costs; and

(d)

upon the request of the Agent (at the request of any Finance Party), deliver to the Agent, or cooperate with the Agent and the Finance Parties in connection with providing, such other information and access relating to the Security Vessels as the Agent may request from time to time on behalf of such Finance Party, it being understood and agreed that such additional information and access shall be at the expense of such requesting Finance Party.

27.6	Additional Obligors or Corporate Guarantors

Each Obligor shall notify the Agent at the time that any Person becomes a Wholly Owned Domestic Subsidiary or a Troms Subsidiary, and promptly thereafter (and in any event within thirty (30) days of it becoming a co-obligor, borrower or a guarantor of Indebtedness in respect of the New Secured Notes), cause such Person to (a) become an Obligor and a Corporate Guarantor or Additional Obligor (as the case may be) by acceding to this Agreement and/or executing and delivering such other document as the Agent shall deem appropriate for such purpose and (b) deliver to the Agent such documents as the Agent may reasonably request and favourable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Agent, provided that, (i) no Wholly Owned Domestic Subsidiary shall be required to become a Corporate Guarantor if it is (A) a CFC (as defined in the New Secured Notes Indenture), or (B) a Subsidiary that is held directly or indirectly by a CFC, (ii) no Troms Subsidiary shall be required to become an Additional Obligor if providing a guarantee under the New Secured Notes Indenture or this Agreement would result in adverse tax consequences to Tidewater or any of its Subsidiaries, and (iii) no Troms Subsidiary shall be required to become an Additional Obligor if providing a guarantee under the New Secured Notes Indenture or this Agreement is not within the legal capacity of such Troms Subsidiary, or would conflict with the fiduciary duties of such Troms Subsidiary’s directors or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer or director of such Troms Subsidiary.

27.7	Compliance with Environmental Laws

Each Obligor shall and shall procure that each Subsidiary will, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (a) comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its Properties or the Security Vessels to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; (c) conduct any remedial actions in compliance with applicable Environmental Laws; provided, however, that the Obligors and the Subsidiaries shall not be required to undertake any remedial action or obtain or renew any Environmental Permit, or comply with any Environmental Law to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves, in accordance with GAAP, are maintained in connection therewith.

27.8	Guarantees

Each Obligor shall:

(a)	at all times comply with the terms and conditions contained in the Guarantees, incorporated herein by reference as if said conditions in the Guarantees were set out in full in this Agreement; and

(b)	procure that the obligations and liabilities of the Borrower hereunder are secured by the Guarantees satisfactorily to the Lenders (in Lenders’ sole discretion).

27.9	Subordination and assignment of Intra-group Balances

Each Obligor and the Security Provider shall and each of them shall procure that each relevant Subsidiary will procure that:

(a)	Tidewater Loans shall be subordinated and subject to the execution and delivery of a Subordination Undertaking;

(b)	Upstream Loans shall not be the subject of any Lien; and

(c)

Borrower Loans shall be unsecured and evidenced by a promissory note (to be in form and substance reasonably satisfactory to the Agent) and assigned by the Borrower to the Agent (for itself and on behalf of the other Finance Parties) pursuant to an Assignment of Monetary Claims.

27.10	Mortgages over the Security Vessels

(a)	The Vessel Owner shall procure that all the Security Vessels are mortgaged in favour of the Agent (on behalf of the Finance Parties) pursuant to a Mortgage.

(b)

To the extent such Mortgage cannot be provided on the Amendment and Restatement Agreement no. 5 Amendment Date due to existing contractual arrangements in relation to a Security Vessel, such Mortgage over the relevant Security Vessel shall be provided upon termination of such contractual restriction.

27.11	Notification of certain events in relation to the Security Vessels

The Borrower and the Vessel Owner shall and shall procure that each Troms Subsidiary will immediately notify the Agent of:

(a)	any accident to a Security Vessel involving repairs where the costs will exceed or are likely to exceed USD 2,500,000 (or the equivalent amount in any other currency);

(b)	any class survey of a Security Vessel carried out by a Classification Society, and upon request provide the Agent with a copy of the report following such class survey;

(c)	any exercise of any capture, seizure, arrest or lien on any of the assets secured by the Security Documents (other than permitted under Clause 23.1 (Liens));

(d)	any occurrence as a result of which a Security Vessel has become or is likely to become a Total Loss; and

(e)

any claim for a material breach of the ISM Code (to the extent applicable) or the ISPS Code (to the extent applicable) being made against any of the Borrower or the Vessel Owner in connection with a Security Vessel.

28.	COVENANTS – Tidewater Inc.

Each of Sections 4.01, 4.02, 4.04, 4.05, 4.07 to 4.09, 4.12 and 4.18, Sections 5.05, 5.12, 5.14 to 5.16 and 5.18 and Section 6.01 of the New Secured Notes Indenture (as they have been modified, amended, supplemented and/or restated as of the Amendment and Restatement Agreement no. 5 Amendment Date, including all defined terms and related definitions of the New Secured Notes Indenture that are referenced in such Sections and not defined herein) shall be incorporated into this Agreement as if set out in full herein with the following modifications:

(a)	any consents or waivers provided for under the New Secured Notes Indenture in any Section incorporated herein by reference shall not be applicable under this Agreement;

(b)	Section 4.04 of the New Secured Notes Indentures shall be construed so that all prepayment and excess proceeds provisions shall not apply in relation to this Agreement;

(c)

references to “Noteholders” shall be construed as references to the Finance Parties hereunder; references to the “Issuer” and the “Guarantors” shall be construed as references to Tidewater Inc. and the other Obligors as applicable hereunder; references to a “Notes Party” shall be construed as references to an Obligor hereunder; references to the “Collateral Agent” and the “Trustee” shall be construed as references to the Agent hereunder;

(d)

Section 5.16 of the New Secured Notes Indenture shall be construed so that references to “Vessel” shall be construed as a reference to Vessel (as such term is defined in the New Secured Notes Indenture);

(e)

Section 6.01(a)(ii) of the New Secured Notes Indenture shall be construed so that references to “Notes” and “Indenture” shall be construed as references to this Agreement and the Finance Documents respectively (both terms as defined in this Agreement); and

(f)

in the event there is no longer an effective New Secured Notes Indenture, the incorporation of the above provisions of the New Secured Notes Indenture into this Agreement shall, for the avoidance of doubt, survive the termination of the New Secured Notes Indenture.

29.	Negative Covenants

Notwithstanding Clause 22 (Covenants - Tidewater Inc.), the undertakings set out in this Clause 23 (Negative Covenants) shall also apply and remain in force from the date of this Agreement and for as long as any Finance Party shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Guarantee shall remain outstanding:

29.1	Liens

(i) The Borrower, the Vessel Owner and any Person becoming an Additional Obligor shall not create, incur, assume or suffer to exist any Lien upon any of its Vessels, Security Vessels, property, assets or revenues, whether now owned or hereafter acquired, and (ii) the Security Provider shall not create, incur, assume or suffer to exist any Lien upon its Equity Interests subject to the Share Charge, in each case, other than the following:

(a)	Liens related to any asset subject to any of the Security Documents;

(b)

Liens for taxes, assessments and other governmental charges or levies not yet delinquent, or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or secure amounts that are not material to the value of the properties to which such Liens attach;

(c)

Liens imposed by Law including, without limitation, landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens and maritime liens and privileges, in each case, arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person, or secure amounts that are not material to the value of the properties to which such Liens attach;

(d)

maritime attachments and seizures in respect of maritime claims (i) for which a bond, letter of credit or other security is provided within forty-five (45) days of receipt of notice of such attachment or seizure or (ii) which would not reasonably be expected to have a Material Adverse Effect;

(e)	liens for crews’ wages (including the wages of the master of such vessel) and salvage or general average;

(f)

liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favour of a banking institution arising as a matter of Law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(g)	liens covered by insurance; and

(h)	Liens consented to in writing by the Agent (acting upon instructions from the Finance Parties);

29.2	Indebtedness

The Borrower, the Vessel Owner and any Person becoming an Additional Obligor shall not permit itself or any Troms Subsidiary to create, incur, assume or suffer to exist any Indebtedness except:

(a)	Indebtedness incurred pursuant to the Finance Documents;

(b)

any Intra-group Balances, subject to (i) Clause 21.9 (Subordination and assignment of Intra-group Balances) and (ii) that neither the Vessel Owner nor any Troms Subsidiary shall incur any Intra-group Balances other than to the Borrower;

(c)

any intercompany balances incurred by the Vessel Owner or a Troms Subsidiary (i) in the ordinary course of trading and (ii) which will be transferred on a monthly basis to the Borrower and thereafter constitute Borrower Loans;

(d)	payments in respect of trade payables in the ordinary course of trading with cash settlement within forty-five (45) days after their occurrence;

(e)	Hedging Obligations entered into in the ordinary course of trading for the purposes of hedging obligations under this Agreement;

(f)

intra-group guarantees, letters of credit, performance bonds, surety and appeal bonds, temporary importation bonds, foreign exchanges transactions and other obligations of a like nature incurred in the ordinary course of trading; and

(g)	Indebtedness consented to in writing by the Agent (acting upon instructions from the Finance Parties).

29.3	Financial Support

The Borrower, the Vessel Owner and any Person becoming an Additional Obligor shall not provide, procure, create or permit to subsist any financial support (loans, guarantees, credits, indemnities or other form of financial support) or otherwise be a creditor in respect of Indebtedness, other than (i) payments in respect of trade payables in the ordinary course of trading with cash settlement within forty-five (45) days after their occurrence, (ii)) financial support with respect to Borrower Loans and Upstream Loans, however always subject to Clause 21.9 (Subordination and assignment of Intra-group Balances), (iii) intra-group guarantees, letters of credit, performance bonds, surety and appeal bonds, temporary importation bonds, foreign exchanges transactions and other obligations of a like nature incurred in the ordinary course of trading and (iv) Indebtedness consented to in writing by the Agent (acting upon instructions from the Finance Parties).

29.4	Investments

The Borrower, the Vessel Owner, any Person becoming an Additional Obligor, and each of the Troms Subsidiaries, shall not make any future Investments, except for Investments (i) related to the use, operations, trading repairs and ordinary maintenance work of the Security Vessels, (ii) permitted by Clause 23.3 (Financial Support), and (iii) made in the ordinary course of trading not to exceed USD 10,000,000 (in aggregate between the Borrower, the Vessel Owner, any Person becoming an Additional Obligor and each of the Troms Subsidiaries) at any one time outstanding, unless consented to in writing by the Agent (acting upon instructions from the Finance Parties).

29.5	Fundamental Changes

The Borrower, the Vessel Owner, any Person becoming an Additional Obligor and the Security Provider (the latter in respect of a Disposition of Equity Interests subject to a Share Charge only) shall not, without the prior consent of the Agent (on behalf of the Finance Parties):

(a)	merge, dissolve, liquidate, consolidate with or into another Person; or

(b)

Dispose of (whether in one transaction or in a series of transactions) (i) any Equity Interests subject to a Share Charge, (ii) all or substantially all of its assets (whether now owned or hereafter acquired) or (iii) a Security Vessel, to or in favour of any Person, (other than (A) bareboat charters or time charters in the ordinary course of business or (B) a sale or transfer to the Vessel Owner or a Person that has become an Additional Obligor); provided that, on the date of such Disposition a Mortgage over such Security Vessel shall have been duly authorized, executed and delivered, and caused to be recorded (or arrangements satisfactory to the Agent for the prompt recording thereof shall have been made) in the appropriate vessel registry, effective to create in favour of the Agent for the benefit of the Finance Parties a fully perfected, legal, valid and enforceable first priority security interest and lien not subject to any rules of voidability upon such Security Vessel, subject only to Liens permitted by Clause 23.1 (Liens), except that, so long as no Default exists or would result therefrom:

(i)

any Troms Subsidiary (other than the Borrower, the Vessel Owner and any Person becoming an Additional Obligor) may merge with the Vessel Owner or any Additional Obligor, provided that the Vessel Owner or such Additional Obligor shall be the continuing or surviving Person;

(ii)

any Troms Subsidiary (other than the Borrower, the Vessel Owner and any Person becoming an Additional Obligor) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Vessel Owner or any Additional Obligor, except of any assets subject to any Security; and

(iii)	the Obligors may Dispose of a Security Vessel in compliance with Clause 7.8 (Mandatory Prepayment – Total Loss or Sale).

29.6	Dispositions

The Borrower, the Vessel Owner, any Person becoming an Additional Obligor and the Security Provider (the latter in respect of a Disposition of Equity Interests subject to a Share Charge only) shall not make any Disposition or enter into any agreement to make any Disposition, except:

(a)

dispositions of assets in the ordinary course of business, including the scrapping, demise chartering out, time chartering out and bareboat chartering out of any vessel to the extent not otherwise prohibited by Clause 23.5 (Fundamental Changes);

(b)	dispositions of assets which are not subject to any Security Document and any Investments in any Troms Subsidiary or the Borrower;

(c)

dispositions of property, except of dispositions in sub-paragraph (b), by the Borrower, the Vessel Owner, any Troms Subsidiary or any Person becoming an Additional Obligor to the Borrower, the Vessel Owner, any Troms Subsidiary or any Person becoming an Additional Obligor;

(d)	dispositions, except of dispositions in sub-paragraph (b), permitted by Clause 23.5 (Fundamental Changes); or

(e)	dispositions consented to in writing by the Agent (acting upon instructions from the Finance Parties),

and provided, further, however, that any Disposition pursuant to clause (a) shall be for fair market value.

29.7	Change in Nature of Business

The Borrower, the Vessel Owner and any Person becoming an Additional Obligor shall not engage in any line of business other than those lines of business conducted by the Borrower, the Vessel Owner, any Person becoming an Additional Obligor and the Security Provider on the date of the Amendment and Restatement Agreement no. 4 and any business reasonably related or incidental thereto.

29.8	Transactions with Affiliates

The Borrower, the Vessel Owner and any Person becoming an Additional Obligor shall not enter into any transaction of any kind with any Affiliate of it or any person which must be deemed to be acting in concert with an Affiliate, whether or not in the ordinary course of business, without prejudice to any other restriction set out in the Finance Documents other than made at market terms and otherwise on an arm’s length basis.

29.9	Most favoured lender

(a)

If any Obligor enters into, amends or modifies any document evidencing or governing Indebtedness under any Financing Facility incurred pursuant to Clause 23.13(b)(xi), or otherwise becomes bound or obligated under any Financing Facility evidencing Indebtedness incurred pursuant to Clause 23.13(b)(xi), that contains or is amended and modified to contain, one or more Additional Covenants (collectively, the “Underlying Covenant”) (including, for the avoidance of doubt, as a result of any amendment to any such Financing Facility, whether or not in effect on the date hereof, causing it to contain one or more Additional Covenants), (with any of the foregoing referred to as an “MFN Event”), the Obligors shall comply with the provisions in sub-paragraph (b) below.

(b)

If an MFN Event occurs, the Obligor shall within 20 Business Days after the MFN Event enter into an amendment to this Agreement in substantially the same form as any supplemental indenture under the New Secured Notes Indenture addressing the MFN Event and shall add to the Agreement an additional covenant or covenants (collectively, such additional covenants, the “Corresponding Covenant”) corresponding in all material respects to such Underlying Covenant (with such amendments and variations as the Obligors shall determine in good faith are necessary or appropriate to give effect to the intention of this Clause). Any amendment entered into for the purpose of adding a Corresponding Covenant to the Agreement shall provide by its terms that (i) such Corresponding Covenant is deemed to be included in this Agreement from and after the date that the relevant Underlying Covenant has become effective, (ii) without the consent of the Lenders (or further action of any party hereto), such Corresponding Covenant and all obligations in respect thereof shall be automatically and unconditionally extinguished for all purposes hereunder at such time as each relevant Obligor is no longer obligated by the relevant Underlying Covenant, (iii) without the consent of the Lenders (or further action of any party hereto), such Corresponding Covenant shall be automatically amended, modified or supplemented for all purposes hereunder at such time as the relevant Underlying Covenant is amended, modified or supplement pursuant to the terms of the relevant Financing Facility, and (iv) without the consent of the Lenders, the Obligors and the Agent (and the Lenders if necessary) shall, at the request of the Obligors, enter into a further amendment in respect of the Corresponding Covenant solely for purposes of evidencing any such automatic extinguishment, amendment, modification or supplement.

29.10	Terrorism Sanctions Regulations

No Obligor nor any Subsidiary shall (a) become a Listed Person, (b) have any investments in, or engage in any dealings or transactions with, any Blocked Person where such investments, dealings or transactions result in an Obligor or a Finance Party being in violation of any Law or regulation applicable to such holder or (c) knowingly engage in any dealings with any Blocked Person.

29.11	Ownership

The Vessel Owner shall hold full legal title to and own the entire beneficial interest in the Vessels and the Security Vessels, and the Vessel Owner will hold full legal title to and own the entire beneficial interest in the Insurances and the earnings payable to the Vessels and Security Vessels, free of any Liens and rights of every kind, other than those permitted pursuant to Clause 23.1 (Liens).

29.12	Corporate Guarantor Liens

The Corporate Guarantors will not, directly or indirectly, create, incur, assume or suffer to exist any Lien except Permitted Liens.

29.13	Corporate Guarantor Indebtedness

Other than the term “Corporate Guarantors”, all capitalised terms used in this Clause 23.13 shall have the meaning assigned to such term in the New Secured Notes Indenture as of the Amendment and Restatement Agreement no. 5 Amendment Date.

(a)

The Corporate Guarantors will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Corporate Guarantors will not issue any Disqualified Stock or shares of preferred stock.

(b)	Clause 23.13(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i)

Indebtedness consisting of Investments permitted under clause (2) of the definition of “Permitted Investments”; provided that all such Indebtedness owed to any Subsidiary that is not a Guarantor shall be pledged to the Collateral Agent for the benefit of the Secured Parties in accordance with the Security Agreement and shall be, to the extent permitted by applicable Law, evidenced by promissory notes which shall be delivered to the Collateral Agent together with a corresponding instrument of transfer on the Issue Date or, if entered into after the Issue Date, within thirty (30) days after the date such Indebtedness is incurred;

(ii)	the incurrence by Tidewater Inc. and its Subsidiaries of Existing Indebtedness (other than the Indebtedness described in clause (i));

(iii)	Guarantees by a Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary that is not a Guarantor;

(iv)

Indebtedness of a Subsidiary that is not a Guarantor outstanding at the time of its acquisition by the Issuer or a Guarantor or assumed by such Subsidiary in connection with the acquisition of assets, provided that (i) such Indebtedness was not incurred in contemplation of becoming a Subsidiary, and (ii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default exists or would exist;

(v)

Indebtedness in respect of purchase money obligations for fixed or capital assets, and any Permitted Refinancing Indebtedness thereof; provided, however, that (i) the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed USD 100,000,000 and (ii) no Default or Event of Default exists or would result from the incurrence of such Indebtedness;

(vi)	to the extent constituting Indebtedness, obligations in respect of the Permitted Financing Arrangements;

(vii)

Indebtedness incurred pursuant to the Sale-Leaseback Arrangements involving the States Tide and the Southern Tide Vessels; provided that the net proceeds of such Indebtedness received by Tidewater Inc. or any Subsidiary are applied pursuant to Section 4.04(e) of the New Secured Notes Indenture;

(viii)	Indebtedness in respect of the Secured Obligations;

(ix)

secured Indebtedness not otherwise permitted by clauses (i) through (viii) in an aggregate amount not to exceed USD 200,000,000 at any one time outstanding; provided that (i) such Indebtedness has a maturity date after the Maturity Date, (ii) such Indebtedness shall be secured by Liens on Collateral that rank junior in priority to those securing the Secured Obligations and such Liens shall be subject to an intercreditor agreement containing terms substantially consistent with the terms in the intercreditor term sheet attached as an Exhibit to the New Secured Notes Indenture, (iii) the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been delivered in accordance with Section 5.06(a)(i) or (ii) of the New Secured Notes Indenture, calculated after giving pro forma effect to such incurrence of Indebtedness, as if such incurrence had occurred at the beginning of the applicable four-quarter period, does not exceed 3.25:1.00, and (iv) no Default or Event of Default exists or would result from the incurrence of such Indebtedness;

(x)

unsecured Indebtedness that is not otherwise permitted by clauses (i) through (viii) to the extent the aggregate amount of such Indebtedness at any one time outstanding does not exceed USD 75,000,000; provided that no Default or Event of Default exists or would result from the incurrence of such Indebtedness;

(xi)	Indebtedness incurred by Tidewater Inc. and its Subsidiaries pursuant to any revolving credit facility in a maximum principal amount at any time outstanding not to exceed USD 50,000,000;

(xii)

Hedging Obligations that are incurred in the ordinary course of business (and not for speculative purposes): (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(xiii)

unsecured Indebtedness incurred by Tidewater Inc. and its Subsidiaries by way of a convertible notes issue up to an aggregate principal amount of USD 200,000,000, provided that the such convertible notes (i) have a maturity date that is after the Maturity Date of the New Secured Notes, (ii) the convertible notes are not redeemable or subject to repurchase prior to the Maturity Date of the New Secured Notes, other than in connection with a fundamental change, provided that such redemption or repurchase shall be limited to substantially similar or more restrictive terms as a Change of Control Offer of the New Secured Notes and all New Secured Notes tendered in connection with a Change of Control Offer for the New Secured Notes have been repurchased or redeemed, (iii) the definition of fundamental change is to be no less restrictive than the definition of “Change of Control” contained in the New Secured Notes Indenture, and (iv) to the extent any such convertible notes are guaranteed by any Corporate Guarantor, the Vessel Owner or any Person becoming an Additional Obligor, that such guarantees are subordinated in priority to the Facility and any guarantees of the Facility; and

(xiv)

Indebtedness (i) incurred by Tidewater Inc. and its Subsidiaries incurred or issued to finance an acquisition of any assets (including Capital Stock) or merger or consolidation with any business or Person or (ii) of Persons that are acquired by Tidewater Inc. or any Subsidiary or merged or consolidated with or into Tidewater Inc. or a Restricted Subsidiary in accordance with the terms of the New Secured Notes Indenture or that is assumed by Tidewater Inc. or any Subsidiary in connection with such acquisition; provided, that after giving effect to such acquisition, merger or consolidation, either (A) the Consolidated Interest Coverage Ratio of the Issuer would be no less than 2:00 to 1:00, or (B) the Consolidated Interest Coverage Ratio of the Issuer is equal to or greater than such ratio immediately prior to such acquisition, merger or consolidation, and always provided that the aggregate amount of Indebtedness of any Person incurred pursuant to subclause (ii) of this paragraph (xiv), divided by the sum of such Indebtedness and the consideration paid in connection with the acquisition, merger or consolidation of such Person by or with and into Tidewater Inc. or a Restricted Subsidiary, as applicable, is no greater than 70%.

(c)

Tidewater Inc. will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Tidewater Inc. or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d)

For purposes of determining compliance with this Clause 23.13, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) of Clause 23.13(b), Tidewater Inc. will be permitted to classify, in its sole discretion, such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Clause 23.13 (including splitting such item into multiple exceptions). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Clause 23.13. Notwithstanding any other provision of this Clause 23.13, the maximum amount of Indebtedness that Tidewater Inc. or any Subsidiary may incur pursuant to this Clause 23.13 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e)	The amount of any Indebtedness outstanding as of any date will be:

(i)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or

(ii)	the principal amount of the Indebtedness, in the case of any other Indebtedness.

29.14	Corporate Guarantor Financial Covenants

All capitalised terms used in this Clause 23.14 shall have the meaning assigned to such term in the New Secured Notes Indenture as of the Amendment and Restatement Agreement no. 5 Amendment Date.

(a)

Consolidated Interest Coverage Ratio. Tidewater Inc. shall not permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of Tidewater Inc. to be less than the ratio set forth below opposite such fiscal quarter (except that where no ratio is set forth below, then no Minimum Consolidated Interest Coverage Ratio shall apply):

Fiscal Quarter Ending	Minimum Consolidated Interest Coverage Ratio
December 31, 2019	1.00:1.00
March 31, 2020	1.00:1.00
June 30, 2020	1.00:1.00
September 30, 2020	1.00:1.00
December 31, 2020	1.00:1.00
March 31, 2021	1.00:1.00
June 30, 2021	Waived (no requirement)
September 30, 2021	Waived (no requirement)
December 31, 2021	Waived (no requirement)
March 31, 2022 and thereafter	1.50:1.00

(b)

Minimum Liquidity. Tidewater Inc. (i) shall not permit the sum of (A) Liquidity of the Notes Parties plus (B) any amounts available but not drawn under any revolving credit facilities of Tidewater Inc. or any of its Subsidiaries, at any time to be less than USD 25,000,000 in excess of the amount of cash pledged by the Notes Parties to secure letters of credit and other performance-related obligations, and (ii) shall not permit the sum of (A) Liquidity of Tidewater Inc. and any of its Subsidiaries plus (B) any amounts available but not drawn under any revolving credit facility of Tidewater Inc. or any of its Subsidiaries, at any time to be less than USD 50,000,000 (inclusive of the amount of cash pledged to secure letters of credit and other performance-related obligations).

30.	Security Vessels Covenants

The Vessel Owner gives the undertakings set out in this Clause 24 to each Finance Party and such undertakings shall remain in force until there are no Commitments in force and all Loans or other Obligations hereunder have been irrevocably paid in full and satisfied and no Guarantees are outstanding,

30.1	Insurance

(a)

The Vessel Owner shall maintain insurances and/or re-insurances to ensure that each of the Security Vessels are insured (i) against such risks, including Hull and Machinery, Protection & Indemnity (including an adequate club cover for pollution liability as normally adopted by the industry for similar vessels), Hull Interest and/or Freight Interest and/or Increased Value or War Risk (as applicable) (including terrorism, piracy and confiscation), (ii) in such amounts and currencies, (iii) on an agreed value basis, (iv) on such terms (unless otherwise agreed with the Agent, applying Norwegian or United States law and, except for P&I insurances, the Nordic Insurance Plan (as amended from time to time) or equivalent American or English clauses), (v) with such insurers and/or reinsurers and P&I associations and (vi) placed through insurance brokers as the Agent shall approve as appropriate for an internationally reputable major vessel operator in the offshore supply vessel industry. As of the date hereof Agent (on behalf of the Lenders) hereby acknowledges that the insurances and re-insurances with respect to the Security Vessels and the captive vehicle and insurance program utilised by the Borrower and the Vessel Owner are acceptable to Agent (on behalf of the Lenders). In the event the Borrower seeks changes to the limits or conditions of coverage of the Insurances, the Borrower shall obtain the approval of the Agent (on behalf of the Lenders) prior to effectuating any such changes (which approval shall not be unreasonably withheld or delayed). In the event that after the date hereof the Borrower seeks to place insurance through a different captive vehicle, the Borrower shall obtain the approval of the Agent (on behalf of the Lenders) prior to placing any insurance through such captive vehicle (which approval shall not be unreasonably withheld or delayed).

(b)

The insurance value of each Security Vessel under the Hull and Machinery, Hull Interest and/or Freight Interest and/or Increased Value (to the extent applicable) shall at all times be at least equal to or higher than the Market Value of each of the Security Vessels, and the aggregate insurance value of the Security Vessels under such insurances shall at all times be at least one hundred and twenty five per cent. (125%) of the Total Commitments.

(c)

The value of the Hull and Machinery insurance shall cover at least eighty per cent (80%) of the Market Value of each Security Vessel. The remaining cover required may be taken out by way of Hull Interest and/or Freight Interest and/or Increased Value.

(d)

The Vessel Owner shall procure that the Agent (on behalf of the Finance Parties) is noted as first priority mortgagee and sole loss payee in the insurance and re-insurance contracts for the Security Vessels, together with the confirmation from the underwriters to the Agent that the notice of assignment with regards to the Insurances and the loss payable clauses (with a monetary threshold of USD 1,000,000) are noted in the insurance and re-insurance contracts and that standard letters of undertaking confirming this are executed by the insurers, always provided that the evidence thereof is in form and substance satisfactory to the Agent (on behalf of the Finance Parties). The Vessel Owner shall further procure in the re-insurance contracts for the Security Vessels that the Agent (on behalf of the Finance Parties) is noted as loss payee under loss payable clauses (with a monetary threshold of USD 1,000,000) in form and substance satisfactory to the Agent (on behalf of the Finance Parties) is provided by the re-insurers and ensure that standard letters of undertaking confirming the above are executed by the re-insurers, always provided that the evidence thereof is in form and substance satisfactory to the Agent (on behalf of the Finance Parties). The Borrower shall provide the Finance Parties with details of terms and conditions of the insurances and re-insurances and break down of insurers and re-insurers executed by the insurers and/or re-insurers, always provided that the evidence thereof is in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

(e)

Not later than seven (7) days prior to the expiry date of the relevant Insurances, the Borrower shall procure the delivery to the Agent of a certificate from the insurance broker(s) or the Insurers, confirming the Insurances referred to in paragraph (a) have been renewed and taken out in respect of the Security Vessels with insurance values as required by paragraph (b), that such Insurances are in full force and effect and that the Agent (on behalf of the Finance Parties) have been noted as first priority mortgagee by the relevant insurers.

(f)

If any of the Insurances referred to in paragraph (a) form part of a fleet cover, the Borrower shall use its best efforts to procure that the insurers and re-insurers shall (A) undertake to the Agent that they shall neither (i) set-off against any claims in respect of a Security Vessel any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances and re-insurances, nor (ii) cancel this Insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances and re-insurances, for both (i) and (ii) unless the insurer or re-insurer has given the Agent 15 days prior notice of such set-off or cancellation, and (B) shall undertake to issue a separate policy in respect of any Security Vessel if and when so requested by the Agent.

(g)

The Vessel Owner shall procure that the Security Vessels are always employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe.

(h)

The Vessel Owner shall not make any material change to the Insurances without the prior written consent (such consent not to be unreasonably withheld or delayed) of the Agent (on behalf of all the Lenders).

30.2	Alteration of the Security Vessels

The Vessel Owner shall ensure that no major structural alteration or any other major change is to be made to a Security Vessel which will/or could have a Material Adverse Effect.

30.3	Conditions of the Security Vessels

The Vessel Owner shall ensure that each Security Vessel is maintained and preserved in good working order and repair and operated in accordance with good internationally recognized standards, complying with the ISM Code (to the extent applicable) and the ISPS Code (to the extent applicable) and all other marine safety and other regulations and requirements from time to time applicable to Security Vessels registered in the relevant Acceptable Flag Jurisdiction under the relevant flag and applicable to Security Vessels trading in any jurisdiction in which such Security Vessel may operate from time to time.

30.4	Trading, Classification and repairs

(a)	The Vessel Owner shall keep or shall procure that:

(i)

except while such Security Vessel is undergoing repairs or maintenance or is in lay up or stacked, each Security Vessel is kept in a good, safe and efficient condition and state of repair, consistent with prudent ownership and management practice; provided that the relevant owner of such Security Vessel shall (i) at all times exercise due diligence to ensure preventative maintenance is performed on the Security Vessel’s integral equipment, (ii) ensure that such Security Vessel which is laid-up or stacked is capable of maintaining operational capabilities upon being re-entered in a Classification Society upon removal from lay up or stacking and (iii) ensure that any lay up or stacking is carried out in accordance with prudent industry standards;

(ii)

except while such Security Vessel is undergoing repairs or maintenance or is in lay up or stacked, each Security Vessel shall maintain its class at the highest level with DNV GL, Lloyd’s Register, American Bureau of Shipping or another Classification Society approved by the Lenders, free of any overdue conditions of class; provided that the relevant owner of such Security Vessel shall (i) at all times exercise due diligence to ensure preventative maintenance is performed on the Security Vessel’s integral equipment, (ii) ensure that such Security Vessel which is laid-up or stacked is capable of maintaining operational capabilities upon being re-entered in a Classification Society upon removal from lay up or stacking and (iii) ensure that any lay up or stacking is carried out in accordance with prudent industry standards;

(iii)

they and any charterer or manager will with respect to each Security Vessel comply with the laws, regulations (statutory or otherwise, including without limitation the ISM Code (to the extent applicable), the ISPS Code (to the extent applicable), Marpol, any other international maritime safety regulation relevant to the operation and maintenance of the Security Vessels), constitutional documents and international conventions applicable to the Classification Society, the Acceptable Flag Jurisdiction, the Obligors (ownership, operation, management and business) and to any of the Security Vessels in any jurisdiction in which any of the Security Vessels or the Obligors may operate or otherwise be subject to from time to time; and

(iv)	they provide the Agent of evidence of such compliance upon request from the Agent.

(b)	Except as permitted by (a) above, no change in the classification of the Security Vessels is permitted without the prior written consent of the Lenders.

(c)	The Vessel Owner undertakes to provide any survey reports and class records issued concerning the Security Vessels to any Lender upon request.

30.5	Operation of the Security Vessels

(a)

The Vessel Owner shall comply, and procure that any charterer and manager complies in all material respects with the ISM Code (to the extent applicable), the ISPS Code (to the extent applicable), Marpol, any other international maritime safety regulation relevant to the operation and maintenance of the Security Vessels, all Environmental Laws and all other laws or regulations relating to the Security Vessels, its ownership, operation and management or to the business of the Vessel Owner and shall not employ the Security Vessels nor allow its employment:

(i)	in any manner contrary to law or regulation in any relevant jurisdiction; and

(ii)

in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of the Security Vessels unless the Borrower has (at its expense) effected any special, additional or modified insurance cover which shall be necessary or customary for good shipowners’ trading vessels within the territorial waters of such country at such time and has provided evidence of such cover to the Agent.

(b)

The Vessel Owner shall provide copies of certificates evidencing such compliance with the ISM Code (to the extent applicable), the ISPS Code (to the extent applicable), Marpol, and any other international maritime safety regulation to the Agent upon written request thereof.

30.6	Surveys

The Borrower shall submit to or cause the Security Vessels to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the Acceptable Flag Jurisdiction of each Security Vessel and if consented to by the Agent pursuant to Clause 24.9 (Acceptable Flag Jurisdiction, name and flag) such parallel of any Security Vessel.

30.7	Arrest

The Vessel Owner shall promptly pay and discharge:

(a)

all liabilities which give or may give rise to maritime or possessory liens (other than Liens permitted under Clause 23.1 (Liens)) on or claims enforceable against any of the security interests each Security Document creates or purports to create;

(b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the security interests each Security Document creates or purports to create; and

(c)	all other outgoings whatsoever in respect of any of the security interests each Security Document creates or purports to create,

and forthwith upon receiving a notice of arrest of a Security Vessel, or its detention in exercise of any lien or claim, the Borrower shall use good faith efforts to procure its release as expeditiously as possible.

30.8	Total Loss

In the event that any of the Security Vessels shall suffer a Total Loss, the Vessel Owner shall as soon as possible and in any event within one hundred and twenty (120) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be paid to the Agent for application in accordance with Clause 7.8 (Mandatory Prepayment - Total Loss or Sale).

30.9	Acceptable Flag Jurisdiction, name and flag

The Vessel Owner shall:

(a)	procure that each Security Vessel is registered in the name of the respective vessel owner in the relevant Acceptable Flag Jurisdiction;

(b)

not change the name or flag jurisdiction of any of the Security Vessels or parallel register the Security Vessels in any other flag jurisdiction except for changes to an Acceptable Flag Jurisdiction through a Flag Jurisdiction Transfer.

30.10	Management

The Vessel Owner shall ensure that any amounts payable in respect of management and similar services in respect of the Security Vessels are paid as they fall due, so that no payment under any such transaction may be deferred in a way that would constitute a financial Indebtedness, and any (if any, despite the requirements herein) deferred payments shall remain subordinated to the amounts outstanding under the Finance Documents.

31.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 25 (Events of Default) is an Event of Default (save for Clause 25.12 (Acceleration)):

31.1	Non-Payment

Any Obligor fails to pay (i) when and as required to be paid herein, any amount of principal of the Loan or any Guarantee, or (ii) within five (5) days after the same becomes due, any Interest on the Loan or Guarantee Premium on the Guarantees, any fee due hereunder, or any other amount payable hereunder or under any other Finance Document.

31.2	Specific Covenants

Any Obligor fails to perform or observe any term, covenant or agreement contained in any of Clauses 3 (Purpose), 18 (Security), 21.1 (Reports and Compliance Certificates), 21.2 (Notices), 21.4 (Inspection Rights), 21.9 (Subordination and assignment of Intra-group Balances) or Clause 23 (Negative Covenants) herein and in Section 5.05 (Existence) or Article 6 of the New Secured Notes Indenture.

31.3	Other Defaults

Any Obligor fails to perform or observe any other covenant or agreement (not specified in Clauses 25.1 (Non-Payment) or 25.2 (Specific Covenants) above) contained in any Finance Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier to occur of (i) the date on which any Obligor obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been received by Tidewater Inc. from the Agent.

31.4	Representations and Warranties

Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Obligor herein, in any other Finance Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made.

31.5	Cross-Default

Any Obligor or any Subsidiary thereof:

(a)

fails to make any payment when due after giving effect to any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder), or guarantee thereof, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than USD 25,000,000 (a “Payment Default”), or

(b)

fails to observe or perform any other agreement or condition relating to any such Indebtedness, or guarantee thereof, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in case of clause (b), the effect of which default or other event results in the acceleration of such Indebtedness prior to its maturity, and, in each case of clause (a) and (b), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates more that USD 25,000,000.

31.6	Insolvency Proceedings, etc.

Any Obligor or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding.

31.7	Inability to Pay Debts; Attachment

Any Obligor or any Significant Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy.

31.8	Judgments

There is entered against any Obligor or any Subsidiary thereof (i) one or more final and unsatisfied judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding USD 25,000,000 (net of any amounts which are covered by insurance or bonded), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect.

31.9	Invalidity of Finance Documents

Any Finance Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Obligor or any other Person contests in any manner the validity or enforceability of any Finance Document; or any Obligor denies that it has any or further liability or obligation under any Finance Document, or purports to revoke, terminate or rescind any Finance Document.

31.10	Change of Control

There occurs any Change of Control.

31.11	Ownership

There is a sale of any share, in whole or in part, of the Borrower, the Vessel Owner or any Person becoming an Additional Obligor, without the prior written consent of the Agent (on behalf of the Finance Parties) or as otherwise permitted by this Agreement.

31.12	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by Required Finance Parties, by notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)

declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare all or part of the Loan be payable on demand, whereupon they shall immediately become payable on demand by the Agent (on the instructions of Required Finance Parties).

32.	CHANGES TO THE FINANCE PARTIES

32.1	Assignments and transfers by the Finance Parties

(a)

A Lender may assign or transfer any of its rights and obligations under the Finance Documents to another bank or financial institution. The consent of all Parties will be required (not to be unreasonably withheld) unless the transfer or assignment is to an affiliate of a Lender or is made at a time when an Event of Default is continuing. The parties will be deemed to have given its consent if no express refusal is received within five (5) Business Days.

(b)

Subject to this Clause 26 (Changes to the Finance Parties), the Bank Guarantor (the “Existing Bank Guarantor”) may, at no extra cost to the Borrower and with the prior written consent of the relevant Lender, GIEK and the Borrower (such consent not to be unreasonably withheld), transfer any of its obligations in respect of a Bank Guarantee to another bank (the “New Bank Guarantor”); provided always that (i) any New Bank Guarantor shall have a credit rating at least equal to Baa1 by Moody’s and/or BBB by Standard & Poor’s and (ii) DNB Bank ASA (including branch offices) shall retain a minimum “hold” in respect of the Troms Mira Tranche and the Troms Hera Tranche equal to at least ten per cent (10%) of the effective amount of the Troms Mira Guarantees and the Troms Hera Guarantees respectively.

32.2	Procedure for transfer

A transfer as set out in Clause 26.1 (b) above is effected by:

(a)	a separate agreement between the Existing Bank Guarantor, the New Bank Guarantor, the relevant Lender and the Agent, in form and substance acceptable to that Lender at its sole discretion;

(b)	the New Bank Guarantor issuing a Bank Guarantee for the relevant amount, in form and substance acceptable to the relevant Lender at its sole discretion;

(c)

the Bank Guarantee issued by the Existing Bank Guarantor being reduced by the relevant amount, alternatively being replaced by a new Bank Guarantee, in form and substance acceptable to the relevant Lender at its sole discretion, for the relevant amount whereafter the existing Bank Guarantee shall become null and void.

32.3	Copy of transfer agreement to the Borrower

The Agent shall, as soon as reasonably practicable after an agreement referred to in Clause 26.2(a) has been executed, send to the Borrower a copy of that agreement.

32.4	Pro rata interest settlement

If the Agent has notified the Bank Guarantor that it is able to distribute interest payments on a “pro rata basis” to Existing Bank Guarantor and New Bank Guarantor then (in respect of any transfer pursuant to Clause 26.2(Procedure for transfer) the transfer date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest, Guarantee Premium or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Bank Guarantor up to but excluding the transfer date (“Accrued Amounts”) and shall become due and payable to the Existing Bank Guarantor (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six (6) months, on the next of the dates which falls at six (6) monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Bank Guarantor will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Bank Guarantor; and

(ii)

the amount payable to the New Bank Guarantor on that date will be the amount which would, but for the application of this Clause 26.4 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

33.	CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

34.	ROLE OF THE AGENT

34.1	Appointment of the Agent

(a)

Each other Finance Party (excluding GIEK) appoints the Agent to act as its agent under and in connection with the Finance Documents and to enter into and hold the security created under the Finance Documents on its behalf.

(b)

Each other Finance Party (excluding GIEK) authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

34.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)

The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. Except where a Finance Document specifically provides otherwise, the Agent is not obliged to exercise any right, power, authority or discretion other than in accordance with any instructions given to it by the Lenders and the Guarantors.

34.3	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent as a trustee or fiduciary of any other person.

(b)	The Agent shall not be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

34.4	Business with the Group

The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower and any Affiliate of the Borrower.

34.5	Rights and discretions

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as Agent under this Agreement) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Lenders and the Guarantors has not been exercised; and

(iii)

(any notice or request made by an Obligor (other than a Drawdown Request or a Bank Guarantee Request) is made on behalf of and with the consent and knowledge of both the Borrower and the Corporate Guarantors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as Agent under this Agreement.

(f)

Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

34.6	The Lenders’, GIEK’s and the Bank Guarantor’s instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Lenders and the Guarantors (or, if so instructed by the Lenders and the Guarantors, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Lenders and the Guarantors.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Lenders and the Guarantors will be binding on all the Finance Parties.

(c)

The Agent may refrain from acting in accordance with the instructions of the Lenders and the Guarantors until it has received such security as it may require for any cost, loss or liability (together with any associated value added tax (Norwegian: merverdiavgift)) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Lenders and the Guarantors, the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders and the Guarantors.

(e)

The Agent is not authorised to act on behalf of a Lender or a Guarantor (without first obtaining that Lender’s or that Guarantor’s consent) in any legal or arbitration proceedings relating to any Finance Document.

34.7	Responsibility for documentation

The Agent shall not be responsible for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Borrower, the Corporate Guarantor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

34.8	Exclusion of liability

(a)

Without limiting paragraph (b) below, the Agent will not be liable for taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(c)

Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender or any Guarantor and the Lenders and the Guarantors confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

34.9	Lenders’ indemnity to the Agent

Each Finance Party shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under this Agreement (unless the Agent has been reimbursed by the Borrower or the Corporate Guarantor pursuant to a Finance Document).

34.10	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Norway as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Agent may resign by giving thirty (30) days’ notice to the Lenders, in which case the Lenders and (after consultation with the Borrower) may appoint a successor Agent.

(c)

If the Lenders have not appointed a successor Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 28.10 (Resignation of the Agent). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower, the Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

34.11	Confidentiality

(a)

If the legal person having the position of Agent under this Agreement receives information in another capacity than Agent, it may be treated as confidential and the Agent as such shall not be deemed to have notice of it.

(b)

Notwithstanding any other provision of any Finance Documents to the contrary, the Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

34.12	Credit appraisal by the Finance Parties

Without affecting the responsibility of the Borrower or the Corporate Guarantors for information supplied by them or on their behalf in connection with any Finance Document, each Finance Party confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower and the Corporate Guarantors;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

34.13	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

34.14	Particular duties and liability of the Agent in relation to the Lenders

(a)	The Agent shall as Agent for the Lenders have the following duties:

(i)	to inform the Borrower of interest, instalments and other amounts due from the Borrower to the Lenders, and guarantee fees due from the Borrower to GIEK under the Finance Documents;

(ii)	to notify the Lenders and GIEK of any non-payment of any principal, interest, fees or other amount payable to the Lenders and/or GIEK under this Agreement;

(iii)

to notify the Lenders and GIEK of any failure by Tidewater Inc. or the Borrower to deliver any reports or a Compliance Certificate required to be delivered pursuant to Clause 21.1(Reports and Compliance Certificate);

(iv)	to forward to the Lenders the original or a copy of any document which is delivered to the Agent for the Lenders by the Borrower; and

(v)	unless otherwise instructed by Lenders and the Guarantors, request from the Borrower that any non-compliance contemplated by (ii) or (iii) above be immediately remedied (if capable of remedy).

(b)

Notwithstanding Clause 28.8 (Exclusion of liability) paragraph (a) above, and without limiting Clause 28.8 (Exclusion of liability) paragraph (b), the Agent will not be liable to the Lenders for any failure to perform its duties as Agent under this Agreement, unless directly caused by its negligence or wilful misconduct.

35.	SHARING AMONG THE FINANCE PARTIES

35.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower or from the realisation of any security provided by the Borrower other than in accordance with Clause 30 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

35.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 30.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

35.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 29.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

35.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

35.5	Exceptions

(a)

This Clause 29 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

36.	PAYMENT MECHANICS

36.1	Payments to the Agent

All payments by the Borrower under the Agreement shall, unless otherwise expressly stated, be made:

(a)	to the Agent to its account with such office or bank as the Agent may from time to time designate in writing to the Borrower or a Finance Party for this purpose; and

(b)

for value on the due date at such times and in such funds as the Agent may specify to the Finance Party or Borrower concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

36.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to the Borrower) and Clause 30.4 (Clawback) be made available by the Agent with same day value to the Party entitled to receive payment in accordance with this Agreement (in the case of EKN, to the EKN Account, and to another Party, for the account of its facility office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

36.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 31 (Set-off)) apply any amount received by it from the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

36.5	Partial payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(a)	firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(b)	secondly, in or towards payment of any Finance Party’s fees, costs and expenses under the Finance Documents, save as covered by (a) above;

(c)	thirdly, in or towards payment pro rata of any accrued interest (including default interest), Guarantee Premium, fee or commissions due but unpaid under this Agreement;

(d)	fourthly, in or towards payment of any principal due but unpaid under the Loan, pro rata against the Tranches;

(e)	fifthly, in or towards payment of any break costs for unwinding any Hedging Agreement;

(f)	sixthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

36.6	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. The Borrower agrees not to withhold payment of amounts due to the Lenders or the Guarantors under this Agreement on the grounds that it has any claims, rights of action, entitlements or demands against any third party.

36.7	Business Days

(a)

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

36.8	Currency of account

The Borrower shall pay:

(a)	any amount payable under this Agreement, except as otherwise provided for herein, in NOK or USD (as the case may be); and

(b)	all payments of costs and Taxes in the currency in which the same were incurred.

37.	SET-OFF

(a)

A Finance Party may, to the extent permitted by law, set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)

The Borrower hereby agrees and accepts that this Clause 31 (Set-off) shall constitute a waiver of the provisions of Section 29 of the FA Act and further agrees and accepts that, to the extent permitted by law, Section 29 of the FA Act shall not apply to this Agreement.

38.	NOTICES

38.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email, telefax or letter. Any such notice or communication addressed as provided in Clause 32.2 (Addresses) will be deemed to be given or made as follows:

(a)	if by letter, when delivered at the address of the relevant Party;

(b)	if by telefax, when received;

(c)	if by email, when receipt is confirmed by the relevant Party.

However, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place.

38.2	Addresses

Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address and telefax number of each Party and marked for the attention of the department or persons set out below and:

The Obligors and the Security Provider:

c/o Tidewater Inc.

6002 Rogerdale Road, Suite 600

Houston, TX 77072

Attn: –Daniel Hudson - Vice President, General Counsel and Corporate Secretary

Telefax no.: +1 888-909-0946

Email: dhudson@tdw.com

Website Address: www.tdw.com

The Bank Guarantor:

DNB Bank ASA, Grand Cayman Branch

c/o DNB Bank ASA, New York Branch

200 Park Avenue, New York, NY 10166, USA

Attn:     Helene Steen / Trade Finance Department

Telefax no.: +1 212 681 3900

E-mail:     Helene.Steen@dnb.no / tradefinance dnbny@dnb.no

The Agent:

DNB Bank ASA, New York Branch

200 Park Avenue, New York, NY 10166, USA

Attn: Credit Middle Office / Loan Administration

Telefax no.: +1 212 681 3900

E-mail: magdalena.brzostowska@dnb.no/nyloanscsd@dnb.no

EKN:

Eksportkreditt Norge AS

Postboks 1315, N-0120 Oslo, Norway

Attn: Loan administration

Telefax no.: +47 22 31 35 01

Email: loanadm@eksportkreditt.no

KLP:

Kommunal Landspensjonskasse Gjensidig Forsikringsselskap

Postboks 400, N-0103 Oslo, Norway

Attn: Anne Skappel

Telefax no.: +47 22 03 36 00

Email: anne.kristine.skappel@klp.no

GIEK:

Garantiinstituttet for Eksportkreditt

Postboks 1763 Vika, N-0122 Oslo, Norway Attn: Vibeke Stray

Email: postmottak@giek.no/vst@giek.no

or any substitute address and/or telefax number and/or marked for such other attention as the Party may notify to the other Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days’ prior notice.

38.3	Communication with the Borrower

All communication from or to the Borrower shall be sent through the Agent.

38.4	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

39.	CALCULATIONS AND CERTIFICATES

39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Norwegian Interbank Market differs, in accordance with that market practice.

40.	MISCELLANEOUS

40.1	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired.

40.2	Remedies and waivers

No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

40.3	Disclosure of information and confidentiality

Each of the Agent and the Finance Parties agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Finance Document or any action or proceeding relating to this Agreement or any other Finance Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Clause, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement or any eligible assignee invited to be a Finance Party pursuant to terms of this Agreement any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Obligor and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Obligor or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of Tidewater Inc., or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Clause or (y) becomes available to the Agent, any Finance Party or any of their respective Affiliates on a nonconfidential basis from a source other than a Obligor.

For purposes of this Clause, “Information” means all information received from any Obligor or any Subsidiary thereof relating to any Obligor or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Agent or any Finance Party on a nonconfidential basis prior to disclosure by any Obligor or any Subsidiary thereof, provided that, in the case of information received from an Obligor or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Clause shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agent and the Finance Parties acknowledge that (a) the Information may include material non-public information concerning an Obligor or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

Notwithstanding the above, following execution of definitive documentation and after written confirmation that Tidewater Inc. has made all necessary filings with the SEC (or other applicable Governmental Authority), the Lenders and the Guarantors have the right, at its own expense and after the date of the Amendment Agreement no. 2, to publish information about its participation in the Facility and for such purpose use Tidewater Inc.’s’ logo and trademark in connection with such publication; provided that, such publication shall not include pricing information or other information requested by Tidewater Inc. to be omitted from such publications.

40.4	“Know your customer” checks

(a)	If:

(i)

the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (whether in public regulation or in internal regulation of any of the Finance Parties) made after the Closing Date;

(ii)	(any change in the status of the Obligors or the composition of the shareholders of the Obligors after the Closing Date;

(iii)	a proposed assignment or transfer by a Finance Party of any of its rights and/or obligations under this Agreement to a party that is not a Finance Party prior to such assignment or transfer; or

(iv)	any internal requirements or routines of any of the Finance Parties,

obliges the Agent or any Finance Party (or, in the case of paragraph (iii) above, any prospective new Finance Party) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, promptly upon the request of the Agent or any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Finance Party) or any Finance Party (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Finance Party) in order for the Agent, such Finance Party or, in the case of the event described in paragraph (c) above, any prospective new Finance Party to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Finance Party shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Finance Parties or prospective new Finance Parties pursuant to the transactions contemplated in the Finance Documents.

40.5	Conflicting provisions

In case of conflict between this Agreement and the terms of any of the other Finance Documents, the terms and conditions of this Agreement shall prevail.

40.6	Publicity

Any publicity regarding the Facility shall be agreed with the Lenders and the Guarantors in advance, save for such information which the Obligors are obliged to publish pursuant to mandatory law or stock exchange regulations.

41.	AMENDMENTS AND WAIVERS

41.1	Required consents

(a)

Any term of the Finance Documents may be amended or waived only with the consent of the Agent (acting on the instructions of all the Finance Parties) and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

41.2	Replacement of Screen Rate

If a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(ii)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders), the Borrower and each of the Security Agent and the Arranger, to the extent such amendments would affect the rights and obligations of the Security Agent and/or the Arranger, acting in their capacity as such.

42.	GOVERNING LAW AND ENFORCEMENT

42.1	Governing law

This Agreement shall be governed by Norwegian law.

42.2	Jurisdiction

(a)

Each Party agrees that the Oslo District Court (Oslo tingrett), Norway, have jurisdiction to settle any disputes arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Agreement, and each Party accordingly submits to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett).

(b)

Nothing in this Clause 36.2 (Jurisdiction) shall limit the right of the Finance Parties to commence proceedings against the Borrower in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

42.3	Service of Process

Without prejudice to any other mode of service, each Obligor (not being a Norwegian Person):

(a)

hereby, for the purpose of notification and service of process in relation to any suit, action or proceeding to be brought against it in Norway in connection with this Agreement or any other Finance Document, including but not limited to receipt of notices (No: motta varsler) and acceptance of service of process (No: vedta forkynnelse), unconditionally and irrevocably appoints the Borrower as its agent (No: representant) for delivery and acceptance of any such notices and any such process;

(b)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

(c)	consents to the service of process to any such proceedings before the Norwegian courts by prepaid posting of a copy of the process to its address for the time being applying under Clause 32 (Notices).

Schedule 3
Part I – The original finance parties

1.	Commitment; Loan

Lender	Commitment for Troms Sirius Tranche:	Commitment for Troms Arcturus Tranche:	Commitment for Troms Mira Tranche:	Commitment for Troms Hera Tranche	Total Commitment :
EKN	NOK 178,920,000	NOK 300,000,000	USD 29,488,003	0	NOK 478,920,000 USD 29,488,003
KLP	0	0	0	USD 31,338,360	USD 31,338,360
Total:	NOK 178,920,000	NOK 300,000,000	USD 29,488,003	USD 31,338,360	NOK 478,920,000 USD 60,826,363

Part II      The original Guarantors

2.	Commitment; Guarantees

Guarantors:	Commitment for Troms Sirius Tranche:	Commitment for Troms Arcturus Tranche:	Commitment for Troms Mira Tranche:	Commitment for Troms Hera Tranche :	Total Commitment :
GIEK	NOK 89,460,000	NOK 150,000,000	USD 26,539,202.70	USD 26,521,703	NOK 239,460,000 + USD 53,060,905.70
DNB Bank ASA, Grand Cayman Branch	NOK 89,460,000	NOK 150,000,000	USD 2,948,800.30	USD 4,816,657	NOK 239,460,000 + USD 7,765,457.30
Total	NOK 178,920,000	NOK 300,000,000	USD 29,488,003	USD 31,338,360	NOK 478,920,000 + USD 60,826,363

Schedule 4
Conditions Precedent

TROMS MIRA TRANCHE

1.	Finance Documents

(a)	A Drawdown Request.

(b)	A Guarantee Request.

(c)	The Troms Mira Bank Guarantee.

(d)	The Troms Mira GIEK Guarantee.

(All Finance Documents to be delivered in original).

2.	Vessel documents

(a)

Evidence (by way of transcript of registry) that MV “Troms Mira” is, or will be on the Delivery Date, registered in the name of the Shipowning Company in the Isle of Man Ship Register or such other ship register acceptable to the Finance Parties, free of all liens of whatsoever nature.

(b)	Such documents relating to the Vessels as required by the Agent on behalf of the Finance Parties.

3.	Other documents

(a)

Evidence that the Borrower has paid to the Agent all Guarantee Premium, fees, costs and expenses due and payable on the Drawdown Date of the Troms Mira Tranche pursuant to the terms of the Term Loan Facility Agreement.

(b)	Favourable legal opinions in form and substance satisfactory to the Finance Parties from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

(c)

Written confirmation from the law firm Advokatfirmaet Simonsen Vogt Wiig AS acting for the Finance Parties addressed to the Lender that (i) that all conditions precedent for disbursing the Troms Mira Tranche have been fulfilled, (ii) that all conditions precedent related to the Drawdown of the Troms Mira Tranche have been fulfilled and (iii) that all conditions set by GIEK and the Bank Guarantor for issuing the Troms Mira Guarantees are included in the Finance Documents.

(d)	Any other document, authorization, or assurance reasonably required by the Agent.

(e)	If relevant, assurance that any withholding tax will be paid or application to tax authorities is or will be sent.

TROMS HERA TRANCHE

4.	Finance Documents

(a)	A Drawdown Request.

(b)	A Guarantee Request.

(c)	The Troms Hera Bank Guarantee.

(d)	The Troms Hera GIEK Guarantee.

(All Finance Documents to be delivered in original).

5.	Vessel documents

(a)

Evidence (by way of transcript of registry) that MV “Troms Hera” is, or will be on the Delivery Date, registered in the name of the Shipowning Company in the Isle of Man Ship Register or such other ship register acceptable to the Finance Parties, free of all liens of whatsoever nature.

(b)	Such documents relating to the Vessels as required by the Agent on behalf of the Finance Parties.

6.	Other documents

(a)

Evidence that the Borrower has paid to the Agent all Guarantee Premium, fees, costs and expenses due and payable on the Drawdown Date of the Troms Hera Tranche pursuant to the terms of the Term Loan Facility Agreement.

(b)	Favourable legal opinions in form and substance satisfactory to the Finance Parties from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

(c)

Written confirmation from the law firm Advokatfirmaet Simonsen Vogt Wiig AS acting for the Finance Parties addressed to the Lender that (i) that all conditions precedent for disbursing the Troms Hera Tranche have been fulfilled, (ii) that all conditions precedent related to the Drawdown of the Troms Hera Tranche have been fulfilled and (iii) that all conditions set by GIEK and the Bank Guarantor for issuing the Troms Hera Guarantees are included in the Finance Documents.

(d)	Any other document, authorization, or assurance reasonably required by the Agent.

(e)	If relevant, assurance that any withholding tax will be paid or application to tax authorities is or will be sent.

Schedule 5      (Request)
Part I – Form of drawdown request

To: DNB Bank ASA, New York Branch, as Agent

From: Troms Offshore Supply AS

Date:

TROMS OFFSHORE SUPPLY AS - NOK 478,962,040 + USD 65,895,226.58 TERM LOAN FACILITY AGREEMENT ORIGINALLY DATED 25 MAY 2012 (AS AMENDED FROM TIME TO TIME, THE “AGREEMENT”)

1.	We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

2.	We refer to the above-mentioned Agreement and hereby:

(i)	confirm that the Drawdown Date of the Troms [•] [Tranche] is to be [•];

(ii)	select an Interest Period of six (6) months in respect of the Troms [•][Tranche]; and

(iii)	request that [Tranche] in the amount of [•] is disbursed to:

[INSERT ACCOUNT DETAILS]

3.	We confirm that each condition specified in Clause 0 (Further conditions precedent) is satisfied on the date of this Drawdown Request.

4.	This Drawdown Request is irrevocable.

Yours faithfully
TROMS OFFSHORE SUPPLY AS

By:
Name:
Title:
Company:

Part II      – Form of Bank guarantee request

To:     DNB Bank ASA, New York Branch, as Agent

From:     Troms Offshore Supply AS

Date:

TROMS OFFSHORE SUPPLY AS - NOK 478,962,040 + USD 65,895,226.58 TERM LOAN FACILITY AGREEMENT ORIGINALLY DATED 25 MAY 2012 (AS AMENDED FROM TIME TO TIME, THE “AGREEMENT”)

1.	We refer to the Agreement. This is a Guarantee Request. Terms defined in the Agreement have the same meaning in this Guarantee Request unless given a different meaning in this Drawdown Request.

2.	We wish for the Bank Guarantee to be issued on the following terms:

Proposed Drawdown Date:     [•] (or, if that is not a Business Day, the next Business Day)

Relating to:                             The Troms [•] Tranche

Bank Guarantor:                      DNB Bank ASA, Grand Cayman Branch

Amount:                                  [NOK] [USD] [•]

3.	We confirm that each condition specified in Clause 0 (Further conditions precedent) is satisfied on the date of this Guarantee Request.

4.	The Bank Guarantee should be issued in favour of Eksportkreditt Norge AS, substantially in the form set out in Schedule 5 (Form of Bank Guarantee) to the Agreement.

5.	This Guarantee Request is irrevocable.

Yours faithfully
TROMS OFFSHORE SUPPLY AS

By:
Name:
Title:
Company:

Schedule 6
Form of Compliance Certificate

Date:_________________

To:     DNB Bank ASA, New York Branch, as Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Facility Agreement originally dated as of May 25, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” capitalised terms used herein and not otherwise defined herein shall have the meanings specified therefore in the Agreement), among, inter alia, Troms Offshore Supply AS, Tidewater Inc., a Delaware corporation (the “Company”), its wholly owned Domestic Subsidiaries (together with the Company, collectively, the “Corporate Guarantors”), Eksportkreditt Norge AS and Kommunal Landspensjonskasse Gjensidige Forsikringsselskap (the “Lenders”), Garantiinstituttet for Eksportkreditt (“GIEK”), DNB Bank ASA, Grand Cayman Branch (the “Bank Guarantor”), DNB Bank ASA, New York Branch (the “Agent”), and DNB Bank Markets, Inc. (the “Arranger and Bookrunner”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he is the [●] of the Company, and that, as such, he is authorized to execute and deliver this Compliance Certificate to the Agent and the Finance Parties on behalf of the Company, and that:

1.

[If in connection with the end of a fiscal year: The undersigned Responsible Officer hereby certifies that in the course of the performance by the undersigned of my duties as an officer of Tidewater Inc., the undersigned will normally have knowledge of any default by Tidewater Inc. in the performance of any of its obligations contained in the Agreement and to the undersigned’s knowledge Tidewater Inc. and the Subsidiaries [are not in default in the performance or observance of any of the terms, provisions and conditions of the Agreement] [or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which the undersigned may have knowledge and what action Tidewater Inc. is taking or proposes to take with respect thereto].]

2.

The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and condition (financial or otherwise) of the Obligors during the accounting period covered by such financial statements.

3.

Consolidated Interest Coverage Ratio. [The requirement of the Agreement for the relevant period is [●], and as of the end of the last relevant fiscal quarter of Tidewater Inc. it was [●], ] [The requirement of the Agreement is waived for the relevant fiscal quarter,] and we are therefore in compliance with Clause 23.14 (a).

4.

Minimum Liquidity. The sum of the Liquidity of the Notes Parties plus any amounts available but not drawn under any revolving credit facilities of Tidewater Inc. or any of its Subsidiaries is USD [●] in excess of the amount of cash pledged by the Notes Parties to secure letters of credit and other performance-related obligations and (ii) the sum of the Liquidity of Tidewater Inc. and all of its Subsidiaries plus any amounts available but not drawn under any revolving credit facilities of Tidewater Inc. or any of its Subsidiaries is USD [●] (inclusive of the amount of cash pledged to secure letters of credit and other performance-related obligations), and we are therefore in compliance with Clause 23.14 (b).

5.

A review of the activities of the Obligors during the [[ ] fiscal year / financial quarter] of Tidewater Inc. has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Obligors performed and observed all their obligations under the Finance Documents, to the best knowledge of the undersigned, during such [quarterly / annual period], the Obligors performed and observed each covenant and condition of the Finance Documents applicable to them, and no Default has occurred and is continuing, and the Obligors were in compliance with the requirements of Clauses 21, 22, 23 and 24 of the Agreement, during the quarterly or annual period covered by the earnings reports most recently released.

6.

The representations and warranties of the Obligors contained in Clause 20 (Representations and Warranties) of the Agreement or any other Finance Document, or which are contained in any document furnished at any time under or in connection with the Finance Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

7.	The financial covenant analyses and information set forth on the annexes attached hereto are true and accurate on and as of the date of this Compliance Certificate.]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of     .

By:
Name:
Title:
Company: TIDEWATER INC.

Schedule 7
Form of Troms Mira bank guarantee

ON DEMAND GUARANTEE (NO. PÅKRAVSGARANTI)

(hereinafter the “Guarantee”)

Whereas EKSPORTKREDITT NORGE AS (“Eksportkreditt”) has entered into a term loan facility agreement with TROMS OFFSHORE SUPPLY AS, Norwegian registration no. 995 541 467, with registered offices at Strandveien 106, N-9006 Tromsø, Norway (the “BORROWER”) originally dated 25 May 2012 (as later amended and restated) (as the same may be amended, supplemented, varied and/or restated from time to time, the “Loan Agreement”) in respect inter alia of a tranche in the amount of USD [ ] (the “Principal Amount”).

Definitions used in the Loan Agreement shall have the same meaning when used herein.

We, DNB BANK ASA, GRAND CAYMAN BRANCH (the “GUARANTOR”) hereby unconditionally and irrevocably guarantee, as for our own debt, the due and punctual repayment to EKSPORTKREDITT the amount of [•] equal to ten per cent. (10%) of the Principal Amount outstanding at any time under the Troms Mira Tranche, plus ten per cent. (10%) of all incurred and outstanding

(i)	interest,

(ii)	default interest, and

(iii)	all other amounts

payable by the BORROWER to EKSPORTKREDITT in accordance with the Troms Mira Tranche of the Loan Agreement.

Ten per cent. (10%) of the Principal Amount under the Troms Mira Tranche and items i) - iii) above collectively referred to as the Guaranteed Amounts.

This Guarantee shall be payable immediately upon written demand (No. påkravsgaranti).

EKSPORTKREDITT may make a written demand under this Guarantee if (i) the Borrower in the opinion of EKSPORTKREDITT does not fulfil its payment obligations and/or (ii) any event occurs which in the opinion of EKSPORTKREDITT after consultation with the GUARANTOR constitutes an Event of Default under the Loan Agreement.

Following a demand under this Guarantee for the whole or part of the Principal Amount under the Troms Mira Tranche, the GUARANTOR has the option to pay its guarantee liability (i) in a lump sum, or (ii) in the amount of ten per cent. (10%) of each instalment remaining outstanding under the Troms Mira Tranche of the Loan Agreement, payable on the ordinary due date for each instalment.

If option (i) above is chosen, the GUARANTOR shall compensate EKSPORTKREDITT for Break Costs.

The GUARANTOR agrees that, except for a notice of demand, EKSPORTKREDITT is not obliged to give notice of any kind hereunder.

The GUARANTOR agrees that any conflict or dispute of whatsoever nature (including but not limited to) between EKSPORTKREDITT and the BORROWER, or between the relevant Builder and the Borrower, has no impact on the GUARANTOR’s obligation to pay under this Guarantee.

All payments under this Guarantee shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, present or future taxes, charges or otherwise whatsoever) unless such deduction or withholding is required by law, in which case the GUARANTOR shall pay such additional amount as will ensure that EKSPORTKREDITT receives the amount which it would have received but for such deduction or withholding.

This Guarantee is valid until the earlier of (a) the date the Guaranteed Amounts have been paid in full and (b) [ ] (the “Bank Guarantee Expiry Date”). Notwithstanding the foregoing any and all claims must have been made no later than three (3) months after the Bank Guarantee Expiry Date.

This Guarantee shall be governed by and construed in accordance with Norwegian law, and the GUARANTOR submits to the jurisdiction of the Norwegian Courts, with Oslo City Court as due venue.

Place __________________ Date ______________________

GUARANTOR

_________________________________________
(authorised signatory)

__________________________________________
(signatures in block letters)

Part II
Form of Troms Hera Bank Guarantee

ON DEMAND GUARANTEE (NO. PÅKRAVSGARANTI)

(hereinafter the “Guarantee”)

Whereas KOMMUNAL LANDSPENSJONSKASSE GJENSIDIG FORSIKRINGSSELSKAP (“KLP”) has entered into a term loan facility agreement with TROMS OFFSHORE SUPPLY AS, Norwegian registration no. 995 541 467, with registered offices at Strandveien 106, N-9006 Tromsø, Norway (the “BORROWER”) originally dated 25 May 2012 (as later amended and restated) (as the same may be amended, supplemented, varied and/or restated from time to time, the “Loan Agreement”) in respect inter alia of a tranche in the amount of USD [ ] (the “Principal Amount”).

Definitions used in the Loan Agreement shall have the same meaning when used herein.

We, DNB BANK ASA, GRAND CAYMAN BRANCH (the “GUARANTOR”) hereby unconditionally and irrevocably guarantee, as for our own debt, the due and punctual repayment to KLP the amount of [ ] equal to 15.369844% of the Principal Amount outstanding at any time under the Troms Hera Tranche, plus 15.369844% of all incurred and outstanding

(i)	interest,

(ii)	default interest, and

(iii)	all other amounts

payable by the BORROWER to KLP in accordance with the Troms Hera Tranche of the Loan Agreement.

15.369844% of the Principal Amount under the Troms Hera Tranche and items i) - iii) above collectively referred to as the Guaranteed Amounts.

This Guarantee shall be payable immediately upon written demand (No. påkravsgaranti).

KLP may make a written demand under this Guarantee if (i) the Borrower in the opinion of KLP does not fulfil its payment obligations and/or (ii) any event occurs which in the opinion of KLP after consultation with the GUARANTOR constitutes an Event of Default under the Loan Agreement.

Following a demand under this Guarantee for the whole or part of the Principal Amount under the Troms Hera Tranche, the GUARANTOR has the option to pay its guarantee liability (i) in a lump sum, or (ii) in the amount of 15.369844% of each instalment remaining outstanding under the Troms Hera Tranche of the Loan Agreement, payable on the ordinary due date for each instalment.

If option (i) above is chosen, the GUARANTOR shall compensate KLP for Break Costs.

The GUARANTOR agrees that, except for a notice of demand, KLP is not obliged to give notice of any kind hereunder.

The GUARANTOR agrees that any conflict or dispute of whatsoever nature (including but not limited to) between KLP and the BORROWER, or between the relevant Builder and the Borrower, has no impact on the GUARANTOR’s obligation to pay under this Guarantee.

All payments under this Guarantee shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, present or future taxes, charges or otherwise whatsoever) unless such deduction or withholding is required by law, in which case the GUARANTOR shall pay such additional amount as will ensure that KLP receives the amount which it would have received but for such deduction or withholding.

This Guarantee is valid until the earlier of (a) the date the Guaranteed Amounts have been paid in full and (b) [ ] (the “Bank Guarantee Expiry Date”). Notwithstanding the foregoing any and all claims must have been made no later than three (3) months after the Bank Guarantee Expiry Date.

This Guarantee shall be governed by and construed in accordance with Norwegian law, and the GUARANTOR submits to the jurisdiction of the Norwegian Courts, with Oslo City Court as due venue.

Place __________________ Date ______________________

GUARANTOR

_________________________________________
(authorised signatory)

__________________________________________
(signatures in block letters)

Schedule 8
Form of Notice of Assignment of the Loan and the Guarantees

N/A

Schedule 9
Repayment Schedule

TROMS SIRIUS TRANCHE

Sirius Tranche (NOK)	Repayment Date (MM/DD/YY)	Repayment amount
178 920 000	5/30/14	8 520 000,00
	11/28/14	8 520 000,00
	5/29/15	8 520 000,00
	11/27/15	8 520 000,00
	5/31/16	8 520 000,00
	11/28/16	8 520 000,00
	5/29/17	8 520 000,00
	11/27/17	8 520 000,00
	5/28/18	8 520 000,00
	11/26/18	8 520 000,00
	5/28/19	8 520 000,00
	11/26/19	8 520 000,00
	5/27/20	8 520 000,00
	11/25/20	8 520 000,00
	12/15/20	8 520 000,00
	5/27/21	26 931 919,00
	11/25/21	4 031 347,00
	5/27/22	4 031 347,00
	11/25/22	4 031 347,00
	5/29/23	4 031 347,00
	11/27/23	4 031 347,00
	5/29/24	4 031 347,00

178 920 000,00

TROMS ARCTURUS TRANCHE

Arcturus Tranche (NOK)	Repayment Date (MM/DD/YY)	Repayment amount
300 000 000	7/28/14	12 500 000,00
	1/28/15	12 500 000,00
	7/28/15	12 500 000,00
	1/28/16	12 500 000,00
	7/28/16	12 500 000,00
	1/30/17	12 500 000,00
	7/28/17	12 500 000,00
	1/29/18	12 500 000,00
	7/30/18	12 500 000,00
	1/28/19	12 500 000,00
	7/29/19	12 500 000,00
	1/28/20	12 500 000,00
	7/28/20	12 500 000,00
	12/15/20	12 500 000,00
	1/28/21	62 270 087,00
	7/28/21	6 272 991,30
	1/28/22	6 272 991,30
	7/28/22	6 272 991,30
	1/30/23	6 272 991,30
	7/28/23	6 272 991,30
	1/09/24	6 272 991,30
	7/29/24	6 272 991,30
	1/28/25	6 272 991,30
	7/28/25	6 272 991,30
	1/28/26	6 272 991,30

300 000 000,00

TROMS MIRA TRANCHE

Mira Tranche (USD)	Repayment Date (MM/DD/YY)	Repayment amount
29 488 003	7/07/15	1 228 666,79
	1/07/16	1 228 666,79
	7/07/16	1 228 666,79
	1/09/17	1 228 666,79
	7/07/17	1 228 666,79
	1/08/18	1 228 666,79
	7/09/18	1 228 666,79
	1/07/19	1 228 666,79
	7/08/19	1 228 666,79
	1/07/20	1 228 666,79
	7/07/20	1 228 666,79
	12/15/20	1 228 666,79
	1/07/21	7 231 049,00
	7/07/21	626 079,00
	1/07/22	626 079,00
	7/07/22	626 079,00
	1/09/23	626 079,00
	7/07/23	626 079,00
	1/08/24	626 079,00
	7/08/24	626 079,00
	1/07/25	626 079,00
	7/07/25	626 079,00
	1/07/26	626 079,00
	7/07/26	626 079,00
	1/07/27	626 079,00

29 488 003

TROMS HERA TRANCHE

Hera Tranche (USD)	Repayment Date (MM/DD/YY)	Repayment amount
31 338 360	10/14/15	1 305 765,00
	4/14/16	1 305 765,00
	10/14/16	1 305 765,00
	4/18/17	1 305 765,00
	10/16/17	1 305 765,00
	4/16/18	1 305 765,00
	10/15/18	1 305 765,00
	4/15/19	1 305 765,00
	10/15/19	1 305 765,00
	4/14/20	1 305 765,00
	10/14/20	1 305 765,00
	12/15/20	1 305 765,00
	4/14/21	8 224 751,00
	10/14/21	620 369,08
	4/14/22	620 369,08
	10/14/22	620 369,08
	4/14/23	620 369,08
	10/16/23	620 369,08
	4/15/24	620 369,08
	10/15/24	620 369,08
	4/14/25	620 369,08
	10/14/25	620 369,08
	4/14/26	620 369,08
	10/14/26	620 369,08
	4/14/27	620 369,08

31 338 360

SIGNATORIES:

The Borrower:
TROMS OFFSHORE SUPPLY AS
By: (sign.)
Name:
Title:

The Corporate Guarantors:	The Wholly Owned Domestic Subsidiaries / Corporate Guarantors:
TIDEWATER INC.
GULF FLEET SUPPLY VESSELS, L.L.C. HILLIARD OIL & GAS, INC.
By: (sign.)	JAVA BOAT CORPORATION
Name: Title:	PAN MARINE INTERNATIONAL DUTCH HOLDINGS, L.L.C.
POINT MARINE, L.L.C.
QUALITY SHIPYARDS, L.L.C.
TIDEWATER CORPORATE SERVICES, L.L.C.	S.O.P., INC.
TIDEWATER GOM, INC.
By: (sign.)	TIDEWATER MARINE, L.L.C.
Name:	TIDEWATER MARINE FLEET, L.L.C.
Title:	TIDEWATER MARINE HULLS, L.L.C.
TIDEWATER MARINE INTERNATIONAL DUTCH HOLDINGS, L.L.C.
TIDEWATER MEXICO HOLDING, L.L.C By: (sign.) Name: Title:	TIDEWATER MARINE SAKHALIN, L.L.C. TIDEWATER MARINE SHIPS, L.L.C. TIDEWATER MARINE VESSELS, L.L.C. TIDEWATER MARINE WESTERN, LLC TIDEWATER SUBSEA, L.L.C.
TIDEWATER SUBSEA ROV, L.L.C. TIDEWATER VENTURE, INC.
TWENTY GRAND (BRAZIL), L.L.C. TWENTY GRAND MARINE SERVICE, L.L.C. ZAPATA GULF MARINE, L.L.C.
By: (sign.)
Name: Title:

The Vessel Owner:	TIDE STATES, L.L.C.
By: Tidewater Marine, L.L.C.
TROMS OFFSHORE FLEET HOLDING AS	Its: Manager
By: (sign.)	By: (sign.)
Name:	Name:
Title:	Title:
TIDE STATES VESSELS, L.L.C.
By: Tidewater Marine, L.L.C. Its: Manager By: (sign.)
The Security Provider:	Name:
Title:
JB HOLDING COMPANY BV
By: (sign.)	GULFMARK MANAGEMENT, INC. GORGON NEWCO, LLC
Name:	GOMI HOLDINGS. INC.
Title:	GULFMARK CAPITAL, LLC GULFMARK FOREIGN INVESTMENTS LLC GM OFFSHORE, INC. GULFMARK AMERICAS, INC. GULFMARK THAILAND, LLC
By: (sign.)
Name: Title:

The Lenders:

EKSPORTKREDITT NORGE AS	KOMMUNAL LANDSPENSJONSKASSE
GJENSIDIGE FORSIKRINGSSELSKAP
By: (sign.)	By: (sign.)
Name:	Name:
Title:	Title:

Bank Guarantor:	GIEK:

DNB BANK ASA, GRAND CAYMAN BRANCH	GARANTIINSTITUTTET FOR EKSPORTKREDITT
By: (sign.)	By: (sign.)
Name:	Name:
Title:	Title:

The Agent:

DNB BANK ASA, NEW YORK BRANCH
By: (sign.)
Name:
Title:

The Arranger and Bookrunner:

DNB MARKETS, INC.
By: (sign.)
Name:
Title: